UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

3

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CBRE Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement
and Notice of
Annual Meeting

May 21, 2026

2026

New York’s iconic Lever House will be the home of CBRE’s global financial headquarters, opening this year.

Photo: Courtesy of Brookfield Properties

2121 North Pearl Street, Suite 300 Dallas, Texas 75201 (214) 979-6100

April 3, 2026

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of CBRE Group, Inc., I cordially invite you to attend our annual meeting of stockholders on Thursday, May 21, 2026 at 11:00 a.m. (Central Time) (the Annual Meeting or the 2026 Annual Meeting). The 2026 Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the 2026 Annual Meeting, vote your shares electronically, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/CBRE2026. Stockholders will be able to listen, vote, and submit questions from their home or any location with internet connectivity. To participate in the meeting, you must have the 16-digit number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail. The notice of meeting and proxy statement that follow describe the business that we will consider at the meeting.

We hope that you will be able to attend the meeting via our live webcast. However, regardless of whether you attend the meeting, your vote is very important. We are pleased to again offer multiple options for voting your shares. Regardless of whether you attend, please take advantage of this opportunity to vote your shares.*

Thank you for your continued support of CBRE Group, Inc.

Robert E. Sulentic

Chair, President, and Chief Executive Officer

* Please see page 1 of this Proxy Statement for the many options available to vote your shares and other details on how you can participate in our Annual Meeting.

Notice of 2026 Annual

Meeting of Stockholders

Date: Thursday, May 21, 2026 Time: 11:00 a.m. (Central Time) Virtual Meeting Website: www.virtualshareholdermeeting.com/CBRE2026 Record Date: March 23, 2026

Your Vote Matters — How to Vote:

Online Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card, voter instruction form, or notice.

Phone Call 1-800-690-6903 or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form, or notice.

Mail Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.

Via Webcast During the Annual Meeting

Visit www.virtualshareholdermeeting.com/CBRE2026. You will need the 16-digit number included in your proxy card, voter instruction form, or notice. Online access begins at 10:45 a.m. (Central Time).

Agenda:

1. Elect the 10 Board-nominated directors named in the Proxy Statement;

2. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

3. Conduct an advisory vote on named executive officer compensation for the fiscal year ended December 31, 2025;

4. If properly presented, consider a stockholder proposal regarding our stockholders’ ability to call special stockholder meetings; and

5. Transact any other business properly introduced at the Annual Meeting.

Your vote is important, and you are encouraged to vote promptly whether or not you plan to virtually attend the 2026 Annual Meeting of Stockholders.

We hope that you can attend the Annual Meeting. Regardless of whether you will attend via our live webcast, please complete and return your proxy so that your shares can be voted at the Annual Meeting in accordance with your instructions.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to be held on Thursday, May 21, 2026: Our Proxy Statement and 2025 Annual Report are available free of charge on our website or www.proxyvote.com.

We believe that this allows us to provide you with the information that you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

April 3, 2026

By Order of the Board of Directors

Chad J. Doellinger

Chief Legal & Administrative Officer and Corporate Secretary

This Proxy Statement and accompanying proxy card are first being made available on or about April 3, 2026. References in this Proxy Statement to “CBRE,” “the company,” “we,” “us,” or “our” refer to CBRE Group, Inc. and include all of its consolidated subsidiaries, unless otherwise indicated or the context requires otherwise. References to “the Board” refer to our Board of Directors. A copy of our Annual Report for the fiscal year ended December 31, 2025, including financial statements, is being sent simultaneously with this Proxy Statement to each stockholder who requested paper copies of these materials and will also be available at www.proxyvote.com.

CBRE 2026 PROXY STATEMENT	PROXY SUMMARY	1

Proxy Summary

To help you review the proposals to be voted upon at our 2026 Annual Meeting, we have summarized important information in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. This summary does not contain all of the information that you should consider, and you should carefully read the entire Proxy Statement and Annual Report on Form 10-K before voting.

Voting Stockholders of record as of March 23, 2026 may cast their votes in any of the following ways:

Online Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card, voter instruction form, or notice.	Phone Call 1-800-690-6903 or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form, or notice.	Mail Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.

Via Webcast During the Annual Meeting

Visit www.virtualshareholdermeeting.com/CBRE2026. You will need the 16-digit number included in your proxy card, voter instruction form, or notice. Online access begins at 10:45 a.m. (Central Time).

Voting Matters and Board Recommendation

Proposals	Board recommendation	Page reference

1. Elect Directors	FOR each nominee	21

2. Ratify the Appointment of Independent Registered Public Accounting Firm for 2026	FOR	35

3. Advisory Vote to Approve Named Executive Officer Compensation for 2025	FOR	38

4. If Properly Presented, Consider a Stockholder Proposal Regarding Special Stockholder Meetings	AGAINST	91

CBRE 2026 PROXY STATEMENT	PROXY SUMMARY	2

Corporate Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability, and helps build public trust in our company. Our governance practices include:

•
Robust director selection process resulting in a diverse Board in terms of professional experience, skills, tenure, gender, race, ethnicity, geography, and age
•
Strong lead independent director, elected by independent directors
•
8 out of 10 of our director nominees are independent
•
No “overboarding” by our directors on other public-company boards
•
Regular executive sessions, where independent directors meet without management present
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Annual Board, committee, and individual director evaluations and self-assessments
•
Active Board oversight of strategy, risk management, sustainability, social responsibility, and governance matters
•
Annual election of directors
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Majority voting standard for uncontested elections
•
Proxy access rights for director nominations
•
Stock ownership requirements for directors and executive officers
•
Policy restricting trading and prohibiting hedging, short-selling, and pledging of CBRE stock
•
Ongoing stockholder outreach and engagement
•
Stockholder rights to call a special meeting
•
No poison pill takeover defense plans

Our Board Nominees

Our Board nominees exhibit a mix of skills, experience, and perspectives:

Name	Age	Director Since	Principal Occupation	Independent	Committees	Other Public Company Boards

Brandon B. Boze	45	2012	Managing Principal of Bridges Capital LLC	●	– Audit – Finance and Investment	0

Vincent Clancy	61	2025	Board Chair and Chief Executive Officer of Turner & Townsend			0

Beth F. Cobert	67	2017	President, Affiliates and Strategic Partnerships of Strada Education Foundation	●	– Audit – Corporate Governance and Nominating	0

Reginald H. Gilyard	62	2018	Senior Advisor to The Boston Consulting Group	●	– Compensation (Chair)	3

Shira D. Goodman	65	2019	Executive Coach	●	– Compensation – Finance and Investment	2

Gerardo I. Lopez	66	2015	Former President & CEO at AMC Entertainment Holdings and at Extended Stay America Hotels	●	– Audit (Chair) – Corporate Governance and Nominating	3

Guy A. Metcalfe	58	2024	Former Managing Director and Global Chairman of Real Estate at Morgan Stanley	●	– Finance and Investment (Chair) – Compensation	2

Gunjan Soni	46	2024	Country Managing Director of YouTube India	●	– Audit	0

Robert E. Sulentic Board Chair	69	2012	Chair, President, and Chief Executive Officer of CBRE			0

Sanjiv Yajnik Lead Independent Director	69	2017	President of Capital One Financial Services	●	– Corporate Governance and Nominating (Chair)	0

CBRE 2026 PROXY STATEMENT	PROXY SUMMARY	3

Awards & Recognition

In 2025 and early 2026, we were recognized with the following awards and accolades:

MOST ADMIRED REAL ESTATE COMPANY Fortune’s most admired real estate company 2026	BEST CORPORATE CITIZENS Recognized by 3BL Media as among 100 best corporate citizens, seven years in a row	WORLD’S MOST ETHICAL COMPANY Ethisphere Institute, 13 consecutive years, including 2026

BEST USE OF AI, INTELLIGENT BUILDINGS Realcomm Digie Award for 2025	MOST RECOGNIZED COMMERCIAL REAL ESTATE BRAND Lipsey Company Survey, 25th consecutive year, including 2026	BEST MANAGED COMPANIES Ranked #55 out of 668 companies by The Wall Street Journal

MOST SUSTAINABLE U.S. COMPANIES Ranked #11 by Barron’s out of 1,000 companies in 2025, eight consecutive years in top 100	ECOVADIS Achieved silver recognition by ranking in the 94th percentile	CLIMATE CHANGE DISCLOSURE LEADER A- performance score by CDP, considered the global standard of environmental reporting

2025 NET ZERO LEADERS Ranked on Forbes list three years in a row	FTSE4GOOD 15 consecutive years	TOP 50 EMPLOYER FOR WOMEN Ranked by LATINA Style

DISABILITY EQUALITY INDEX Recognized as a Best Place to Work for Disability Inclusion, five years in a row	MILITARY FRIENDLY Named a Military and Military Spouse Friendly Employer in 2025 and achieved silver status	BEST PLACES TO WORK Ranked by Glassdoor in the top 100 out of 3.9 million companies

Our Corporate Strategy

We aspire to be the leading, at scale, global commercial real estate services and investment firm, defined by the superior outcomes we deliver for our constituents. The key elements of our strategy to deliver on our aspiration are:

•
Having a broad and deep presence across clients, service lines, asset types, and geography.
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Delivering strong organic and inorganic growth perpetuating the benefits of scale.
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Offering high-quality products that are integrated to deliver superior client solutions.
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Moving resources into resilient and secularly favored areas across the four dimensions of our business.
•
Maintaining a powerful functional, knowledge and digital platform.

CBRE 2026 PROXY STATEMENT	PROXY SUMMARY	4

2025 Business Highlights

Revenue	GAAP Net Income	GAAP EPS

$40.6B	$1.2B	$3.85

+13.4%	+19.5%	+22.6%

Core EBITDA (1)	Core EPS (1)

$3.3B	$6.38

+22.3%	+25.1%

1-Year Total Stockholder Return (2) (as of 12/31/2025)	3-Year Total Stockholder Return (2) (as of 12/31/2025)	5-Year Total Stockholder Return (2) (as of 12/31/2025)

22%	109%	156%

vs. 18% for S&P 500 (+5% outperformance)	vs. 86% for S&P 500 (+23% outperformance)	vs. 96% for S&P 500 (+60% outperformance)

(1)
These are non-GAAP financial measures. For definitions and more information, see Annex A of this Proxy Statement. Our Board and management use these non-GAAP financial measures to evaluate our performance and manage our operations. However, non-GAAP financial measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with GAAP. The term “GAAP,” as used in this Proxy Statement, means generally accepted accounting principles in the United States.
(2)
Inclusive of dividends, assuming reinvestment.

Company Performance and Financial Highlights

Our pay-for-performance approach aligns management and stockholder interests. The operating environment improved considerably in 2025. This is reflected in markedly increased property sales and leasing activity, broader capital availability, and strengthening market fundamentals. Furthermore, rising investor sentiment as well as large occupiers’ continued strong appetite for outsourcing services drove significant momentum across our platform. Overall, revenue increased 13.4% in our resilient businesses (which include facilities management, project management, property management, loan servicing, other portfolio services, recurring investment management fees, and valuations), and 13.6% in our transactional businesses (which include property sales, leasing, mortgage origination, carried interest and incentive fees in our investment management business, and development fees). In addition, Core EBITDA rose 22.3% while Core EPS increased 25.1%, compared to full year 2024. We deployed approximately $2.7 billion of capital in 2025. This included approximately $1.2 billion to acquire Pearce Services, a leading provider of advanced technical services for digital and power infrastructure, and approximately $468 million to acquire the remaining 60% equity interest in Industrious, a leading flexible workplace solutions and workplace experience company. We also deployed $956 million to repurchase 7,052,481 shares of our common stock. Even with this substantial capital deployment, we ended 2025 with 1.2x net leverage, giving us substantial liquidity to finance future growth.

CBRE 2026 PROXY STATEMENT	PROXY SUMMARY	5

Comparison of 5-Year Cumulative Total Return(1) among CBRE Group, Inc., the S&P 500 Index,(2) and Peer Group(3)

(1)
$100 invested on December 31, 2020 in stock or index-including reinvestment of dividends, fiscal year ending December 31.
(2)
Copyright© 2026 Standard & Poor’s, a division of S&P Global. All rights reserved.
(3)
Peer group contains companies with the following ticker symbols: CIGI, CWK, ISS, JLL, MMI, NMRK, SVS.L (London), and WD.

Executive Compensation Highlights

Our Pay-for-Performance Compensation Philosophy

Our executive compensation program is designed to:

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Align pay and performance;
•
Reinforce our corporate strategy;
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Attract and retain accomplished and high-performing executives; and
•
Motivate those executives to consistently achieve short- and long-term goals to further our corporate strategy.

To do this, we focus a significant percentage of our executive officers’ compensation on both annual and long-term incentive awards intended to drive growth in our business and in our share price in the short- and long-term, with a relatively modest portion of compensation paid in fixed base salary.

CBRE 2026 PROXY STATEMENT	PROXY SUMMARY	6

2025 Total Target Direct Compensation Mix

The total 2025 target direct compensation mix for our CEO is shown here:

CEO Target Compensation Mix

27.2%
Time-Based Equity Award
6.1%
Base Salary
12.3%
Annual Performance Award
81.6%
Tied to Stock Price Performance
93.9%
VARIABLE
66.7%
Tied to Financial and Strategic Performance
54.4%
Performance-Based Equity Award

2025 Performance and NEO Compensation

An improved operating environment supported strong growth for CBRE in 2025. Overall, revenue increased 13.4%. This included 13.4% revenue growth in our resilient businesses (which include facilities management, project management, property management, loan servicing, other portfolio services, recurring investment management fees, and valuations), and 13.6% revenue growth in our transactional businesses (which include property sales, leasing, mortgage origination, carried interest and incentive fees in our investment management business, and development fees). Core EBITDA rose 22.3%, while Core EPS increased 25.1%, compared to full year 2024. This resulted in above target payouts for our named executive officers with respect to their cash bonuses and 2025 Core EPS awards.

As part of the annual target compensation review, the Compensation Committee approved higher total annual compensation targets for each named executive officer except Mr. Hodari, who joined the company in January 2025. The compensation increases for Ms. Giamartino and Messrs. Sulentic and Kohli were delivered solely through equity awards, while Mr. Doellinger’s increase included adjustments to his base salary and bonus in addition to his equity award. All of these adjustments were implemented to keep our executive compensation competitive in the marketplace and to acknowledge the substantial accomplishments and contributions of each named executive officer in enhancing long-term shareholder value. Furthermore, the annual equity award structure was updated to further prioritize performance. Under this revised structure, both our CEO and other named executive officers now receive one-third of their target annual long-term equity award as time-based RSUs, with the remaining two-thirds granted as performance-based RSUs.

CBRE 2026 PROXY STATEMENT	PROXY SUMMARY	7

2025 NEO Total Annual Compensation

Set forth below is the 2025 annual compensation for our named executive officers. This table is not intended to be a substitute for the Summary Compensation Table required under Item 402(c) of Regulation S-K. You can find the Summary Compensation Table for fiscal year 2025 under the heading, “Executive Compensation—Summary Compensation Table.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Robert E. Sulentic
Chair, President, and Chief
Executive Officer	2025	1,350,000	—	19,023,324	3,638,824	312,891	24,325,039

Emma E. Giamartino
Chief Financial Officer and Chief Investment Officer	2025	775,000	—	5,102,505	1,476,347	38,578	7,392,430

Vikram Kohli
Chief Operating Officer and
Chief Executive Officer, Advisory Services	2025	850,000	1,450,000	5,696,094	1,684,019	38,898	9,719,011

Jamie Hodari
Chief Executive Officer, Building Operations & Experience and Chief Commercial Officer
	2025	669,231	—	4,954,560	1,307,509	38,578	6,969,878

Chad J. Doellinger
Chief Legal & Administrative
Officer and Corporate Secretary	2025	672,692	—	2,278,438	1,463,620	46,769	4,461,519

CBRE 2026 PROXY STATEMENT	PROXY SUMMARY	8

Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s sustainability targets, strategies, and goals. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this Proxy Statement. Any forward-looking statements speak only as of the date of this Proxy Statement and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in the company’s Annual Report for the year ended December 31, 2025, particularly those under the captions “Cautionary Note on Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as in the company’s press releases and other periodic filings with the SEC.

This Proxy Statement contains certain voluntary disclosures regarding our sustainability goals and related matters because we believe these matters are of interest to our investors; however, we do not believe these disclosures are “material” as that concept is defined by or construed in accordance with the securities laws or any other laws of the U.S. or any other jurisdiction, or as that concept is used in the context of financial statements and financial reporting. These disclosures speak only as of the date on which they are made, and we undertake no obligation and expressly disclaim any duty to correct or update such disclosures, whether as a result of new information, future events, or otherwise, except as required by applicable law.

CBRE 2026 PROXY STATEMENT	TABLE OF CONTENTS	9

CBRE 2026 PROXY STATEMENT	CORPORATE GOVERNANCE — GOVERNANCE HIGHLIGHTS	10

Corporate Governance

Our Corporate Governance framework is designed to strengthen the Board of Directors’ oversight of management and to serve the long-term interests of our stockholders, employees, and other stakeholders. Governance is a continuous focus for us, starting with our Board and committees of the Board that meet several times throughout the year, and extending to management and our employees. We are committed to maintaining the highest standards of business conduct and corporate governance.

Governance Highlights

Corporate Governance

• Robust director selection process resulting in a diverse Board in terms of professional experience, skills, tenure, gender, race, ethnicity, geography, and age

• Strong lead independent director, elected by independent directors

• 10 director nominees, 8 of whom are independent

• No “overboarding” by our directors on other public-company boards

• Annual Board, committee, and individual director evaluations and self-assessments

• Active Board oversight of strategy and risk management (including environmental, sustainability, social, and governance matters)

• Robust Standards of Business Conduct and governance policies

Compensation

• Pay-for-performance compensation program, which includes performance-based equity grants

• Annual “say on pay” votes, with most recent favorable “say on pay” vote of approximately 91.4%

• Stock ownership requirements for directors and executive officers

• Policy restricting trading and prohibiting hedging, short-selling, and pledging of CBRE stock

Stockholder Rights

• Annual election of all directors

• Majority voting requirement for directors in uncontested elections

• Stockholder rights to call special meetings

• No poison pill takeover defense plans

• Stockholders may act by written consent

• Proxy access for director nominations

• Ongoing stockholder outreach and engagement

Corporate Governance Materials The following materials, along with other Governance documents, are available on our website, https://ir.cbre.com/leadership/governance-documents.

• Anti-Corruption Policy

• Charter, By-Laws, and Board Committee Charters

• Compensation Clawback Policy

• Corporate Governance Guidelines

• Equity Award Policy

• Policy Regarding Transactions with Interested Parties and Corporate Opportunities

• Securities Compliance Policy

• Standards of Business Conduct

• Whistleblower Policy

These materials are also available in print to any person, without charge, by emailing us at investorrelations@cbre.com or by written request to:

Investor Relations Department

CBRE Group, Inc.

2121 North Pearl Street, Suite 300

Dallas, Texas 75201

CBRE 2026 PROXY STATEMENT	CORPORATE GOVERNANCE — GOVERNANCE HIGHLIGHTS	11

Governance Policies & Practices

Anti-Corruption Policy. Our global Anti-Corruption Policy contains strict prohibitions on any employee or agent of the company offering or providing anything that could be perceived as a bribe to gain or maintain any business advantage.

Compensation Clawback Policy. We have a policy that requires us to recover cash-based and performance-based-equity incentive compensation paid to any current or former Section 16 officer if there is a restatement of our financial results. The policy mandates clawback from any applicable officer who received an award overpayment, without regard to whether any misconduct occurred or whether an officer bears responsibility for the required restatement. Our Compensation Clawback Policy is described in greater detail under the heading “Compensation Discussion and Analysis—Section 6. Compensation Policies and Practices.”

Corporate Governance Guidelines. Our Board has adopted Corporate Governance Guidelines, which provide a framework within which our Board, assisted by its committees, directs our affairs.

Director Overboarding Policy. Our directors who are public company executive officers may serve on no more than one additional public company board. Directors who are not public company executive officers may serve on no more than three additional public company boards. Consideration is also given to the nature of and time involved in a director’s service on other boards (including public company leadership roles) and other outside commitments.

Equity Award Policy. We have an Equity Award Policy that is designed to maintain the integrity of the equity award process and to ensure compliance with all applicable laws. The Equity Award Policy sets forth the procedures that must be followed in connection with employee awards. Our Equity Award Policy is described in greater detail under the heading “Compensation Discussion and Analysis—Section 6. Compensation Policies and Practices.”

Policy Regarding Transactions with Interested Parties and Corporate Opportunities. Our Board has adopted a related-party transactions and corporate opportunities policy that directs our Audit Committee to review and approve, among other things, potential conflicts of interest between us and our directors and executive officers.

Securities Compliance Policy. We have a Securities Compliance Policy that contains policies and procedures governing the purchase, sale and/or other dispositions of our securities by all directors, executive officers, and employees. These policies and procedures are designed to promote compliance with insider trading laws, rules, and regulations. The Securities Compliance Policy, among other things, provides for pre-approval procedures for transactions by directors, “Section 16 officers” (as so designated by the Board and our Audit Committee under Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended), and certain other specified employees, prohibits short-selling, hedging, and pledging, and includes guidelines on the adoption of Rule 10b5-1 trading plans by covered individuals that are consistent with requirements of the Securities and Exchange Commission (SEC). From time to time, we engage in transactions involving our securities, including share repurchases. It is our policy to comply with all applicable securities and state laws and we have procedures in place to ensure appropriate review and approval by the Board or appropriate committee, as required, when engaging in transactions of our securities. We believe that the policies and procedures we have in place are reasonably designed to promote compliance with insider trading laws, rules, and regulations and listing standards applicable to CBRE.

Standards of Business Conduct. Our Board has adopted a Standards of Business Conduct policy that applies to all directors, officers, and employees outlining our corporate values and ethical standards, including our commitment to respect, integrity, service, and excellence. We are firmly committed to conducting business with the highest integrity and in compliance with the letter and spirit of the law. If the Board grants any waivers from the Standards of Business Conduct to any of our directors or executive officers, or if we amend such policies, we will, if required, disclose these matters through the Investor Relations section of our website on a timely basis.

Whistleblower Policy. We have a Whistleblower Policy that directs our Audit Committee to investigate complaints (received directly or through management) regarding:

•
deficiencies in or noncompliance with our internal accounting controls or accounting policies;
•
circumvention of our internal accounting controls;
•
fraud in the preparation or review of our financial statements or records;
•
misrepresentations regarding our financial statements or reports;
•
violations of legal or regulatory requirements; and
•
retaliation against whistleblowers.

CBRE 2026 PROXY STATEMENT	CORPORATE GOVERNANCE — STOCK OWNERSHIP REQUIREMENTS	12

Stock Ownership Requirements

In order to align the interests of our executives and Board members with the interests of our stockholders, the Compensation Committee has adopted executive officer stock ownership requirements that are applicable to all of our Section 16 officers and Mr. Clancy. In addition, our Board has adopted stock ownership requirements for non-employee directors.

Executive Officers

Our Section 16 officers and Mr. Clancy have a minimum common stock ownership requirement of two to six times their annual base salary. Our CEO’s minimum ownership requirement is six times his annual base salary and Mr. Clancy and our other named executive officers’ minimum ownership requirement is three times their annual base salary. If at any time an executive officer’s equity holdings do not satisfy these minimum ownership requirements, depending on his or her position, the executive must retain 100% (for our CEO) or 75% (for Mr. Clancy and our other named executive officers) of the shares remaining after payment of taxes and exercise price upon the exercise of stock options or upon the vesting of restricted stock or the settlement of vested restricted stock units, as applicable.

Shares that count toward compliance with the requirements include:

• shares owned outright (either directly or indirectly);

• shares issued upon the settlement of vested restricted stock units; and

• allocated shares in other company benefit plans.

Shares that do not count toward achievement of the requirements include:

• unexercised outstanding stock options (whether or not vested); and

• unvested/unearned restricted stock and restricted stock units.

Non-Employee Directors

Each non-employee director has a minimum common stock ownership requirement of five times the value of the annual stock grants made by us to the non-employee director pursuant to our director compensation plan. If at any time the common stock ownership requirement is not satisfied, the director must retain 100% of the shares remaining after payment of taxes and exercise price upon exercise of stock options, the vesting of restricted stock or the settlement of vested restricted stock units, as applicable.

Shares that count toward compliance with the requirements include:

• shares owned outright by the director (either directly or beneficially, e.g., through a family trust); and

• shares issued upon the settlement of vested restricted stock units.

Shares that do not count toward achievement of the requirements include:

• shares held by mutual or hedge funds in which the non-employee director is a general partner, limited partner, or investor;

• unexercised outstanding stock options (whether or not vested);

• unvested/unearned restricted stock units or restricted stock; and

• shares transferred to a non-employee director’s employer pursuant to such employer’s policies.

CBRE 2026 PROXY STATEMENT	CORPORATE GOVERNANCE — Board Structure and Leadership	13

Board Structure and Leadership

All of our directors are elected at each annual meeting of stockholders and hold office until the next election. Our Board has authority under our by-laws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease its size between annual meetings of stockholders.

We believe strong independent leadership is essential for the Board to effectively perform its functions and to help ensure independent oversight of management. Our Corporate Governance Guidelines provide the Board with the flexibility to choose the appropriate Board leadership structure for the company based on what it believes is best for the company and its stockholders at a given point in time. Our Corporate Governance Guidelines also provide that if the same person holds the chair and chief executive officer roles, or if the chair is not independent, then the independent directors will elect from among themselves, on an annual basis, a lead independent director.

Our current Board leadership structure features a Board chair who also serves as our chief executive officer, a lead independent director, and strong independent committee chairs. This structure is intentionally designed to leverage the deep knowledge and leadership of our CEO, while ensuring independent Board oversight. The Board regularly reviews and assesses this leadership structure and has determined it is optimal for advancing the company’s long-term value creation. In making this determination, the Board has carefully considered factors such as Mr. Sulentic’s extensive experience and insight into the company and the commercial real estate sector, his pivotal contributions to driving the company toward sustained superior performance and substantial value creation over time, and the need for consistent, unified leadership to successfully execute and oversee the company’s long-term strategy. The Board also recognizes the importance of its highly independent composition and the significant responsibilities entrusted to the lead independent director, both of which further strengthen the company’s focus on delivering enduring value to all stakeholders.

Sanjiv Yajnik has been our lead independent director since May 2025 and a member of the Board since 2017. The independent directors consider Mr. Yajnik highly qualified for the role of lead independent director, given his extensive managerial, operational, and global expertise. In his capacity as lead independent director, he acts as a liaison between the Board chair and non-management directors. Additionally, Mr. Yajnik serves as chair of the Corporate Governance and Nominating Committee, where he leads corporate governance initiatives and oversees evaluations of both the Board and the CEO. The Board is confident that having a unified chair and chief executive officer role, combined with a lead independent director with comprehensive oversight responsibilities, provides the company with effective leadership to advance its objectives.

Director Independence

Under our Board’s Corporate Governance Guidelines and the listing standards of the New York Stock Exchange (NYSE), our Board must consist of a majority of independent directors. In addition, all members of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee (Governance Committee) must be independent directors as defined by our Corporate Governance Guidelines and NYSE listing standards. Members of the Compensation Committee must also meet applicable NYSE independence requirements for compensation committee members, and members of the Audit Committee must further satisfy a separate SEC independence requirement, which generally provides that they may not (i) accept directly or indirectly any consulting, advisory, or other compensatory fee from us or any of our subsidiaries, other than their compensation as directors or members of the Audit Committee or any other committees of our Board or (ii) be an affiliated person of ours.

Our Board regularly conducts a review of possible conflicts of interest and related-party transactions through the use of questionnaires, director self-reporting and diligence conducted by management. This review includes consideration of any investments and agreements between directors and their related persons and the company, including those described under the heading “Related-Party Transactions” in this Proxy Statement, and such person’s beneficial ownership of our securities. The Board has determined that 80% of our director nominees (all except for Messrs. Sulentic and Clancy) are independent in accordance with NYSE listing standards and our Board’s Categorical Independence Standards that it has adopted relating to our director independence. These Categorical Independence Standards are posted on the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. The information contained on or available through this website is not a part of, or incorporated by reference into, this Proxy Statement.

CBRE 2026 PROXY STATEMENT	CORPORATE GOVERNANCE — Board Meetings and Committees	14

Board Meetings and Committees

Our Board held seven meetings during fiscal year 2025 to review significant developments, engage in strategic planning, and act on matters requiring Board approval. In 2025, each incumbent director attended at least 75% of our Board meetings and meetings of committees on which he or she served (taken in the aggregate) during the period that he or she served thereon.

Our Board currently has four standing committees that met or acted by written consent during fiscal year 2025: the Audit Committee, the Compensation Committee, the Governance Committee, and the Finance and Investment Committee. The Board previously had an additional committee, the Executive Committee, which was replaced by the Finance and Investment Committee in May 2025. Each standing committee is composed entirely of directors whom our Board has determined to be independent under current NYSE listing standards. Each committee operates under a charter approved by our Board that sets out the purposes and responsibilities of the committee and that is published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. In accordance with our Board’s Corporate Governance Guidelines, our Board and each of the Audit Committee, Compensation Committee, and Governance Committee conducts an annual performance self-assessment with the purpose of increasing the effectiveness of our Board and its committees.

The following table describes the current members of each of the committees of our Board and the number of meetings held by the Board and each of the committees of our Board during fiscal year 2025:

Director	Board	Audit	Compensation	Governance	Finance and Investment(1)
Brandon B. Boze	●	●			●
Vincent Clancy	●
Beth F. Cobert	●	●		●
Reginald H. Gilyard	●		CHAIR
Shira D. Goodman	●		●		●
Gerardo I. Lopez	●	CHAIR		●
Guy A. Metcalfe	●		●		CHAIR
Robert E. Sulentic	CHAIR
Gunjan Soni	●	●
Sanjiv Yajnik	LEAD INDEPENDENT DIRECTOR			CHAIR
Number of Meetings	7	9	4	4	1

(1)
The Finance and Investment Committee was formed in May 2025. The Executive Committee of the Board was dissolved in May 2025, and prior to its dissolution, Shira D. Goodman served as its Chair, with Brandon B. Boze and Robert E. Sulentic as members. The Executive Committee did not hold any formal meetings in 2025 but acted twice by unanimous written consent.

Board Attendance at Annual Meeting of Stockholders

Although the Board understands that there may be situations that prevent a director from attending an annual meeting of stockholders, it is the Board’s policy that all directors should attend these meetings. Seven of our then-serving directors attended our 2025 annual meeting of stockholders on May 21, 2025.

Independent Director Meetings

Our non-management directors meet in executive session without management present each time the full Board convenes for a regularly scheduled meeting. If our Board convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. The lead independent director of our Board presides over executive sessions of non-management directors.

CBRE 2026 PROXY STATEMENT	CORPORATE GOVERNANCE — Board Meetings and Committees	15

Board Committees

Audit Committee	Chair: Gerardo I. Lopez*	Members: Brandon B. Boze* Beth F. Cobert Gunjan Soni*

The Audit Committee provides oversight of our accounting and financial reporting and disclosure processes, the adequacy of the systems of disclosure and internal control established by management, our compliance with legal and regulatory requirements, and the audit of our financial statements.

THE AUDIT COMMITTEE ALSO:

• Retains, compensates, oversees, and terminates the independent auditor and evaluates its qualifications, independence and performance;

• Pre-approves all audit and any non-audit services performed by the independent auditor;

• Reviews the results of the independent audit and internal audits as well as reports from our Chief Financial Officer and Chief Investment Officer, our Deputy Chief Financial Officer, our Chief Risk, Ethics & Compliance Officer, our Head of Global Audit, our Chief Information Security Officer, our Chief Knowledge Officer, our General Counsel, and our Chief Legal & Administrative Officer;

• Reviews the independent auditor’s report describing our internal quality-control procedures and any material issues raised by the most recent internal quality-control review or any inquiry by governmental authorities;

• In consultation with the independent auditor, management and internal auditors, reviews the integrity of our internal and external financial reporting processes;

• Reviews financial statements and earnings releases and guidance provided to analysts and rating agencies;

• Reviews the Chief Risk, Ethics & Compliance Officer’s report on the effectiveness of our compliance with applicable ethical, legal, and regulatory requirements;

• Reviews our cybersecurity readiness and other policies and procedures related to data governance;

• Establishes procedures to handle complaints regarding accounting, internal controls, or auditing matters; and

• Oversees the company’s major financial, cybersecurity, and information technology risk exposures.

All members of the Audit Committee are “financially literate” under NYSE listing standards.

* These three directors meet the SEC’s qualifications for an “audit committee financial expert.”

All members of the Audit Committee are independent within the meaning of SEC regulations, NYSE listing standards and our Board’s Corporate Governance Guidelines, in each case, as such regulations, standards and guidelines apply to audit committee members.

Compensation Committee	Chair: Reginald H. Gilyard	Members: Shira D. Goodman Guy A. Metcalfe

The Compensation Committee oversees the development and administration of our executive compensation policies, plans, and programs, including reviewing and approving compensation of our executive officers and any compensation contracts or arrangements with our executive officers.

THE COMPENSATION COMMITTEE ALSO:

• Reviews the performance of our executive officers, including our CEO;

• Retains its independent compensation consultant, Frederic W. Cook & Co., Inc. (FW Cook). FW Cook reports directly to the Compensation Committee, attends meetings, and provides advice to the Compensation Committee; and

• Considers the results of annual stockholder advisory votes on the compensation of our named executive officers in connection with the discharge of its responsibilities.

CBRE 2026 PROXY STATEMENT	CORPORATE GOVERNANCE — Board Meetings and Committees	16

Each Compensation Committee member qualifies as a “non-employee director” for purposes of the Securities Exchange Act of 1934, as amended (the Exchange Act).

All members of the Compensation Committee are independent within the meaning of SEC regulations, NYSE listing standards and our Board’s Corporate Governance Guidelines, in each case, as such regulations, standards and guidelines apply to compensation committee members.

Corporate Governance and Nominating Committee	Chair: Sanjiv Yajnik	Members: Beth F. Cobert Gerardo I. Lopez

The Corporate Governance and Nominating Committee oversees our Board’s corporate governance procedures and practices, including:

• Developing and recommending to our Board a set of corporate governance principles, including nomination criteria and independence standards;

• Recommendations of individuals for service on our Board;

• Recommendations to our Board regarding the size, composition, structure, operations, performance, and effectiveness of the Board;

• Conducting a periodic review of director compensation;

• Considering feedback obtained from stockholder outreach; and

• Overseeing annual Board, committee, and individual director evaluations and self-assessments.

All members of the Corporate Governance and Nominating Committee are “independent” within the meaning of SEC regulations and NYSE listing standards.

Finance and Investment Committee	Chair: Guy A. Metcalfe	Members: Brandon B. Boze Shira D. Goodman

The Finance and Investment Committee implements policy decisions of our Board and is authorized to act on our Board’s behalf between meetings of our Board, including by approving certain transactions within dollar thresholds established by our Board.

The Finance and Investment Committee also engages in the periodic review of our balance sheet management, borrowings, and capital markets activities. Such matters subject to the Finance and Investment Committee's review includes proposed major borrowings, issuance of equity or debt securities, updates to the company's capital allocation strategy, strategic transactions, and the company’s annual budget.

Compensation Committee Interlocks and Insider Participation

None of Ms. Goodman, or Messrs. Gilyard or Metcalfe (all current members of the Compensation Committee) has ever been an officer or employee of the company or any of its subsidiaries. In addition, during 2025, none of our directors were employed as an executive officer of another entity where any of our executive officers served on that entity’s board of directors or compensation committee (or its equivalent).

CBRE 2026 PROXY STATEMENT	CORPORATE GOVERNANCE — SELECTED AREAS OF BOARD OVERSIGHT	17

Selected Areas of Board Oversight

Oversight of Risk Management

The Board oversees risk management.

Full Board

Our Board regularly reviews information regarding our most significant strategic, operational, financial and compliance risks and is responsible for ensuring that the company has crisis management and business continuity plans in place to deal with potential crises. Our Board maintains direct oversight over our enterprise risk management process rather than delegating this function to a Board or management committee.

Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee chair reports about such risks. These committee chair reports are presented at every regularly scheduled Board meeting.

Company management is charged with managing risk through rigorous risk mitigation activities and strong internal controls.

Management

Our Executive Risk Committee (ERC) is chaired by the Vice President, Enterprise Risk Management and consists of executive business leadership, risk stewards, and applicable functional advisors.

The ERC is responsible for providing advice and guidance to the Enterprise Risk Management (ERM) team on the top risks facing CBRE. After this identification and assessment process, each of our top risks is assigned to a risk owner, who is then charged with developing mitigation action plans which are then presented to the ERC. The ERC promotes a strong risk culture, reviews key risk issues and emerging threats, and monitors the progress of the ERM program. It facilitates cross-functional collaboration, escalates significant risks to executive leadership and the Board, and ensures that risk management is integrated into strategy development and execution. The ERC meets regularly to review risk assessment outcomes, advise on ERM program topics, and allocate resources as necessary.

Annually, our Chief Risk, Ethics & Compliance Officer provides a detailed presentation on significant risks to the Board.

Board committees, which meet regularly and report back to the full Board, play significant roles in carrying out our Board’s risk oversight function.

The Audit Committee

oversees management of risks related to our financial reports and record-keeping and potential conflicts of interest. It also oversees our risk assessment and risk management processes more generally including major business, financial, information technology risks (including cybersecurity and data security risks), legal, and reputational risk exposures, as well as risks related to crisis management and business continuity.

The Audit Committee receives regular reports from our Chief Financial Officer and Chief Investment Officer, our Deputy Chief Financial Officer, our Chief Risk, Ethics & Compliance Officer, our Head of Global Audit, our Chief Information Security Officer, our Chief Knowledge Officer, our General Counsel, as well as updates from our Chief Legal & Administrative Officer on any developments affecting our overall risk profile and on issues of non-compliance and incident management.

The Compensation Committee

is responsible for overseeing the management of risks relating to our compensation plans and arrangements. For additional information regarding the Compensation Committee’s assessment of our compensation-related risks, please see “Compensation Discussion and Analysis—Section 3. How We Make Compensation Decisions—Compensation Risk Assessment.”

The Governance Committee manages risks associated with corporate governance practices, investor engagement, Board independence, and the composition of our Board and its committees.

CBRE 2026 PROXY STATEMENT	CORPORATE GOVERNANCE — CULTURE	18

Oversight of Strategy

Our Board is responsible for providing governance and oversight over the strategy, operations, and management of our company. Each quarter, our Board and management devote a substantial amount of time in strategy-focused meetings discussing strategic issues that are most important to the company. At each regular Board meeting, our Board receives business and strategy updates from leaders across the company and reviews our operating plans and overall financial performance, and provides significant guidance and feedback. Annually, our Board reviews and approves our capital allocation and spending budgets, which are designed to strategically deploy capital intended to facilitate investments required to achieve operational excellence.

Oversight of Sustainability, Social, and Artificial Intelligence Risks

Our Board oversees our strategic planning and risk management policies and procedures related to sustainability, social, and artificial intelligence risks. Our Board has made a deliberate decision to retain governance for these matters at the Board level rather than delegating to a committee because it believes that these matters are integral to the company’s future success. The Board receives periodic reports from management and participates in ongoing discussions regarding these matters. Our Board also receives annual updates on how these risks are being addressed, mitigated, and managed across the company.

Oversight of Succession Planning

Our Board reviews management succession and development plans with the CEO on at least an annual basis, and as needed throughout the year. These plans include CEO succession in the event of an emergency or retirement, as well as the succession plans for the CEO’s direct reports and other employees critical to our continued operations and success.

Culture

Our Values-Driven Culture

We are committed to our RISE values (respect, integrity, service, and excellence), which underpin everything we do and enable us to help people and businesses thrive. We work to create opportunities for all of our people to realize their potential. We are committed to the following principles around a values-driven culture:

•
We work to maintain a culture of excellence that gives every employee the opportunity and support to succeed and rewards top performance.
•
We foster an environment where all of our people feel they belong, are heard, and are valued, which creates a more engaged and productive workforce.
•
We aspire to be a company that is diverse across all dimensions. We have a deeper talent pool, build stronger teams and create better outcomes with the benefit of various perspectives, backgrounds, and life experiences.
•
We have zero tolerance for discrimination in any form and insist on a workplace where everyone is treated fairly and with respect.
•
We strive to build and maintain a meaningful relationship with a broad range of clients, suppliers, and partners.

Our workforce is enriched by individuals from a variety of backgrounds, perspectives, and work and life experiences. Our annual Corporate Responsibility Report includes public disclosures of demographics, including diversity data contained in our EEO-1 Submission, for our U.S. workforce, in accordance with U.S. Equal Employment Opportunity Commission requirements and other relevant information.

CBRE 2026 PROXY STATEMENT	CORPORATE GOVERNANCE — SUSTAINABILITY	19

Community Impact

Through our CBRE Cares program, we are committed to fostering thriving communities and empowering our employees to make a meaningful difference. CBRE Cares provides resources to encourage employees to volunteer with and give to nonprofit organizations, supporting the causes that resonate most deeply with them. Additionally, we provide crucial support in times of crisis, swiftly activating the CBRE Employee Resilience Fund to assist colleagues experiencing hardship due to natural disasters. We also amplify this support through organized fundraisers, which include corporate matching to maximize impact. Our strategic grant program, the CBRE Thrive Fund, extends our reach by partnering with organizations dedicated to environmental sustainability and workforce development, ultimately building more sustainable and inclusive communities for all.

Sustainability

As the world’s largest manager of commercial properties, we are positioned to accelerate the decarbonization of commercial real estate—through our work for clients, across our value chain and in our own operations. CBRE’s leadership driving sustainability progress is anchored in our commitment to Net Zero carbon emissions. Sustainability provides a competitive advantage by scaling holistic solutions across our managed portfolio to meet client demand, creating value and driving cost efficiencies, reducing risk, ensuring regulatory readiness, improving operational performance, and leading market positioning.

Our Climate Transition Strategy provides a roadmap to help us achieve Net Zero emissions by 2040, and by 2030, reduce both our Scope 1 and 2 absolute emissions by 50% and emissions from properties we manage for clients by 55% per square foot from 2019 baselines. These goals are validated by the Science Based Targets initiative. We align our business activities with our commitments across four key pathways: maximize resource efficiency, increase renewable energy, electrify operations, and decarbonize supply chain. Key initiatives include purchasing 100% renewable energy for our offices and electrifying our vehicle fleet. Our efforts have been recognized for our sustainability performance, which can be found above under the heading “Proxy Summary—Awards & Recognition.”

We provide our stakeholders with detailed information about our sustainability targets, initiatives, and progress in line with leading global disclosure frameworks in our Climate Transition Strategy at www.cbre.com/corporatesustainability and Corporate Responsibility Report at www.cbre.com/responsibility. The information contained on or available through our website is not a part of, or incorporated by reference into, this Proxy Statement.

CBRE 2026 PROXY STATEMENT	CORPORATE GOVERNANCE — STOCKHOLDER ENGAGEMENT	20

Stockholder Engagement

We believe that engagement with our stockholders provides us with a valuable understanding of our stockholders’ perspectives and meaningful opportunities to share our views with them.

Throughout the year, management and members of our Board engage with a significant portion of our stockholders through a variety of forums. Our interactions cover a broad range of governance, financial, and business topics. Stockholder feedback is regularly provided to the Board and the company’s management.

A brief description of our stockholder engagement efforts are outlined below.

How We Engage • Quarterly earning calls • Investor conferences • Annual Shareholder Meeting • Stockholder Outreach Program

2025 Engagements

• As part of our stockholder outreach program, we extended invitations to institutional stockholders holding in the aggregate approximately 60% of our shares outstanding to discuss governance matters

• We met with stockholders representing approximately 19% of our shares outstanding

How We Communicate • Annual Report • Proxy Statement • SEC filings • Press releases • Company website • Corporate Responsibility Report	2025 Engagement Topics • Strategy and execution • Board composition and leadership structure • Succession planning • Sustainability • Executive compensation • Human capital / health & safety

Communications with our Board

Stockholders and other interested parties may write to the Board Chair, Lead Independent Director, the entire Board, or any of its members by mail at:

CBRE Group, Inc. c/o Chad J. Doellinger, Chief Legal & Administrative Officer and Corporate Secretary 2121 North Pearl Street, Suite 300 Dallas, Texas 75201

The Board considers stockholder questions and comments to be important and endeavors to respond promptly and appropriately, even though the Board may not be able to respond to all stockholder inquiries directly.

The Board has developed a process to assist with managing inquiries and communications. The Chief Legal & Administrative Officer will review any stockholder communications and will forward to the Board Chair, Lead Independent Director, our Board, or any of its members a summary and/or copies of any such correspondence that deals with the functions of our Board or committees thereof or that the Chief Legal & Administrative Officer otherwise determines requires their attention. Certain circumstances may require that our Board depart from the procedures described above, such as the receipt of threatening letters or emails or voluminous inquiries with respect to the same subject matter.

CBRE 2026 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — DIRECTOR NOMINATION CRITERIA	21

Proposal 1:

Elect Directors

Our Board has nominated 10 directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees were selected to serve on our Board based the following criteria:

• outstanding achievement in their professional careers;

• broad experience;

• personal and professional integrity;

• their ability to make independent, analytical inquiries;

• financial literacy;

• mature judgment;

• high-performance standards;

• familiarity with our business and industry; and

• an ability to work collegially.

We believe that all of our director nominees have a reputation for honesty and adherence to high ethical standards. Each agreed to be named in this Proxy Statement and to serve if elected.

Director Nomination Criteria

Our Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of our Board’s deliberations and decisions. Our Board does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual orientation or any other category protected by law. When evaluating candidates, our Board considers whether potential nominees possess integrity, accountability, informed judgment, financial literacy, mature confidence, and high-performance standards.

Our Board is especially interested in adding candidates over time who are operating executives (particularly current chief executives or other operating executives of other large public companies) or who have a strong technology background and in both cases a passion for building a transformative business on a global basis. Other factors include having directors with international experience, including knowledge of emerging markets or management of business operations and resources that are dispersed across a global platform.

Director Independence

A majority of our Board must be independent under our Corporate Governance Guidelines and NYSE listing standards. Also, at least one member of our Audit Committee should have the qualifications and skills necessary to be considered an “Audit Committee Financial Expert” under Section 407 of the Sarbanes-Oxley Act, as defined by the rules of the SEC.

Director Service on Other Public Company Boards

Our Board recognizes that service on other public company boards provides directors valuable experience that benefits the company. Our Board also believes, however, that it is critical that directors dedicate sufficient time to their service on the company’s Board. Directors are expected to advise the chair of the Governance Committee in advance of accepting an invitation to serve on another board of directors. This allows the Governance Committee to evaluate the impact of the director joining another board based on various factors relevant to the specific situation, including the nature and extent of a director’s other professional obligations, potential conflicts of interest and the time commitment required by the new position.

CBRE 2026 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — DIRECTOR NOMINATION CRITERIA	22

Our Corporate Governance Guidelines provide that:

•
Directors who are public company executive officers may sit on no more than one additional public company boards; and
•
Directors who are not public company executive officers may sit on no more than three additional public company boards.

The Governance Committee also takes into consideration the nature of and time involved in a director’s service on other boards (including public company leadership roles) and other outside commitments when evaluating the suitability of individual directors. The Governance Committee conducts an annual review of director commitment levels and affirms that all of our director nominees are compliant with the company’s overboarding policy.

Director Resignation Policy Upon Change of Employment

Our Board’s Corporate Governance Guidelines require that directors tender their resignation upon a change of their employment. The Governance Committee will then consider whether the change in employment has any bearing on the director’s ability to serve on our Board, our Board’s goals regarding Board composition or any other factors considered appropriate and relevant. Our Board will then determine whether to accept or reject the tendered resignation.

Majority Voting to Elect Directors

In uncontested elections, directors are elected by a “majority vote” requirement. Under this requirement, in order for a nominee to be elected in an uncontested election, the nominee must receive the affirmative vote of a majority of the votes cast in his or her election (i.e., votes cast “FOR” a nominee must exceed votes cast “AGAINST” such nominee). Votes to “ABSTAIN” with respect to a nominee and broker non-votes are not considered votes cast, and so will not affect the outcome of the nominee’s election. The company maintains a plurality vote standard in contested director elections, where the number of nominees exceeds the number of directors to be elected.

If an incumbent director in an uncontested election does not receive a majority of votes cast for such incumbent’s election, the director is required to submit a letter of resignation to the Board for consideration by the Governance Committee. The Governance Committee is required to promptly assess the appropriateness of such nominee continuing to serve as a director and recommend to the Board the action to be taken with respect to the tendered resignation. The Board will act on the Governance Committee’s recommendation within 90 days of the date of the certification of election results.

Required Vote

This is an uncontested Board election. In order to be elected, each nominee must receive the affirmative vote of a majority of the votes cast on his or her election (i.e., votes cast “FOR” a nominee must exceed votes cast “AGAINST” such nominee). Votes to “ABSTAIN” with respect to a nominee and broker non-votes are not considered votes cast, and so will not affect the outcome of the nominee’s election.

CBRE 2026 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — DIRECTOR NOMINATION PROCESS	23

Director Nomination Process

The Governance Committee is responsible for identifying and evaluating potential candidates and recommending candidates to our Board for nomination. It also performs assessments of the skills and experiences needed to properly oversee our interests.

Step 1.	IDENTIFY AND RECRUIT DIRECTOR CANDIDATES

The Governance Committee regularly reviews the composition of our Board and determines whether the addition of directors with particular experience, skills, or characteristics would make our Board more effective. When a need arises to fill a vacancy, or it is determined that a director possessing particular experiences, skills or characteristics would make our Board more effective, the Governance Committee conducts targeted efforts to identify and recruit individuals who have the necessary qualifications.

As a part of the search process, the Governance Committee:

•
May consult with other directors and members of our senior management; and
•
May also hire a search firm to assist in identifying and evaluating potential candidates.

Step 2.	INTERVIEWS

All potential candidates are interviewed by our CEO, our Lead Independent Director, our Governance Committee Chair, and, to the extent practicable, the other members of the Governance Committee, and may be interviewed by other directors and members of senior management as desired and as schedules permit.

Step 3.	DIRECTOR CANDIDATE QUESTIONNAIRE	The Chief Legal & Administrative Officer: • Reviews a director questionnaire submitted by the candidate; and • Conducts a background and reference check as appropriate.

Step 4.	APPROVE FINAL CANDIDATES RECOMMEND CANDIDATE(S) TO BOARD

The Governance Committee narrows down the list of final candidates.

The final candidates are interviewed by all remaining directors as schedules permit.

The Governance Committee meets to consider the final candidates and makes its recommendation to the Board to nominate or appoint the new director.

The selection process for candidates is intended to be flexible, and the Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances so warrant. The Governance Committee will also consider candidates recommended to our Board by our stockholders. See “Stockholder Recommendations of Director Candidates” in this Proxy Statement for more information.

CBRE 2026 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — DIRECTOR NOMINATION PROCESS	24

Director Nominee Skills and Experience Matrix

Our director nominees bring a well-rounded variety of experiences, qualifications, attributes, and skills, and represent a mix of deep knowledge of the company and fresh perspectives. The director nominee skills and experience matrix below summarizes some of the key attributes that our Board has identified as particularly valuable to the effective oversight of our company and the execution of our corporate strategy. This director nominee skills and experience matrix is not intended to be an exhaustive list of each of our director nominees’ skills or contributions to the Board. Further information on each director nominee, including some of their specific experience, qualifications, attributes, and skills is included in the biographies in the section titled “Proposal 1: Elect Directors—Our 2026 Director Nominees” of this Proxy Statement.

Skill	Boze	Clancy	Cobert	Gilyard	Goodman	Lopez	Metcalfe	Soni	Sulentic	Yajnik

Artificial Intelligence (AI)			●					●	●	●

Cybersecurity			●	●				●	●	●

Finance and Accounting	●		●		●	●	●	●	●	●

Global Business Operations	●	●	●	●	●	●	●	●	●	●

Human Capital Management	●	●	●	●	●	●	●	●	●	●

M&A	●	●	●	●	●	●	●	●	●	●

Other Public Company Board Service	●			●	●	●	●	●	●

Real Estate Industry Experience	●	●	●	●		●	●		●	●

Risk Management	●	●	●	●	●	●	●	●	●	●

Senior Leadership/CEO	●	●	●		●	●	●	●	●	●

Sustainability	●	●		●	●			●	●	●

Technology and Innovation	●		●	●		●		●	●	●

Demographic Background
Board Tenure (Years)	13	1	9	7	7	10	2	1	13	8
Age	45	61	67	62	65	66	58	46	69	69
Gender	M	M	F	M	F	M	M	F	M	M
Race/Ethnicity
Asian								●		●
Black/African American				●
Hispanic/Latino						●
White/Caucasian	●	●	●		●		●		●

CBRE 2026 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — DIRECTOR NOMINATION PROCESS	25

Skills and Experience Definitions

Artificial Intelligence (AI)

Experience in AI opportunities and implementation of AI tools and business strategies, and related risk management.

Cybersecurity

Experience in the development of technology and processes that protect the storage of information and maintain confidentiality.

Finance and Accounting

High-level expertise in finance and accounting, gained through (i) experience as an operating executive with responsibility for all or a portion of a company’s financial reporting, (ii) experience in the financial sector or private equity or as an audit committee member for publicly traded companies, or (iii) an educational background or training in accounting or finance.

Global Business Operations

International experience, including knowledge of emerging markets or management of business operations and resources that are dispersed across a global platform.

Human Capital Management

Experience and expertise related to human resource issues such as attracting and retaining talent, succession planning, engagement of employees, and the development and evolution of culture, including the alignment of culture and long-term strategy.

M&A

Experience overseeing investment capital decisions, strategic investments, and mergers and acquisitions.

Other Public Company Board Service

Experience serving on the boards of other public companies.

Real Estate Industry Experience

Deep commercial real estate operating and investment experience.

Risk Management

Experience assessing risk and reviewing measures to address and mitigate material risks.

Senior Leadership/CEO

Experience serving in senior leadership roles at a large organization.

Sustainability

Experience in sustainability initiatives and practices. Of the director nominees that indicated they have Sustainability skills, Mr. Sulentic has Technical Expertise, Mr. Sulentic and Mr. Clancy have Managerial Expertise, and Messrs. Boze, Gilyard, and Yajnik and Mses. Goodman and Soni have Working Knowledge, each as defined below.

Technical Expertise: Direct hands-on experience or a subject matter expert.

Managerial Expertise: Expertise derived through direct managerial experience.

Working Knowledge: Experience derived through serving as a member of a relevant board committee at the company or another public company or serving as an executive officer or on the board of a public company.

Technology and Innovation

Experience in technology-related business, technological functions or experience implementing innovative technological business strategies, as well as an understanding of emerging technology trends.

CBRE 2026 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — OUR 2026 DIRECTOR NOMINEES	26

Our 2026 Director Nominees

For our upcoming annual meeting, the Board recommends the election of each nominee as a director. Each nominee has informed the Board that he or she is willing to serve as a director.

A brief biography summarizing the background and qualifications of each director nominee is provided below.

The Board of Directors recommends a vote “FOR” the election of each of the following 2026 Director Nominees for a one-year term.

Brandon B. Boze
	Age: 45 Director Since: December 2012 Independent	Board Committees: • Audit • Finance and Investment

Skills & Experience

• Finance and Accounting

• Global Business Operations

• Human Capital Management

• M&A

• Other Public Company Board Service

• Real Estate Industry Experience

• Risk Management

• Senior Leadership/CEO

• Sustainability

• Technology and Innovation

Qualifications

Mr. Boze is the Managing Principal of Bridges Capital LLC, founded in 2024 to invest in commercial real estate properties primarily in the San Francisco Bay Area. Mr. Boze served as the Independent Chair of our Board from May 2018 to November 2023. He served as the President, a Partner, and a member of the Management Committee of ValueAct Capital, a privately owned investment firm from August 2005 to January 2024. Prior to joining ValueAct Capital, Mr. Boze was an investment banker at Lehman Brothers.

Mr. Boze brings to our Board experience in finance, strategy, mergers and acquisitions, and investments.

He previously served on the board of directors of Trinity Industries, Inc. and Valeant Pharmaceuticals International.

Mr. Boze holds a B.E. from Vanderbilt University and is a CFA charterholder.

Other Public Company Boards

•
None.

Vincent Clancy
	Age: 61 Director Since: January 2025	Board Committee: • None

Skills & Experience • Global Business Operations • Human Capital Management • M&A • Real Estate Industry Experience • Risk Management • Senior Leadership/CEO • Sustainability

Qualifications

Mr. Clancy is Chairman and Chief Executive Officer of Turner & Townsend, a London-based company that provides program management, cost consultancy, and project management services globally. Turner & Townsend has been a majority-owned subsidiary of CBRE since 2021. Mr. Clancy joined Turner & Townsend in 1989. He has served as Chief Executive Officer since 2008 and Chairman since 2015. Before being named Chief Executive Officer, Mr. Clancy led the company’s international business and prior to that, its United Kingdom cost management business.

Mr. Clancy brings to our Board more than 35 years of real estate experience with in-depth experience in the set-up, procurement, and delivery of highly complex major programs across real estate, infrastructure, energy, and natural resources.

Mr. Clancy is a Chartered Member of the Royal Institute of Surveyors and holds a degree in Construction Economics from London South Bank University.

Other Public Company Boards

• None.

CBRE 2026 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — OUR 2026 DIRECTOR NOMINEES	27

Beth F. Cobert
Age: 67 Director Since: May 2017 Independent	Board Committees: • Audit • Governance

Skills & Experience

• Artificial Intelligence

• Cybersecurity

• Finance and Accounting

• Global Business Operations

• Human Capital Management

• M&A

• Real Estate Industry Experience

• Risk Management

• Senior Leadership/CEO

• Technology and Innovation

Qualifications

Ms. Cobert has served as the President, Affiliates and Strategic Partnerships of Strada Education Foundation, since October 2024. She previously served as the President of the Markle Foundation from September 2023 to February 2024, where she led Markle’s Rework America Alliance, a partnership of civil rights organizations, non-profits, private sector employers, labor unions, educators, and others working to open opportunities for career advancement. She previously served as the Acting President of the Markle Foundation from September 2022 to September 2023 and its Chief Operating Officer from July 2020 to September 2022. Ms. Cobert also led Markle’s Skillful initiative as Chief Executive Officer from June 2017 to July 2021.

She previously served as the Acting Director of the U.S. Office of Personnel Management from July 2015 to January 2017, and as the Deputy Director for Management of the U.S. Office of Management and Budget from October 2013 to July 2015. From 2001 to 2013, Ms. Cobert served as a Senior Partner at McKinsey & Company, a global business strategy consulting firm. From 1990 to 2001, Ms. Cobert was a Partner at McKinsey & Company. She joined the firm in 1984 as an Associate and served in various leadership roles at McKinsey & Company.

Ms. Cobert brings to our Board nearly 30 years of experience as a consultant in business strategy, where she worked with corporate, non-profit, and government entities on key strategic, operational, and organizational issues across a range of sectors, including financial services, health care, legal services, real estate, and telecommunications. Our Board also benefits from Ms. Cobert’s government service.

Ms. Cobert serves on the Board of Trustees of Princeton University, is a business member on the Colorado Workforce Development Council, and a committee member of the National Artificial Intelligence Advisory Council. She previously served as a member of the board of directors and chair of the United Way of the Bay Area and as a member of the Stanford University Graduate School of Business Advisory Council.

Ms. Cobert holds a B.A. from Princeton University and an M.B.A. from Stanford University.

Other Public Company Boards

• None.

CBRE 2026 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — OUR 2026 DIRECTOR NOMINEES	28

Reginald H. Gilyard
	Age: 62 Director Since: November 2018 Independent	Board Committee: • Compensation (Chair)

Skills & Experience

• Cybersecurity

• Global Business Operations

• Human Capital Management

• M&A

• Other Public Company Board Service

• Real Estate Industry Experience

• Risk Management

• Sustainability

• Technology and Innovation

Qualifications

Mr. Gilyard has served as a Senior Advisor to The Boston Consulting Group, Inc. (BCG), a global management consulting firm, since August 2017. Prior to this role, Mr. Gilyard served as the Dean of the Argyros School of Business and Economics at Chapman University from August 2012 to July 2017. Prior to joining Chapman University, Mr. Gilyard served as Partner and Managing Director at BCG, where he led strategy, M&A, and business transformation initiatives for large corporations, from 1996 to 2012. Prior to BCG, he served nine years in the U.S. Air Force and three years in the U.S. Air Force Reserves, rising to Major in the Reserves.

Mr. Gilyard brings to our Board more than 25 years of experience developing and implementing successful strategies for Fortune 500 companies, educational institutions, and large national foundations.

He serves on the board of directors of First American Financial Corporation, Orion Properties Inc., and Realty Income Corporation.

Mr. Gilyard holds a B.S. from the United States Air Force Academy, an M.S. from the United States Air Force Institute of Technology, and an M.B.A. from Harvard Business School.

Other Public Company Boards

• First American Financial Corporation

• Orion Properties Inc.

• Realty Income Corporation

Shira D. Goodman
	Age: 65 Director Since: May 2019 Independent	Board Committees: • Compensation • Finance and Investment

Skills & Experience • Finance and Accounting • Global Business Operations • Human Capital Management • M&A • Other Public Company Board Service • Risk Management • Senior Leadership/CEO • Sustainability

Qualifications

Ms. Goodman currently provides executive coaching services to business and non-profit leaders. She previously served as an Advisory Director to Charlesbank Capital Partners, a private equity firm, from January 2019 to December 2024. Ms. Goodman served as the Chief Executive Officer of Staples, Inc. from September 2016 to January 2018. She served in roles with increasing responsibility at Staples since joining Staples in 1992, including President and Interim Chief Executive Officer from June 2016 to September 2016, President, North American Operations from January 2016 to June 2016, and President, North American Commercial from February 2014 to June 2016.

Prior to that, she served as Executive Vice President of Global Growth from February 2012 to February 2014, Executive Vice President of Human Resources from March 2009 to February 2012, Executive Vice President of Marketing from May 2001 to March 2009, and in various other management positions. Prior to Staples, Ms. Goodman worked at Bain & Company from 1986 to 1992, in project design, client relationships, and case team management.

Ms. Goodman brings to our Board more than 25 years of experience in business operations, marketing, sales force management, human resources, business growth, and distribution logistics. She also served as the Board’s Lead Independent Director from November 2023 to May 2025.

She serves on the board of directors of Burlington Stores, Inc. and CarMax, Inc. and previously served on the board of directors of Henry Schein, Inc., Staples, Inc., and The Stride Rite Corporation.

Ms. Goodman holds a B.A. from Princeton University, an M.S. in Management from the Massachusetts Institute of Technology, and a J.D. from Harvard University.

Other Public Company Boards

• Burlington Stores, Inc.

• CarMax, Inc.

CBRE 2026 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — OUR 2026 DIRECTOR NOMINEES	29

Gerardo I. Lopez
Age: 66 Director Since: October 2015 Independent	Board Committees: • Audit (Chair) • Governance

Skills & Experience

• Finance and Accounting

• Global Business Operations

• Human Capital Management

• M&A

• Other Public Company Board Service

• Real Estate Industry Experience

• Risk Management

• Senior Leadership/CEO

• Technology and Innovation

Qualifications

Mr. Lopez served as an Executive-in-Residence at Softbank Investment Advisers, Inc. from October 2021 to October 2022 and previously served as an Operating Partner and Head of its Operating Group from December 2018 to October 2021. Prior to Softbank, he served as an Operating Partner at High Bluff Capital from June 2018 to December 2018. From January 2018 to March 2018, Mr. Lopez served as a Senior Advisor to Extended Stay America, Inc. and its paired-share REIT, ESH Hospitality, Inc. and was its President and Chief Executive Officer from August 2015 to December 2017. Mr. Lopez previously served as President and Chief Executive Officer of AMC Entertainment Holdings, Inc. and its subsidiary, AMC Entertainment Inc., from March 2009 through August 2015. Prior to that, he was Executive Vice President of Starbucks Coffee Company and President of its Global Consumer Products, Seattle’s Best Coffee and Foodservice divisions from September 2004 to March 2009, and President of the Handleman Entertainment Resources division of Handleman Company from November 2001 to September 2004. Mr. Lopez has also held a variety of executive management positions with International Home Foods, Frito Lay, Pepsi-Cola, and the Procter & Gamble Company.

Mr. Lopez brings to our Board his skills, knowledge, and business leadership as a senior executive at hospitality, entertainment, and consumer products companies. He has over 35 years of experience in marketing, sales, and operations and management in public and private companies and has public company experience across diverse consumer-focused industries.

He serves on the board of directors of MGP Ingredients, Inc., Newell Brands, and Realty Income Corporation, and previously served on the board of directors of Brinker International, Inc., Extended Stay America, Inc., AMC Entertainment Holdings, Inc., Digital Cinema Implementation Partners, National Cinemedia, LLC, Open Road Films, Safeco Insurance, TXU, Inc., and Recreational Equipment, Inc.

Mr. Lopez holds a B.A. from George Washington University and an M.B.A. from Harvard Business School.

Other Public Company Boards

• MGP Ingredients, Inc.

• Newell Brands

• Realty Income Corporation

CBRE 2026 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — OUR 2026 DIRECTOR NOMINEES	30

Guy A. Metcalfe
Age: 58 Director Since: February 2024 Independent	Board Committees: • Finance and Investment (Chair) • Compensation

Skills & Experience

• Finance and Accounting

• Global Business Operations

• Human Capital Management

• M&A

• Other Public Company Board Service

• Real Estate Industry Experience

• Risk Management

• Senior Leadership/CEO

Qualifications

Mr. Metcalfe previously served as a Managing Director, member of the Investment Banking Executive Committee and Global Chairman of Real Estate at Morgan Stanley, until his retirement in January 2024. He led Morgan Stanley’s real estate investment banking business for over two decades.

Mr. Metcalfe brings to our Board extensive transactional and commercial real estate experience. Over the years, he has served as a trusted strategic advisor to CBRE and has been involved in notable capital-raising, M&A, and capital markets transactions for the company. In addition, he has facilitated some of the most transformational transactions in the real estate industry.

Mr. Metcalfe serves on the board of directors of Prologis, Inc., a global real estate company and logistics solutions provider, and on the board of trustees of RioCan Real Estate Investment Trust. Mr. Metcalfe is also a senior advisor to KKR & Co., a publicly-traded global investment firm. He is Co-Chair of the board of directors of the Child Mind Institute, an independent, not-for-profit organization focused on improving the lives of children and families facing mental health and learning challenges.

Mr. Metcalfe holds a B.A. in Business Administration (honors) from the Ivey Business School at the University of Western Ontario.

Other Public Company Boards

• Prologis, Inc.

• RioCan Real Estate Investment Trust

Gunjan Soni
Age: 46 Director Since: July 2024 Independent	Board Committee: • Audit

Skills & Experience

• Artificial Intelligence

• Cybersecurity

• Finance and Accounting

• Global Business Operations

• Human Capital Management

• M&A

• Other Public Company Board Service

• Risk Management

• Senior Leadership/CEO

• Sustainability

• Technology and Innovation

Qualifications

Ms. Soni has served as Country Managing Director of YouTube India since April 2025. She previously served as the Chief Executive Officer of Zalora, a fashion e-commerce platform in Southeast Asia, from January 2019 to March 2025, and served as the Chief Operating Officer of its parent, Global Fashion Group S.A., from February 2023 to February 2025. Prior to joining Zalora, Ms. Soni served as Chief Marketing Officer of Myntra, an online fashion retailer in India, from December 2015 to October 2018, and ran its subsidiary, Jabong, from February 2017 to October 2018. She earlier was a partner at McKinsey & Company and started her career as a software engineer. Ms. Soni previously served as a member of the management board of Global Fashion Group S.A. and the board of directors of Zomato Limited.

She brings to our Board over 20 years of experience in technology, strategy, and the Asian business landscape. Ms. Soni has been recognized as a young leader in business and technology in Asia, and was previously named to Fortune India's 40 Under 40 list.

Ms. Soni holds a B.E. in Computer Science from Government Engineering College Bhopal and an M.B.A. from XLRI Jamshedpur.

Other Public Company Boards

• None.

CBRE 2026 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — OUR 2026 DIRECTOR NOMINEES	31

Robert E. Sulentic
Age: 69 Director Since: December 2012 Board Chair	Board Committee: • None

Skills & Experience

• Artificial Intelligence

• Cybersecurity

• Finance and Accounting

• Global Business Operations

• Human Capital Management

• M&A

• Other Public Company Board Service

• Real Estate Industry Experience

• Risk Management

• Senior Leadership/CEO

• Sustainability

• Technology and Innovation

Qualifications

Mr. Sulentic has been our President and CEO since December 2012. He assumed additional responsibilities as Board Chair in November 2023. Previously, he served in several senior leadership roles, including Group President with responsibility for Asia Pacific, EMEA, and the Development Services business; Chief Financial Officer; and President with responsibility for all business segments. At Trammell Crow Company, which CBRE acquired in December 2006, Mr. Sulentic served as Chief Financial Officer, Chief Executive Officer, and Board Chair.

This deep and varied background enables Mr. Sulentic to bring significant strategic, financial, and operating skills to our Board.

Mr. Sulentic previously served on the following public company boards: CBRE Acquisition Holdings, Inc. (Board Chair), which merged with Altus Power, Inc.; Staples, Inc. (Independent Board Chair); and Trammell Crow Company (Board Chair).

Mr. Sulentic holds a B.A. from Iowa State University and an M.B.A. from Harvard Business School.

Other Public Company Boards

• None.

Sanjiv Yajnik
Age: 69 Director Since: November 2017 Lead Independent Director	Board Committee: • Governance (Chair)

Skills & Experience

• Artificial Intelligence

• Cybersecurity

• Finance and Accounting

• Global Business Operations

• Human Capital Management

• M&A

• Real Estate Industry Experience

• Risk Management

• Senior Leadership/CEO

• Sustainability

• Technology and Innovation

Qualifications

Mr. Yajnik has served as our Lead Independent Director since May 2025. He has been the President of Capital One Financial Services, a division of Capital One, since June 2009 and also serves on Capital One’s Executive Committee. In addition, Mr. Yajnik oversees Capital One’s community relations throughout Texas, Oklahoma, and Louisiana as President of the company’s South-Central Region. Since joining Capital One in 1998, he has held a number of senior leadership positions in Europe, Canada, and the United States.

Prior to Capital One, he held leadership positions at PepsiCo and Circuit City and was a Chief Engineer for Mobil Oil Corporation’s shipping business.

He is a member of the board of directors of Khan Academy, serves as the Chair of the Collin County Business Alliance and Co-Chair of the Indian American CEO (IACEO) Council, and is a member of the executive board of the Dallas Symphony Association. Mr. Yajnik previously served as Chair of the Dallas Symphony Association and Texas Economic Development Corporation.

Mr. Yajnik brings to our Board his broad business background and his experience in leading the transformation of a large, service-oriented global organization through technology enablement.

Mr. Yajnik received an M.B.A. with honors from the University of Western Ontario, Canada, and completed the Executive Management Program at Stanford University. He is a medalist Chartered Engineer (I) and graduated with distinction from the Marine Engineering Research Institute, India.

Other Public Company Boards

• None.

CBRE 2026 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — DIRECTOR COMPENSATION	32

Director Compensation

2025 Director Compensation Policy

Our 2025 director compensation policy provides for the following annual compensation for each of our non-employee directors:

BOARD RETAINER	$110,000 in cash, payable upon commencement of director’s annual term.
RESTRICTED STOCK UNIT GRANT	$250,000, granted on the date of the Annual Meeting and vesting on the earlier of the one-year anniversary of grant or the next annual meeting.
ADDITIONAL COMPENSATION FOR LEAD INDEPENDENT DIRECTOR AND COMMITTEE CHAIRS	Payable in cash upon commencement of director’s annual term.
Lead Independent Director / Governance Committee Chair Retainer	$90,000
Audit Committee Chair Retainer	$40,000
Compensation Committee Chair Retainer	$40,000
Finance and Investment Committee Chair Retainer	$40,000

Our non-employee directors may elect to receive shares of our common stock in lieu of cash payments (in like amounts). Non-employee directors who are appointed or elected off-cycle (i.e., outside an annual meeting) receive a pro rata portion of their cash retainer and restricted stock unit grant based on the length of their service until the next annual meeting.

Our non-employee directors are eligible to defer their compensation through our Deferred Compensation Plan, as described under “Executive Compensation—Summary of Plans, Programs, and Agreements—Deferred Compensation Plan.” We also reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors.

Employee directors do not receive any fees for attendance at meetings or for their service on our Board.

CBRE 2026 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — DIRECTOR COMPENSATION	33

2025 Director Compensation

The following table provides information regarding compensation earned during the fiscal year ended December 31, 2025 by each non-employee director for his or her Board and committee service. For stock awards in the table below, the dollar amounts indicated reflect the aggregate grant date fair value for awards granted during the fiscal year ended December 31, 2025. Each of Robert E. Sulentic, who is our Chair, President, and Chief Executive Officer, and Vincent Clancy, who is Chief Executive Officer of our majority-owned subsidiary, Turner & Townsend, is not compensated for his role as a director.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)

Brandon B. Boze	110,000	249,959	—	359,959

Beth F. Cobert	110,000	249,959	—	359,959

Reginald H. Gilyard	150,000	249,959	—	399,959

Shira D. Goodman	110,000	249,959	—	359,959

E.M. Blake Hutcheson(4)	—	—	—	—

Christopher T. Jenny(4)	—	—	—	—

Gerardo I. Lopez	150,000	249,959	—	399,959

Guy A. Metcalfe	150,000	249,959	—	399,959

Oscar Munoz(4)	—	—	—	—

Gunjan Soni	110,000	249,959	—	359,959

Sanjiv Yajnik	200,000	249,959	—	449,959

(1)
Fees Earned or Paid in Cash Column This includes fees associated with the annual Board service retainer, including service as lead independent director and chairing a Board committee. Our non-employee directors may elect to receive shares of our common stock in lieu of cash payments (in like amounts). We reflect these “stock in lieu of cash” payments under the column titled “Fees Earned or Paid in Cash” and not under the “Stock Awards” column.
(2)
Stock Awards Column Represents the grant date fair value under Financial Accounting Standards Board, Accounting Standards Codification (ASC), Topic 718, Stock Compensation, of all restricted stock units granted to the directors during 2025. See also Note 2 “Significant Accounting Policies” and Note 15 “Employee Benefit Plans” to our consolidated financial statements as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for a discussion of the valuation of our stock awards. Shares vest in full on the earlier of the one-year anniversary of grant or the next annual meeting of stockholders.
(3)
Stock Awards Column Each of Mses. Cobert, Goodman, and Soni and Messrs. Boze, Gilyard, Lopez, Metcalfe, and Yajnik was awarded 2,068 restricted stock units pursuant to our director compensation policy. These restricted stock units were valued at the fair market value of our common stock of $120.87 per share on the award date of May 21, 2025.
(4)
Messrs. Hutcheson, Jenny, and Munoz did not stand for re-election in order to pursue other opportunities and retired from the Board effective as of our May 2025 annual meeting. Accordingly, they did not receive an annual Board service retainer or restricted stock unit award as a director in 2025.

CBRE 2026 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — DIRECTOR COMPENSATION	34

Outstanding Stock Awards (RSUs)

The table below shows the aggregate number of stock awards (i.e., restricted stock units) outstanding for each non-employee director as of December 31, 2025 (no option awards were outstanding on that date):

Name	Aggregate Number of Stock Awards Outstanding	Aggregate Number of Shares Underlying Options Outstanding

Brandon B. Boze	2,068	—

Beth F. Cobert	2,068	—

Reginald H. Gilyard	2,068	—

Shira D. Goodman	2,068	—

E.M. Blake Hutcheson(1)	—	—

Christopher T. Jenny(1)	—	—

Gerardo I. Lopez	2,068	—

Guy A. Metcalfe	2,068	—

Oscar Munoz(1)	—	—

Gunjan Soni	2,068	—

Sanjiv Yajnik	2,068	—

(1)
Messrs. Hutcheson, Jenny, and Munoz did not stand for re-election in order to pursue other opportunities and retired from the Board effective as of our May 2025 annual meeting. Accordingly, they did not receive an annual Board retainer or restricted stock unit award in 2025 and did not hold any restricted stock units as of December 31, 2025.

CBRE 2026 PROXY STATEMENT	PROPOSAL 2: RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	35

Proposal 2: Ratify Appointment of
Independent Registered Public Accounting Firm

The Audit Committee of our Board appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2026. During 2025, KPMG LLP served as our independent accountant and reported on our consolidated financial statements for that year. KPMG LLP has been our independent auditor at all times since 2008.

The Audit Committee periodically considers whether to rotate our independent auditor in order to assure continuing auditor independence. The Board and the members of the Audit Committee believe that the continued retention of KPMG LLP as the company’s independent auditor in fiscal year 2026 is in the best interests of the company and its stockholders.

We expect that representatives of KPMG LLP will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Although stockholder ratification is not required, the appointment of KPMG LLP is being submitted for ratification at the Annual Meeting with a view towards soliciting stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If KPMG LLP’s selection is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate KPMG LLP’s engagement as our independent accountant without the approval of our stockholders whenever the Audit Committee deems termination appropriate.

Required Vote

Approval of this Proposal 2 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote at our Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of this proposal and so will have the same effect as a vote “AGAINST” this proposal. In the absence of instructions, your broker may vote your shares on this proposal. For more information, see “Annual Meeting Information—Voting Instructions and Information—If you do not vote/effect of broker non-votes” in this Proxy Statement.

RECOMMENDATION

The Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

CBRE 2026 PROXY STATEMENT	PROPOSAL 2: RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	36

Audit and Other Fees

The following table shows the fees for audit and other services provided by KPMG LLP for the fiscal years ended December 31, 2025 and 2024 (in millions):

Fees	Fiscal 2025	Fiscal 2024

Audit Fees	$23.6	$20.2

Audit-Related Fees	3.4	3.9

Tax Fees	2.7	5.3

All Other Fees	0.2	0.1

Total Fees	$29.9	$29.5

Audit Fees—Includes fees associated with the audit of our annual financial statements, review of our annual report on Form 10-K and quarterly reports on Form 10-Q, statutory audits and consents and assistance with and review of registration statements filed with the SEC. In addition, audit fees include those fees related to KPMG LLP’s audit of the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees—Includes fees associated with the audit of our employee benefit plans, other attestation and agreed upon procedure engagements. In addition, audit related fees include those fees related to KPMG LLP’s examination of the design and operating effectiveness of our internal controls covering our work as a service organization for clients.

Tax Fees—Includes fees associated with tax compliance at international locations, domestic and international tax advice, and planning and assistance with tax audits and appeals.

All Other Fees—Includes fees associated with environmental, social, and governance related services.

Audit Committee Pre-Approval Process

The Audit Committee is responsible for overseeing and approving our independent auditor’s fees, and pre-approves all audit and permissible non-audit services provided by our independent auditor. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval process and the fees for the services performed to date. In certain one-off cases, the Audit Committee Chair (on behalf of the Audit Committee) may also pre-approve particular services, with that pre-approval subject to subsequent Audit Committee ratification.

Audit Committee Report

The Audit Committee consists of four directors, each of whom is independent under NYSE rules and applicable securities laws. The Board has determined that each member of the Audit Committee is financially literate as required under NYSE rules. Our Board has also determined that Ms. Soni and each of Messrs. Boze and Lopez meet the qualifications of an audit committee financial expert. The Audit Committee operates under a written charter adopted by the Board, a copy of which is published in the Corporate Governance section of the Investor Relations page of our website at www.cbre.com.

The Audit Committee assists the Board in fulfilling its responsibilities to our stockholders with respect to our independent auditors, our corporate accounting and reporting practices, risk oversight, and the quality and integrity of our financial statements and reports. The Audit Committee is directly responsible for overseeing the appointment, compensation, retention and oversight of the work of our independent auditor, and the Audit Committee and its chair oversee the selection of our independent auditor’s lead engagement partner. In

CBRE 2026 PROXY STATEMENT	PROPOSAL 2: RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	37

addition, the Audit Committee reviews and considers all potential related-party and corporate opportunity transactions involving us and our directors and executive officers.

The Audit Committee discussed with our independent auditors the scope, extent and procedures for the fiscal year 2025 audit. Following completion of the audit, the Audit Committee met with our independent auditors, with and without management present, to discuss the results of their examinations, the cooperation received by the auditors during the audit examination, their evaluation of our internal controls over financial reporting, and the overall quality of our financial reporting.

Management is primarily responsible for our financial statements, reporting process, and systems of internal controls. In ensuring that our management fulfilled that responsibility, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Discussion topics included the quality and acceptability of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and an assessment of the work of the independent auditors.

The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with GAAP. The Audit Committee reviewed and discussed with the independent auditors their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed by the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee received from the independent auditors written disclosures and a letter regarding their independence as required by applicable rules of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee, discussed with the independent auditors their independence from us and our management, and considered the compatibility of non-audit services with the auditors’ independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board (and the Board subsequently approved) the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

In addition, the Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. The Board concurred with the selection of KPMG LLP. The Board has recommended to our stockholders that they ratify and approve the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints that we receive regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission of complaints by our employees received through established procedures of concerns regarding questionable accounting or auditing matters. The Audit Committee approved the establishment of an ethics and compliance program in 2004 and receives periodic reports from our Chief Risk, Ethics & Compliance Officer regarding that program.

Audit Committee

Gerardo I. Lopez, Chair

Brandon B. Boze

Beth F. Cobert

Gunjan Soni

Notwithstanding any statement in any of our filings with the SEC that might be deemed to incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Report of the Audit Committee is not incorporated into any such filings.

CBRE 2026 PROXY STATEMENT	PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	38

Proposal 3: Advisory Vote on Executive Compensation

Our Board is committed to providing competitive pay opportunities for our executives consistent with the markets in which we compete for talent, and aligning executive compensation with stockholder interests. As a part of that commitment, and in accordance with SEC rules, we are asking you to approve, on an advisory basis, a resolution on the compensation of our named executive officers as reported in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our 2025 executive compensation program and policies for our named executive officers. The Board has adopted a policy providing for annual “say on pay” advisory votes. Accordingly, in accordance with our current policy, the next “say on pay” vote is expected to occur at our annual meeting of stockholders in 2027.

In deciding how to vote on this proposal, our Board encourages you to review the “Compensation Discussion and Analysis” discussion in this Proxy Statement for a detailed description of our executive compensation philosophy and programs.

This vote is not intended to address any specific item of compensation, but rather the overall compensation that was paid in 2025 to our named executive officers resulting from our compensation objectives, policies, and practices as described in this Proxy Statement. Because your vote is advisory, it will not be binding upon the Board. However, the Board and the Compensation Committee value the opinions expressed by our stockholders and will review the voting results in connection with their ongoing evaluation of our executive compensation program.

We received strong support for our executive compensation program from our stockholders at our 2025 annual meeting of stockholders, at which approximately 91.4% of the votes cast on the “say on pay” proposal were in favor of the 2024 compensation that we paid to our named executive officers. In addition, stockholders that we engaged with as part of our outreach program generally reported that executive compensation was viewed as well-aligned with performance.

Our executive compensation program is designed to align pay and performance, reinforce our corporate strategy, and to attract and retain accomplished and high-performing executives and to motivate those executives to consistently achieve short- and long-term goals consistent with and in furtherance of our corporate strategy. To achieve this goal, we have designed an executive compensation program based on the following principles:

•
Paying for performance—A significant portion of each executive’s potential compensation is “at risk,” with incentive programs tied to financial metrics and strategic performance objectives.
•
Alignment with the interests of stockholders—Equity awards (including those tied to our financial performance) and promoting stock ownership align our executives’ financial interests with those of our stockholders.
•
Attracting and retaining top talent—The compensation of our executives must be competitive so that we may attract and retain talented and experienced executives.
•
Transparency and corporate governance—It is critical to us that we are transparent and reflect best practices in corporate governance when establishing our executive compensation.

The text of the resolution in respect of Proposal 3 is as follows:

RESOLVED, that the compensation paid to our named executive officers for 2025 set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, is hereby approved on an advisory basis.

CBRE 2026 PROXY STATEMENT	PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	39

Required Vote

Approval of this Proposal 3 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote at our Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of this proposal and so will have the same effect as a vote “AGAINST” this proposal. A broker non-vote will not count as “present,” and so will have no effect in determining the outcome with respect to this proposal.

RECOMMENDATION

The Board of Directors recommends a vote “FOR” the advisory approval of the compensation of our named executive officers for the fiscal year ended December 31, 2025.

CBRE 2026 PROXY STATEMENT	EXECUTIVE MANAGEMENT	40

Executive Management

Chad J. Doellinger Age: 50 Chief Legal & Administrative Officer and Corporate Secretary

Mr. Doellinger has been our Chief Legal & Administrative Officer and Corporate Secretary since January 2025. Prior to that, he served as our Executive Vice President, General Counsel, and Corporate Secretary from August 2023 to January 2025. He also served as our Chief Transformation Officer from May 2023 to August 2023 and our Senior Vice President and Deputy General Counsel from May 2020 to May 2023. Prior to joining CBRE, Mr. Doellinger was a Partner at Greenberg Traurig, LLP from November 2018 to May 2020. Mr. Doellinger holds a B.A., B.S., and M.B.A. from the University of Iowa and a J.D. from Yale Law School.

Emma E. Giamartino Age: 43 Chief Financial Officer and Chief Investment Officer

Ms. Giamartino has been our Chief Financial Officer since July 2021 and our Chief Investment Officer since January 2026. She also served as our Chief Investment Officer from January 2021 to July 2021. Prior to that, she served as our Executive Vice President of Corporate Development and Global Head of Mergers & Acquisitions from June 2020 to January 2021 and as Head of Mergers & Acquisitions in the

Americas from February 2018 to June 2020. Prior to joining CBRE, Ms. Giamartino served as Director of Corporate Development at Verizon Communications from March 2016 to February 2018. Earlier in her career, she worked in Nomura’s investment banking group. Ms. Giamartino holds a B.S. in Electrical Engineering from Duke University and an M.B.A. from Columbia Business School.

Andrew R. Glanzman Age: 48 Chief Executive Officer, Real Estate Investments

Mr. Glanzman has been our Chief Executive Officer, Real Estate Investments since January 2026, and Co-CEO and President of CBRE Investment Management since December 2024. From January 2022 to December 2024, he served as President of CBRE Investment Management. Mr. Glanzman previously served as Global Chief Operating Officer of our Real Estate Investments segment from January 2019 to January 2022. Prior to joining CBRE in 2010 as Managing Director and Chief Legal Officer of the company’s credit division, Mr. Glanzman was an attorney in the Private Investment Fund group at Mayer Brown LLP. Mr. Glanzman holds a J.D. from Harvard Law School and a B.A. from Indiana University.

CBRE 2026 PROXY STATEMENT	EXECUTIVE MANAGEMENT	41

Jamie Hodari Age: 44 Chief Executive Officer, Building Operations & Experience and Chief Commercial Officer

Mr. Hodari has been our Chief Executive Officer, Building Operations & Experience and Chief Commercial Officer since January 2025. Prior to joining CBRE, he was the Chief Executive Officer and Co-Founder of Industrious, a flexible workplace provider. Prior to Industrious, Mr. Hodari served as Co-Founder and Chief Executive Officer of Kepler, which pioneered a lower-cost, high-performing university model in East Africa, from 2011 to 2013. Earlier in his career, he was an investor at Birch Run Capital from 2010 to 2011, a corporate attorney at Sullivan & Cromwell from 2009 to 2010, and a reporter for the Times of India from 2004 to 2005. He previously served as a member of the board of directors of CBRE Acquisition Holdings, Inc., which merged with Altus Power, Inc. Mr. Hodari holds a J.D. from Yale Law School, an M.P.P. from Harvard University, and a B.A. from Columbia University.

Vikram Kohli Age: 46 Chief Operating Officer and Chief Executive Officer, Advisory Services

Mr. Kohli has been our Chief Operating Officer since April 2023 and our Chief Executive Officer, Advisory Services since January 2025. Prior to his current role, Mr. Kohli served in senior global roles, including as our Chief Executive Officer, CBRE Platform from January 2023 to April 2023, Global Group President, Business Intelligence from July 2021 to December 2022, Vice President, Corporate Finance from July 2020 to July 2021, Chief Operating Officer, South East Asia from April 2019 to July 2020, and our Regional Managing Director, South East Asia from April 2018 to April 2019. Earlier in his more than two-decade career at CBRE, Mr. Kohli served as Executive Director, Sales Management, Asia Pacific and Senior Director, Global Transactions. Mr. Kohli joined CBRE in June 2001 in India as part of the Transactions team focused on occupier advisory and office leasing. Mr. Kohli holds a B.B.A. from Delhi University, College of Business Studies and an M.B.A. from Northwestern University, Kellogg School of Management.

Robert E. Sulentic Age: 69 Chair, President, and Chief Executive Officer

Mr. Sulentic has been our President and CEO since December 2012. He assumed additional responsibilities as Board Chair in November 2023. Previously, he served in several senior leadership roles, including Group President with responsibility for Asia Pacific, EMEA, and the Development Services business; Chief Financial Officer; and President with responsibility for all business segments. At Trammell Crow Company, which CBRE acquired in December 2006, Mr. Sulentic served as Chief Financial Officer, Chief Executive Officer, and Board Chair. Mr. Sulentic holds a B.A. from Iowa State University and an M.B.A. from Harvard Business School.

CBRE 2026 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS	42

Compensation Discussion

and Analysis

CBRE 2026 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS — SECTION 1: INTRODUCTION	43

Section 1.

Introduction

Company Performance and Financial Highlights

Our pay-for-performance approach aligns management and stockholder interests. The operating environment improved considerably in 2025. This is reflected in markedly increased property sales and leasing activity, broader capital availability, and strengthening market fundamentals. Furthermore, rising investor sentiment as well as large occupiers’ continued strong appetite for outsourcing services drove significant momentum across our platform. Overall, revenue increased 13.4% in our resilient businesses (which include facilities management, project management, property management, loan servicing, other portfolio services, recurring investment management fees and valuations), and 13.6% in our transactional businesses (which include property sales, leasing, mortgage origination, carried interest and incentive fees in our investment management business, and development fees). In addition, Core EBITDA rose 22.3%, while Core EPS increased 25.1%, compared to full year 2024. We deployed approximately $2.7 billion of capital in 2025. This included approximately $1.2 billion to acquire Pearce Services, a leading provider of advanced technical services for digital and power infrastructure, and approximately $468 million to acquire the remaining 60% equity interest in Industrious, a leading flexible workplace solutions and workplace experience company. We also deployed $956 million to repurchase 7,052,481 shares of our common stock. Even with this substantial capital deployment, we ended 2025 with 1.2x net leverage, giving us substantial liquidity to finance future growth.

Revenue	GAAP Net Income	GAAP EPS

$40.6B	$1.2B	$3.85

+13.4%	+19.5%	+22.6%

Core EBITDA (1)	Core EPS (1)

$3.3B	$6.38

+22.3%	+25.1%

1-Year Total Stockholder Return (2) (as of 12/31/2025)	3-Year Total Stockholder Return (2) (as of 12/31/2025)	5-Year Total Stockholder Return (2) (as of 12/31/2025)

22%	109%	156%

vs. 18% for S&P 500 (+5% outperformance)	vs. 86% for S&P 500 (+23% outperformance)	vs. 96% for S&P 500 (+60% outperformance)

(1)
These are non-GAAP financial measures. For definitions and more information, see Annex A of this Proxy Statement. Our Board and management use these non-GAAP financial measures to evaluate our performance and manage our operations. However, non-GAAP financial measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with GAAP. The term “GAAP,” as used in this Proxy Statement, means generally accepted accounting principles in the United States.
(2)
Inclusive of dividends, assuming reinvestment.

CBRE 2026 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS — SECTION 1: INTRODUCTION	44

Our performance in 2025 resulted in strong stockholder value creation. This extended a long-term record of consistently increased stockholder value.

Comparison of 5-Year Cumulative Total Return(1) among CBRE Group, Inc., the S&P 500 Index,(2) and Peer Group(3)

(1)
$100 invested on December 31, 2020 in stock or index-including reinvestment of dividends, fiscal year ending December 31.
(2)
Copyright© 2026 Standard & Poor’s, a division of S&P Global. All rights reserved.
(3)
Peer group contains companies with the following ticker symbols: CIGI, CWK, ISS, JLL, MMI, NMRK, SVS.L (London), and WD.

CBRE 2026 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS — SECTION 2: OUR EXECUTIVE COMPENSATION PHILOSOPHY	45

Section 2.

Our Executive Compensation Philosophy

Our Pay-for-Performance Philosophy

Our executive compensation program is designed to align pay and performance, reinforce our corporate strategy, attract and retain accomplished and high-performing executives, and motivate those executives to consistently achieve short- and long-term goals consistent with our corporate strategy. Our pay philosophy emphasizes pay-for-performance through significant variable compensation tied to accomplishment of financial and strategic objectives.

To do this, we focus a significant percentage of our executive officers’ compensation on both annual and long-term incentive awards intended to drive growth in our business and in our share price in the short- and long-term, with a relatively modest portion of compensation paid in fixed base salary.

Executive Compensation Program Goals

The Committee establishes and administers our executive compensation program. Our short- and long-term compensation incentives are designed to:

LINK PAY TO PERFORMANCE

We place a significant portion of each executive officer’s potential compensation “at risk,” with incentive programs tied to financial metrics and strategic performance objectives.

•
In our annual incentive program, the financial metrics may be at the global level (i.e., based on the consolidated results of the enterprise) or based on a combination of global and segment performance, depending on the executive’s position. Payouts may be above, at, or below target levels, based on achievement of these financial and strategic performance objectives.
•
All of our long-term incentives have a performance component in that the ultimate value of those incentives depends upon our stock price over a multi-year period. We seek to further link our long-term incentives to our financial results and stockholder returns by awarding a combination of Performance-Based Equity Awards and Time-Vesting Equity Awards.

ALIGN THE INTERESTS OF OUR EXECUTIVES WITH THOSE OF OUR STOCKHOLDERS
•
Our goal is to instill a sense of ownership in the company through equity-based awards and stock ownership requirements applicable to our directors and executives.
•
Equity awards align an executive’s financial interests with those of our stockholders by creating incentives to preserve and increase stockholder value as well as achieve solid financial results for our stockholders over a multi-year period.

ATTRACT AND RETAIN TOP LEADERSHIP TALENT
•
To successfully execute our business strategy, we must attract and retain top talent in our industry. To accomplish this goal, we provide our executives with compensation opportunities at levels commensurate with other organizations competing for their talents.

BE TRANSPARENT AND REFLECT BEST PRACTICES IN CORPORATE GOVERNANCE
•
In addition to creating compensation programs that are easily understood and tracked, we have adopted governance policies and practices designed to further align executive compensation with long-term stockholder interests.

CBRE 2026 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS — SECTION 2: OUR EXECUTIVE COMPENSATION PHILOSOPHY	46

2025 Target Compensation Mix

The total 2025 target direct compensation mix for our Chief Executive Officer (CEO) and named executive officers (NEOs), including our CEO, is shown here.

CEO Target Compensation Mix	CEO + NEOs Target Compensation Mix

Overview of Compensation Components

	Compensation Component	Description and Purpose

FIXED	Base Salary

– Provides a level of fixed compensation necessary to attract and retain senior executives.

– Set at a level that recognizes the skills, experience, leadership and individual contribution of each executive as well as the scope and complexity of the executive’s role, giving due consideration to appropriate comparator group benchmarking.

Annual Performance Awards

– Variable cash incentive opportunity tied to financial metrics and achievement of individual strategic objectives.

– In 2025, the Committee used Core EBITDA and segment operating profit to establish financial performance objectives in order to effectively tie annual cash performance compensation to our operating results. We believe that Core EBITDA and segment operating profit are appropriate measures to evaluate our operating performance because these metrics focus on profitability but exclude certain items that management does not consider directly indicative of the company’s ongoing performance.

– Each executive had a target cash performance award opportunity, one-half of which depends on the company’s financial performance (the financial payout factor) and the other half of which depends on the executive’s personal performance (the strategic payout factor).

Annual Long-Term Incentives

– Annual grants of time-based and performance-based restricted stock units (RSUs) that are intended to align the interests of our executives with those of stockholders over a multi-year period, and to support executive retention objectives.

– In 2025, the Committee revised the annual long-term incentive program for our named executive officers (other than the CEO) to enhance the focus on company performance by aligning the equity allocation with that implemented for the CEO. Consistent with the CEO, these executive officers received their target annual long-term incentive award value divided equally into three components: one-third as a Time Vesting Equity Award, one-third as a Relative TSR Equity Award, and one-third as a Core EPS Equity Award.

We describe these awards in greater detail in “Section 4. Elements of Our Compensation Program” in this CD&A.

CBRE 2026 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS — SECTION 2: OUR EXECUTIVE COMPENSATION PHILOSOPHY	47

Compensation Governance Practices

Our compensation program is designed to promote exceptional performance and align the interests of our executives with the interests of our stockholders while discouraging executives from excessive risk taking.

What We Do	What We Don’t Do

INDEPENDENCE

100% of our Committee members are independent. The Committee engages its own compensation consultant and confirms each year that the consultant has no conflicts of interest and is independent.

STOCK OWNERSHIP REQUIREMENTS

We have stock ownership requirements for our directors and executive officers that require retention of at least 75% (100% for the CEO) of the net-after-tax shares acquired upon the exercise of stock options, the vesting of restricted stock or the settlement of vested restricted stock units until required ownership levels are met.

•
CEO: 6x Base Salary
•
CFO, Other NEOs, and Mr. Clancy: 3x Base Salary
•
Non-employee directors: 5x Annual Stock Grant

COMPENSATION CLAWBACK POLICY

We have a “compensation clawback policy” that requires the company to recover cash- based and performance-based equity incentive compensation paid to any current or former Section 16 officer if there is a restatement of our financial results. The policy mandates clawback from any applicable officer who received an award overpayment, without regard to whether any misconduct occurred or whether an officer bears responsibility for the required restatement.

EQUITY AWARD POLICY

Our Equity Award Policy is designed to maintain the integrity of the equity award process and ensure compliance with all applicable laws. The Equity Award Policy sets the procedures that must be followed in connection with employee awards.

STOCKHOLDER ENGAGEMENT

We regularly engage with our stockholders about our executive compensation program.

NO HEDGING OR PLEDGING

We have a policy that prohibits all directors, executive officers, and other designated insiders from entering into hedging transactions, and our directors and executive officers are prohibited from entering into pledging transactions.

NO “SINGLE TRIGGER” CHANGE OF CONTROL PAYMENTS

We do not have employment contracts, plans or other agreements that provide for “single trigger” change of control payments or benefits (including automatic accelerated vesting of equity awards upon a change of control only) to any of our named executive officers.

NO SIGNIFICANT EXECUTIVE PERQUISITES

We do not provide significant executive perquisites to our named executive officers. Our NEOs are only eligible for perquisites that serve a business purpose for the company such as security.

Say on Pay Results

The Committee considers the results of annual stockholder advisory votes on the compensation of our named executive officers, otherwise known as a “say on pay” vote, in connection with the discharge of its responsibilities. We received strong support for our executive compensation from our stockholders at our 2025 annual meeting of stockholders, at which approximately 91.4% of the votes cast on the say on pay proposal were in favor of the 2024 compensation for our named executive officers. At the 2026 Annual Meeting, we will again hold a say on pay vote. The Committee will consider the results of the say on pay in evaluating our executive compensation policies and programs.

Approximately 91.4% of shares voted approved our say on pay proposal in 2025

CBRE 2026 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS — SECTION 3: HOW WE MAKE COMPENSATION DECISIONS	48

Section 3.

How We Make Compensation Decisions

Compensation Committee Role

At the beginning of each performance year, the Committee determines the appropriate target levels of each component of compensation and establishes annual financial and strategic performance objectives for each executive officer based on factors the Committee deems relevant in its business judgment. Following year-end, performance relative to these objectives is measured, and individual annual performance awards are then determined.

When establishing target compensation levels and performance objectives, the Committee may consider any factors it deems relevant, including:

•
Industry and market conditions;
•
The company’s financial performance (i.e., based on the consolidated results of the enterprise and/or segment results);
•
The company’s global and segment performance relative to competitors;
•
Our Board-approved annual operating plan and related strategy and objectives;
•
Individual factors, including performance and expectations, responsibilities, experience, retention risk, succession planning, prior compensation, and positioning among other senior executives;
•
Overall effectiveness of the compensation program in achieving, measuring, and rewarding desired performance levels;
•
The results of our annual “say on pay” vote;
•
Advice from the Committee’s independent compensation consultant;
•
Market compensation data among comparable companies; and
•
Current and evolving practices and trends among comparable companies.

These factors may vary from year to year based upon the Committee’s subjective business judgment reflecting its members’ collective experience.

Chief Executive Officer Role

Our CEO meets with the Committee and its independent compensation consultant to provide perspective about us and our industry that may be helpful in conducting an accurate survey of relevant market data. In addition, our CEO makes recommendations on non-CEO executive compensation and reviews and provides the Committee with commentary on the competitive pay information regarding non-CEO executive compensation contained in the report of the Committee’s independent compensation consultant. At the invitation of the Committee, our CEO also attends meetings when the performance of other executive officers is discussed. During these meetings, our CEO provides an assessment of those executives’ performance and recommends a payout percentage with respect to the strategic objectives portion of the annual performance bonus for each of those executive officers. The Committee makes all ultimate compensation decisions with respect to our executive officers (including for our CEO), incorporating both the feedback from its independent compensation consultant and our CEO. Our CEO does not attend Committee discussions where the Committee evaluates his performance or sets his compensation.

CBRE 2026 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS — SECTION 3: HOW WE MAKE COMPENSATION DECISIONS	49

Independent Compensation Consultant Role

The Committee has retained Frederic W. Cook & Co., Inc. (FW Cook) as its independent compensation consultant. FW Cook reports directly to the Committee, attends meetings, and provides advice to the Committee. FW Cook prepares analyses for the Committee based on its review of market data that it believes to be relevant, including compensation levels at, and the financial performance of, a comparator group of companies identified for the relevant period.

FW Cook meets with the Committee and with management to solicit input on job scope, performance, retention issues and other relevant factors. FW Cook then prepares reports for the Committee with respect to management recommendations as to compensation opportunities of the applicable executive officers and the reasonableness of such recommendations. FW Cook works independently with the Committee chair to develop recommendations for CEO compensation and also advises the Committee on compensation-related developments and best practices. FW Cook also advises the Governance Committee on non-employee director compensation.

FW Cook has not provided the company any services other than the services that it provides to the Committee and the Governance Committee. After considering, among other things, the other factors described elsewhere in this Proxy Statement with respect to FW Cook’s work for the Committee and (i) the absence of any business or personal relationship between FW Cook and any member of the Committee or any of our executive officers, (ii) a certification from FW Cook that it does not trade in our securities, (iii) FW Cook’s Independence Policy that is reviewed annually by its board of directors, and (iv) FW Cook’s policy of proactively notifying the Committee chair of any potential or perceived conflicts of interest, the Committee has concluded that FW Cook is independent and that its work does not raise any conflict of interest.

Comparator Group Benchmarking—Comparative Market Data

We seek to offer total compensation opportunities competitive with the market in which we compete for executive talent. For some positions, this market is broader than the commercial real estate services and investment industry in which we operate. Accordingly, the Committee periodically reviews comparator company compensation data, general industry compensation survey data and recommendations from FW Cook to understand whether our executive compensation is reasonable and competitive. For certain executives, the Committee examines target compensation levels against business services sector comparators and a broad group of non-manufacturing companies, including those that the Committee considers to be our most comparable public company competitors. This group changes from time to time, and for 2025 executive compensation planning purposes it consisted of the following companies:

Benchmarking Compensation Comparator Group

Accenture plc	Fidelity National Information Services, Inc.	Jacobs Solutions Inc.

AECOM	Fiserv, Inc.	Jones Lang LaSalle Incorporated

Aon plc	Fluor Corporation	Marsh & McLennan Companies, Inc.

Automatic Data Processing, Inc.	Hewlett Packard Enterprise Company	The Bank of New York Mellon Corporation

Cognizant Technology Solutions Corporation	International Business Machines Corporation	Willis Towers Watson Public Limited Company

The group of companies listed above includes business services companies outside our industry, with stature, size, and complexity that are generally similar to our own, in recognition of the fact that all of our direct competitors are smaller than us and/or are non-public organizations, and competition for certain senior management talent is not limited to our industry. We believe the executive compensation practices of the comparator group, taken as a whole, serves as one appropriate reference for our executive compensation, and we do not target any particular compensation percentile within the comparator group when setting executive compensation.

The Committee considers market compensation data that it believes to be reliable and relevant when establishing executive compensation targets. As one factor in setting compensation targets for our CEO, the Committee examines data for comparable positions in the comparator group described above, which indicates, for example, that our CEO’s base salary and annual incentive targets should be

CBRE 2026 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS — SECTION 3: HOW WE MAKE COMPENSATION DECISIONS	50

significantly more than those of the next highest paid company executive. This is partly a function of competitive market data, which indicates that chief executive officers are paid significantly higher than other executives, but it also reflects the Committee’s view that our CEO bears ultimate responsibility for our global results and our overall success, such that his compensation opportunity should be set higher. Because reliable comparative data for other positions that might be specific to our business, such as a business-line chief executive officer, is not broadly available from the comparator group, the Committee also reviews compensation data from the comparator group for the most comparable level positions (e.g., 2nd or 3rd highest paid). The Committee also reviews data from outside the identified comparator group that it considers to be a reliable indicator of market compensation levels for those positions. As noted above, market compensation data is only one of many factors considered by the Committee when setting the compensation mix and levels for any particular executive. The actual factors considered by the Committee may vary from year to year based upon the Committee’s subjective business judgment reflecting its members’ collective experience.

Consideration of Stockholder Feedback on Executive Compensation

In 2025, we continued our stockholder outreach program and sought feedback from stockholders on a variety of topics, including strategy and execution, board composition and leadership structure, executive compensation, risk oversight, succession planning, sustainability, culture, human capital, and health and safety. With respect to executive compensation, stockholders generally reported that executive compensation was viewed as well-aligned with performance. The Committee endeavors to incorporate feedback from our stockholders into our annual compensation decisions. In response to feedback from our stockholders the Committee revised the structure of the annual equity awards to further emphasize performance. For 2025, both our CEO and our other named executive officers received one-third of their target annual long-term equity award as time-based RSUs, while the remaining two-thirds were awarded as performance-based RSUs.

Say on Pay Results

The Committee also considers the results of annual stockholder advisory votes on the compensation of our named executive officers in connection with the discharge of its responsibilities. We received strong support for our executive compensation program from our stockholders at our 2025 annual meeting of stockholders, at which approximately 91.4% of the votes cast on the “say on pay” proposal were in favor of the 2024 compensation for our named executive officers. The Committee will continue to consider the results of these annual advisory votes in evaluating our executive compensation policies and programs.

Compensation Risk Assessment

The Committee annually reviews the risks that may arise from our compensation programs, and in 2025, we undertook a comprehensive assessment of risks relating to those programs. Our management prepared a detailed inventory of all of our compensation programs, and with the assistance of FW Cook, on behalf of the Committee, analyzed each program’s design to determine whether the program creates or encourages excessive or inappropriate risk taking. Based on this review and analysis, we and the Committee have concluded that our compensation programs do not present any risk that is reasonably likely to have a material adverse effect on us.

CBRE 2026 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS — SECTION 4: ELEMENTS OF OUR COMPENSATION PROGRAM	51

Section 4.

Elements of Our Compensation Program

Compensation Elements for NEOs

The compensation program for our named executive officers consists primarily of three elements: base salary, annual performance awards (paid in cash), and long-term equity-based incentives (granted with time-based and performance-based vesting conditions). We endeavor to attract, motivate and retain exceptional individuals with demonstrated leadership and other capabilities required to implement innovative business initiatives, while concurrently encouraging those leaders to work towards ambitious long-term business objectives. We further seek to customize our pay practices based on individual performance, leadership, and potential, as well as global and segment results. We assess our executives in the context of a methodical performance management process. We believe that our pay practices support all of these efforts.

A significant percentage of our executive officers’ annual compensation package is variable, consisting of annual cash performance awards and long-term equity-based incentives. As shown in the charts below, for 2025, the target annual cash performance awards and long-term equity incentives comprised approximately (i) 94% of total target direct compensation for our CEO and (ii) on average 91% of total target direct compensation for our CEO together with our other named executive officers.

2025 CEO “At Risk” Performance-Based Compensation

2025 NEO “At Risk” Performance-Based Compensation

CBRE 2026 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS — SECTION 4: ELEMENTS OF OUR COMPENSATION PROGRAM	52

Base Salary

We provide competitive base salaries that allow us to attract and retain a high-performing leadership team at a reasonable level of fixed costs. Base pay levels generally reflect a variety of factors, such as the executive’s skill and experience, the seniority of the position, the difficulty of finding a replacement, affordability, and the positioning of the base pay against market salary levels and against base salaries of other senior executives at the company. Base salaries are generally reviewed annually during the first quarter of the year but may also be reviewed at other times if an executive officer’s responsibilities have materially changed or other special circumstances arise.

“Section 4. Elements of Our Compensation Program—2025 Compensation Decisions” in this CD&A describes any base salary increases for named executive officers in 2025.

Annual Performance Awards—Executive Bonus Plan

In 2025, the Committee granted annual performance awards to our executive officers under our Executive Bonus Plan (EBP). Consistent with prior years, the EBP is based on two key components, financial performance and strategic performance. Within the framework of the EBP, the Committee establishes target and maximum award opportunities and corresponding performance goals and determines actual payouts for our executives. The EBP is designed to motivate and reward executives by aligning pay with annual performance, and the amount of an award is measured by the executive’s success against a combination of challenging financial and strategic performance objectives established by the Committee. We may determine in any year to pay an award under the EBP in cash, or in the form of company stock or other non-cash forms of compensation.

2025 Financial Metrics Under the EBP

In 2025, 50% of each executive’s annual performance award was based on achievement of financial performance targets.

The Committee used Core EBITDA for our global business (measured against plan) when establishing 2025 financial performance targets under the EBP for our CEO and other corporate executives with enterprise-wide roles to effectively tie compensation to our operating results. We believe that Core EBITDA is an appropriate measure to evaluate our operating performance because it focuses on profitability but excludes certain items that management does not consider directly indicative of the company’s ongoing performance.

For our executives who have direct responsibility for our business segments, their 2025 financial performance targets were based on a combination of Core EBITDA for the global business and segment operating profit. We believe segment operating profit is an appropriate measure to evaluate segment operating performance because it focuses on profitability but excludes certain items that management does not consider directly indicative of the relevant segment’s ongoing performance. We believe it is appropriate that the financial metrics driving compensation outcomes match the metrics by which the business is managed. We believe that this combined measurement encourages our executives to collaborate across and contribute to the success of our entire enterprise, while also holding executives accountable for the results of the segment they lead.

Following year-end, our actual financial performance is then compared to the targeted financial performance. For our executives to be eligible to receive any award under the financial component of the EBP for 2025, our actual financial performance had to exceed 70% of the applicable target for Core EBITDA/segment operating profit. Performance at the target level for Core EBITDA/segment operating profit would have resulted in a payout of 100% of target for the financial component, and performance at 130% or greater of the target level for Core EBITDA/segment operating profit would have resulted in a payout of 200% of target for the financial component. For performance between 70% and 130% of the target goal, payout for the financial component is linearly interpolated.

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The 2025 Core EBITDA/segment operating targets for our named executive officers as compared to actual Core EBITDA/actual segment operating profit in 2025 is summarized below.

	Target for 2025 Core EBITDA/segment operating profit (in millions)	Actual 2025 Core EBITDA/segment operating profit (in millions)	Actual Achievement Against Target	Payout Factor	Relevant Business Objective Weighting

Robert E. Sulentic Emma E. Giamartino Chad J. Doellinger	$3,125	$3,308	106%	120%	Global (100%)

Vikram Kohli	$3,125	$3,308	106%	120%	Global (50%)
	$1,688	$1,834	109%	129%	Advisory (50%)

Jamie Hodari	$3,125	$3,308	106%	120%	Global (50%)
	$1,047	$1,094	104%	115%	BOE (50%)

“Section 5. 2025 NEO Compensation and Performance Summaries” in this CD&A includes a discussion of each named executive officer’s 2025 financial objectives.

2026 Financial Metrics under the EBP

For 2026, the Committee continued to use Core EBITDA for our global business (measured against plan) to establish 2026 financial performance targets under the EBP for our CEO and other corporate executives with enterprise-wide roles. We also continued to use a combination of Core EBITDA and segment operating profit to set 2026 financial performance targets for executives who run our business segments.

2025 Strategic Objectives under the EBP

Although company financial performance is critical to our success, the Committee also believes that a substantial portion of the EBP award (50% for 2025) should take into account the executive’s overall performance, including the achievement of important strategic objectives. The strategic objective component of annual performance awards under the EBP is both qualitative and quantitative in measurement. These pre-set objectives—which the Committee approves for each executive at the beginning of each performance year—enable the Committee to influence management’s performance against strategies beyond near-term financial objectives to include certain strategic objectives. We believe this approach is also responsive to our stockholders that have requested linking earned incentive compensation to annual progress against longer-term strategic goals. See “Section 5. 2025 NEO Compensation and Performance Summaries” in this CD&A for a discussion of the specific 2025 strategic objectives approved for each named executive officer.

Pursuant to the EBP, following the end of the performance year, the CEO (or in the case of the CEO, the Committee) reviews each executive’s overall performance, taking into account the various strategic objectives that were established at the beginning of the year and any special factors that could have affected performance during the year, such as other objectives and measures that may have become important to us or the executive during the year that are not reflected in the formal strategic objectives approved at the beginning of the performance year.

Under our EBP, the CEO (or the Committee, as applicable) then determines the payout factor, as a percentage of target, for the strategic performance component using the ratings framework below:

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Strategic Performance Measurement Scorecard

Rating	Performance Assessment	Strategic Payout Factor (% of Target)

1	Far Below Expectations	0%

2	Partially Met Expectations	75%

3	Met Expectations	100%

4	Somewhat Exceeded Expectations	125%

5	Far Exceeded Expectations	150%

2025 EBP Award Payout Determination

The payouts for the financial component and the strategic component of the EBP award, each as described above, are then added together to arrive at a total 2025 EBP award. Payout on the financial component (weighted 50%) may range from 0 to 200% of target, while payout on the strategic component (weighted 50%) may range from 0 to 150% of target. As a result, the maximum payout for 2025 EBP awards is 175% of target. The Committee may also determine to issue to our CEO a supplemental and discretionary award under our EBP in exceptional and exceedingly deserving circumstances, and our CEO (subject to ratification by the Board or the Committee) may determine to issue to our other executive officers a supplemental and discretionary bonus under the EBP in such circumstances not to exceed 200% of the target award. No supplemental EBP awards were awarded in 2025.

“Section 5. 2025 NEO Compensation and Performance Summaries” in this CD&A describes how each named executive officer’s EBP payout for 2025 was calculated.

Long-Term Incentive Awards

We use equity compensation as a long-term incentive to create alignment with stockholders, to reward achievement of financial and shareholder return objectives, and as a retention tool for top executives that have the most direct impact on corporate results. The link to performance in our long-term incentive grants is prospective in nature. For example, equity grants encourage executives not only to contribute to the creation of additional stockholder value but also to help maintain and preserve existing stockholder value—because the executives share in that value through their equity. Our equity grants are subject to multi-year vesting schedules, which help us to retain key talent.

Annual Long-Term Incentive Program

In 2025, the Committee continued to grant annual equity awards in three forms—a Time Vesting Equity Award, a Relative TSR Equity Award, and a Core EPS Equity Award. Notably, the Committee revised the annual long-term incentive program for our named executive officers (other than the CEO) to strengthen the focus on performance by aligning the equity allocation with that implemented for the CEO. Consistent with the CEO, these executive officers received their target annual long-term incentive award value divided equally into three components: one-third as a Time Vesting Equity Award, one-third as a Relative TSR Equity Award, and one-third as a Core EPS Equity Award.

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2025 Annual Equity Award Grant Metrics

TIME VESTING EQUITY AWARD RSUs	Vest 25% per year in 2026, 2027, 2028, and 2029, subject to the executive’s continued service.

RELATIVE TSR EQUITY AWARD Performance-based RSUs

May be earned from 0% to 175% of the target number of performance-based RSUs, based on the percentile ranking of the company’s total shareholder return (TSR) relative to the TSR of companies in a comparison group, measured over a three-year performance period. The comparison group includes 100 companies in the S&P 500, composed of the 50 companies that are ranked immediately above the company on the S&P 500, and the 50 companies that are ranked immediately below the company on the S&P 500, in each case based on their and our respective market capitalization at the start of the performance period.

The number of units that will vest at the end of the measurement period is determined as presented below. The payout is linearly interpolated for performance between the 25th percentile and 50th percentile and between the 50th percentile and 75th percentile.

	Performance Percentile Rank	% of Target Relative TSR Performance Vesting RSUs That Vest
	less than or equal to 25th percentile	0%
	at 50th percentile	100%
	75th percentile or greater	175%

Any Relative TSR earned performance-based RSUs will cliff vest on the later of the date on which the Committee certifies the performance percentile ranking achieved or the third anniversary of the applicable vesting commencement date.

CORE EPS EQUITY AWARD Performance-based RSUs

May be earned from 0 to 200% of the target number of performance-based RSUs, based on the extent to which our 2025 Core EPS performance meets, exceeds or falls short of established targets. For details of the performance targets and payout levels with respect to the 2025 Core EPS Equity Awards, see the section entitled “—Certified Achievement for Core EPS Equity Awards Granted in 2025.”

If actual Core EPS is less than the minimum threshold, then none of the units will be earned. Achievement of the threshold, target, and maximum Core EPS goals would result in payout of 50%, 100%, and 200% of the target units, respectively. The payout is linearly interpolated for performance between the Core EPS threshold and target and for performance between and the Core EPS target and maximum.

Any Core EPS earned performance-based RSUs will cliff vest on the third anniversary of the applicable vesting commencement date.

AWARD DETERMINATIONS

For our CEO, the Committee determines the amount of his equity award. For our other executive officers, our CEO recommends to the Committee the recipients of equity awards as well as the amount of each award. In evaluating these recommendations and making its final award determinations for all executive officers, the Committee considers:

•
the executive’s position within our organization;
•
ongoing performance and expected contributions by the executive to our future success; and
•
input from FW Cook, taking into consideration relevant market data (when applicable), pay equity among the relevant employee group, and other factors.

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Strategic Equity Awards

CEO Strategic Equity Award and Second Amended and Restated Restrictive Covenants Agreement

In 2022, the Committee granted Mr. Sulentic a strategic equity award with a grant date value of $7,500,000 (CEO Strategic Equity Award). The CEO Strategic Equity Award is split into three types of RSU awards:

CEO TIME VESTING STRATEGIC EQUITY AWARD (one-third of target grant value)	VESTING: Cliff vests on February 25, 2027 (five years from grant).

CEO RELATIVE TSR (rTSR) STRATEGIC EQUITY AWARD (one-third of target grant value)

Granted with a target number of RSUs, zero to 175% of which may be earned based on the TSR of the company compared to the TSR of each of the other companies comprising the S&P 500 on January 1, 2022.

PERFORMANCE PERIOD: Five-year measurement period commencing on January 1, 2022 and ending on December 31, 2026.

VESTING: Vesting will occur on the date on which the Committee certifies the performance percentile ranking achieved (which certification will occur as soon as practicable following the end of the performance period, but in no event more than 90 days).

CEO RELATIVE EPS (rEPS) STRATEGIC EQUITY AWARD (one-third of target grant value)

Granted with a target number of RSUs, zero to 175% of which may be earned based on the cumulative adjusted EPS growth of the company compared to the cumulative EPS growth, as reported under GAAP, of each of the other companies in the S&P 500 on January 1, 2022.

PERFORMANCE PERIOD: Five-year measurement period commencing on January 1, 2022 and ending on December 31, 2026.

VESTING: Vesting will occur on the date on which the Committee certifies the performance percentile ranking achieved (which certification will occur as soon as practicable following the end of the performance period, but in no event more than 90 days).

Performance and Payout Schedule for CEO rTSR and rEPS Strategic Equity Awards

The performance and payout schedule for the CEO rTSR and rEPS Strategic Equity Awards is intended to be challenging, as these performance awards will not vest unless the company’s performance on the relevant metric exceeds 50th percentile performance. The payout schedule for the CEO rTSR and rEPS Strategic Equity Awards is as follows:

CBRE’s rTSR Performance (Percentile Rank)	% of Target rTSR Share Units that Vest	CBRE’s rEPS Performance (Percentile Rank)	% of Target rEPS Share Units that Vest

<= 50th Percentile	0%	<= 50th Percentile	0%

>= 75th Percentile	175%	>= 75th Percentile	175%

The payout percentage is linearly interpolated if the company’s performance percentile ranking falls between the 50th percentile and 75th percentile.

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The CEO Strategic Equity Award is intended to recognize the critical role Mr. Sulentic plays in leading the company to achieve superior performance and reward his continued leadership. The Committee previously offered Mr. Sulentic a significant strategic equity award in 2017, which Mr. Sulentic declined. Notwithstanding the fact that Mr. Sulentic did not participate in the 2017 program, at that time, Mr. Sulentic entered into the same Restrictive Covenants Agreement with the company as our other named executive officers. Concurrent with the CEO Strategic Equity Award, Mr. Sulentic voluntarily extended the term of his Restrictive Covenants Agreement through December 31, 2026. Mr. Sulentic’s Restrictive Covenants Agreement provides for certain one-year post termination non-competition and non-solicitation covenants in the event of a resignation without good reason or a termination for cause prior to its expiration date.

Other Compensation Elements

DEFERRED COMPENSATION PLAN (DCP)

The plan provides select management employees whose incomes exceed a certain threshold (including our executive officers) and non-employee directors a tax-efficient method to defer compensation to future years, thus increasing the value of our overall compensation program in support of our recruitment and retention objectives.

• None of our named executive officers or non-employee directors, other than Mr. Metcalfe, deferred compensation under the DCP in 2025.

The DCP is described in more detail under “Executive Compensation—Summary of Plans, Programs, and Agreements—Deferred Compensation Plan.”

SEVERANCE PLAN

We have a Change in Control and Severance Plan for Senior Management (Severance Plan) in which all of our named executive officers for 2025 participate. The Committee believes that the Severance Plan is essential to recruiting, retaining and developing high-quality executive talent in the competitive market because it provides protection to the executive if the company does not retain him or her in certain circumstances.

Participants under the Severance Plan are eligible to receive:

• severance benefits upon a qualifying termination of employment, including enhanced benefits for a qualifying termination that occurs within a window period surrounding a change in control of the company, and

• continued vesting, in whole or in part, in respect of equity awards held by them if they remain employed with us on the date of a change in control of the company (or accelerated vesting if such equity awards are not assumed by the successor company).

Treatment of Annual Equity Awards on Termination due to Death, Disability and Retirement

The award agreements under which we granted our 2022, 2023, 2024, and 2025 equity awards provide for continued or accelerated vesting, in whole or in part, of the unvested portion of those awards in the event of termination of employment due to death, disability, or retirement.

Treatment of CEO Strategic Equity Award on Qualifying Termination or Retirement

The award agreement under which we granted the CEO Strategic Equity Award provides for continued or accelerated vesting, in whole or in part, of the unvested portion of that award in the event of termination of employment due to death or disability, by the company without cause or by Mr. Sulentic for good reason, or due to retirement.

BENEFITS AND PERQUISITES

We believe the following other elements of compensation are important to attract, motivate and retain the top executive talent for which we compete.

• Our named executive officers are eligible to participate in the same health, welfare, and insurance benefit plans in which our employees are generally able to participate.

• We offer our named executive officers out of country medical coverage and reimbursement for an annual physical.

• Some or all of our executive officers may also participate in broad-based plans and policies (such as our 401(k) plan).

We also provide certain other perquisites to our named executive officers.

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• We provide Mr. Sulentic with security services during business and personal travel and require that he use a private aircraft for all domestic air travel. These board-mandated security arrangements help ensure the safety of Mr. Sulentic while he is traveling.

• We provide certain security arrangements for named executive officers, including a residential risk assessment and security monitoring services in support of our named executive officers’ safety and well-being.

The Committee believes that the above benefits and perquisites, although a relatively small portion of the NEOs’ total compensation, provide a more tangible incentive than an equivalent amount of cash compensation.

2025 Compensation Decisions

NEO Target Compensation Adjustments

As part of the annual target compensation review, the Committee approved higher total annual compensation targets for each named executive officer except Mr. Hodari, who joined the company in January 2025. The compensation increases for Ms. Giamartino and Messrs. Sulentic and Kohli were delivered solely through equity awards, while Mr. Doellinger’s increase included adjustments to his base salary and bonus in addition to his equity award. All of these adjustments were implemented to keep our executive compensation competitive in the marketplace and to acknowledge the substantial accomplishments and contributions of each named executive officer in enhancing long-term shareholder value. Furthermore, the annual equity award structure was updated for our named executive officers (other than our CEO) to further prioritize performance. Under this revised structure, both our CEO and other named executive officers now receive one-third of their target annual long-term equity award as time-based RSUs, with the remaining two-thirds granted as performance-based RSUs.

For more information, see “Section 5. 2025 NEO Compensation and Performance Summaries” in this CD&A.

	2025 Base Salary	2025 EBP Target Awards	Total Target 2025 Annual Equity Awards(1)

Robert E. Sulentic	$1,350,000	$2,700,000	$17,950,000

			(Increase of $2,500,000)

Emma E. Giamartino	$775,000	$1,160,000	$4,815,000

			(Increase of $750,000)

Vikram Kohli	$850,000	$1,275,000	$5,375,000
			(Increase of $1,000,000)

Jamie Hodari(2)	$725,000	$1,100,000	$4,675,000

Chad J. Doellinger	$700,000	$1,150,000	$2,150,000
	(Increase of $100,000)	(Increase of $200,000)	(Increase of $600,000)

(1)
Reflects the target grant value of the 2025 annual equity awards. The number of shares issued to each NEO is determined by dividing the target dollar value by the closing price of our common stock on the NYSE on the grant date. The grant-date fair value of long-term incentive awards as disclosed in the Summary Compensation Table and Grants of Plan-Based Awards Table included elsewhere in this Proxy Statement may be different than the target grant value presented above as they represent the grant date fair value of the awards in accordance with FASB ASC 718, which for the Relative TSR Equity Awards is based on the Monte Carlo valuation model. See the Summary Compensation Table and Grants of Plan-Based Awards Table included elsewhere in this Proxy Statement for additional information.
(2)
Mr. Hodari was not a named executive officer for 2024 and so we do not present compensation information for him for that year.

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Certified Achievement for Core EPS Equity Awards Granted in 2025

In 2025, we granted to our named executive officers Core EPS Equity Awards. These 2025 Core EPS Equity Awards were granted with a target number of RSUs, of which zero to 200% could be earned based on the extent to which the company achieved Core EPS targets over a minimum threshold for the 2025 fiscal year. The Core EPS threshold, target and maximum goals for the 2025 Core EPS Equity Awards were $5.41, $5.85 and $6.29, respectively. The target goal of $5.85 was based on our 2025 annual budget Core EPS, which was approximately 15% higher than 2024 Core EPS of $5.10. Threshold and maximum goals were established by setting these goals 7.5% below and above the target, respectively.

On February 25, 2026, the Committee certified the company’s Core EPS performance for the 2025 performance period at $6.38. As a result, 200% of the target number of RSUs for the 2025 Core EPS Equity Awards will vest, subject to the executive’s continued employment, on March 5, 2028.

Vikram Kohli Retention Bonus

On May 23, 2025 (the Award Date), the Committee awarded Mr. Kohli a one-time cash retention bonus of $1.45 million (the Retention Bonus). Mr. Kohli used the proceeds of the Retention Bonus to pursue permanent residency in the U.S. through an employment-based first preference visa under the fifth employment-based preference category (the EB-5 Program). Mr. Kohli currently holds a temporary employer-sponsored visa that needs to be renewed every two years. The uncertainty regarding whether Mr. Kohli will be able to successfully renew his work visa in the future carries substantial risks around business continuity. Given Mr. Kohli’s significance to the company’s long-term succession strategy, it is imperative that Mr. Kohli secure permanent U.S. residency. The Committee believes that the Retention Bonus, and Mr. Kohli’s subsequent use of the Retention Bonus to pursue permanent U.S. residency, mitigates the business continuity risk identified above, creates retentive value (as described in further detail below), and reduces long-term uncertainty for both the company and Mr. Kohli. Eliminating this uncertainty allows the company to continue pursuing its strategic plans around growth of its business, leadership development and succession.

Mr. Kohli will be required to repay the Retention Bonus if he voluntarily terminates his employment without Good Reason (as defined in the CBRE Group, Inc. Amended and Restated Change in Control and Severance Plan For Senior Management (the Severance Plan)) or if he is terminated by the company for Cause (as defined in the Severance Plan). On each anniversary of the Award Date, the amount to be repaid decreases by 20%. If the company terminates Mr. Kohli without Cause or he resigns for Good Reason, there is no obligation to repay the Retention Bonus.

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Section 5.

2025 NEO Compensation and Performance Summaries

Linking Pay and Performance

Summaries of the compensation decisions made by the Compensation Committee in recognition of our named executive officers’ performance during 2025 are described below.

Robert E. Sulentic Chair, President, and Chief Executive Officer

Base Salary	$1,350,000		Target Compensation Mix
Total Long-Term Annual Equity Awards – Time Vesting – Relative TSR – Core EPS	Time Vesting	$5,983,333.33
	Relative TSR (at Target)	$5,983,333.33
	Core EPS (at Target)	$5,983,333.33
	Total	$17,950,000
Annual Performance Awards – Executive Bonus Plan	Financial Objectives (weighted 50%) Core EBITDA - 100% Actual Achievement Against Target: 106% Financial Component Payout: 120%			2025 Target $2,700,000	2025 Payout $3,638,824

Strategic Objectives (weighted 50%)

– Ensure successful execution of the new four‑segment operating model, including aligning the organization behind new segment leaders and providing active support as they evolve strategies and leadership teams;

– Drive leader accountability for delivery against business plans under the strategic operating framework, including strong focus on executing on strategic product advancement and differentiation;

– Restructure the company’s approach to M&A and integration, including M&A team structure, target identification, personal involvement in priority deals, and advancing the integration program; and

– Advance key functional priorities, including improving operational effectiveness and cost efficiency in Finance and People, supporting the Investor Relations re-rating effort, and defining the future-state knowledge and digital platform.

Strategic Component Payout: 150%

2025 Performance Highlights

– Actively supported implementation of the four‑segment operating model, engaging closely with new segment leaders and contributing directly to organizational structure, leadership alignment, and strategy development;

– Accelerated integration of Turner & Townsend (T&T) with CBRE, working hands-on with senior leadership to deepen integration efforts, restructure overlapping activities, and advance the data center solutions business;

– Sponsored and led key enterprise strategy initiatives, including the strategic occupier account initiative, with early indicators of significant impact across the occupier business;

– Drove senior leadership upgrades across the enterprise, including CEO appointments in our Building Operations & Experience (BOE) and Real Estate Investments (REI) segments; and

– Engaged directly in enterprise‑level transformation priorities, including restructuring the M&A approach, sharpening the focus of our knowledge and digital platform, and coordinating data center activities across the business.

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Emma E. Giamartino Chief Financial Officer and Chief Investment Officer

Base Salary	$775,000		Target Compensation Mix
Total Long-Term Annual Equity Awards – Time Vesting – Relative TSR – Core EPS	Time Vesting	$1,605,000.00
	Relative TSR (at Target)	$1,605,000.00
	Core EPS (at Target)	$1,605,000.00
	Total	$4,815,000
Annual Performance Awards – Executive Bonus Plan	Financial Objectives (weighted 50%) Core EBITDA - 100% Actual Achievement Against Target: 106% Financial Component Payout: 120%			2025 Target $1,160,000	2025 Payout $1,476,347

Strategic Objectives (weighted 50%)

– Reorganize finance teams under a streamlined leadership structure to foster a high-performing finance organization capable of independently shaping and executing strategic initiatives;

– Refocus the M&A function on strategic, large-scale deals and personally lead negotiations for these transactions;

– Evolve the re-rating strategy by driving capital allocation and optimizing communication; and

– Advance the company’s business transformation to embed operational efficiency within operations and finance.

Strategic Component Payout: 135%

2025 Performance Highlights

– Strengthened finance leadership by consolidating teams under fewer leaders and creating a structure capable of independently driving strategy and execution;

– Refocused the M&A function on strategic, large‑scale transactions, restructured the corporate development team and personally led negotiations and successful closings of the Industrious and Pearce transactions;

– Advanced the company’s re-rating strategy by significantly improving quarterly earnings call messaging and elevating the Investor Relations program to more clearly articulate CBRE’s value proposition; and

– Established a comprehensive five-year finance transformation roadmap, positioning the organization for long-term operational efficiency and potential Enterprise Resource Planning system modernization.

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Vikram Kohli Chief Operating Officer and Chief Executive Officer, Advisory Services

Base Salary	$850,000		Target Compensation Mix
Total Long-Term Annual Equity Awards – Time Vesting – Relative TSR – Core EPS	Time Vesting	$1,791,666.67
	Core EPS (at Target)	$1,791,666.67
	Relative TSR (at Target)	$1,791,666.67
	Total	$5,375,000
Annual Performance Awards – Executive Bonus Plan

Financial Objectives (weighted 50%)

Core EBITDA - 50%

Advisory Segment Operating Profit: 50%

Actual Achievement Against Target:

106% (Global)

109% (Advisory)

Global Financial Component Payout: 120%

Advisory Financial Component Payout: 129%

				2025 Target $1,275,000	2025 Payout $1,684,019

Strategic Objectives (weighted 50%)

– Unlock talent through enhanced leadership, drive innovation and growth in key markets such as Japan and India, and build a differentiated tenant rep leasing product;

– Ensure measurable progress on strategic initiatives and hold teams accountable for execution;

– Advance our knowledge and digital platform with a focus on tangible impact, including practical applications of AI; and

– Lead the next phase of M&A integration by positioning T&T for significant U.S. expansion, overseeing the seamless integration of Industrious, and ensuring successful execution of the Occupier Solutions plan.

Strategic Component Payout: 140%

2025 Performance Highlights

– Unlocked leadership talent across the Advisory business, elevating multiple leaders into key roles and strengthening leadership capability across the U.S., UK, Continental Europe, and Japan;

– Drove progress in priority growth markets, contributing to improved momentum in Capital Markets and Leasing and advancing strategic initiatives in Japan and other key geographies;

– Advanced our knowledge and digital platform with tangible impact, including positioning new data tools for a Q1 2026 launch and supporting finance and cost transformation efforts; and

– Led and supported critical M&A integration efforts, including continued progress on T&T integration and high‑impact support during the Pearce transaction.

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Jamie Hodari Chief Executive Officer, Building Operations & Experience and Chief Commercial Officer

Base Salary	$725,000(1)		Target Compensation Mix
Total Long-Term Annual Equity Awards – Time Vesting – Relative TSR – Core EPS	Time Vesting	$1,558,333.33
	Relative TSR (at Target)	$1,558,333.33
	Core EPS (at Target)	$1,558,333.33
	Total	$4,675,000
Annual Performance Awards – Executive Bonus Plan

Financial Objectives (weighted 50%)

Core EBITDA - 50%

BOE Segment Operating Profit: 50%

Actual Achievement Against Target:

106% (Global)

104% (BOE)

Global Financial Component Payout: 120%

BOE Financial Component Payout: 115%

				2025 Target $1,100,000(2)	2025 Payout $1,307,509

Strategic Objectives (weighted 50%)

– Sharpen and clarify CBRE’s value proposition and brand messaging;

– Drive accelerated growth across BOE by fostering cross-functional collaboration, optimizing operational efficiency, delivering differentiated service offerings, and expanding supply and market reach;

– Leverage commonalities and synergies across operating businesses to drive overall performance and integration; and

– Upgrade the leadership team.

Strategic Component Payout: 130%

2025 Performance Highlights

– Clarified and strengthened CBRE’s value proposition and brand messaging, improving market understanding of CBRE’s differentiated offerings;

– Accelerated growth across BOE, driving cross-functional collaboration and addressing key operational and commercial barriers;

– Improved operating efficiency and service differentiation, elevating financial discipline, operational rigor, and product quality across the platform; and

– Upgraded leadership capability, making targeted leadership promotions and external hires to strengthen enterprise, property management, and experience strategy.

(1)
This amount reflects Mr. Hodari’s approved annual base salary for 2025. Mr. Hodari’s employment began on January 16, 2025 and as such, his prorated base salary for 2025 was $669,231.
(2)
This amount reflects Mr. Hodari’s approved 2025 target performance award under our Executive Bonus Plan (EBP). Mr. Hodari’s employment began on January 16, 2025 and as such, his prorated EBP target for 2025 was $1,057,692.

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Chad J. Doellinger Chief Legal & Administrative Officer and Corporate Secretary

Base Salary	$700,000(1)		Target Compensation Mix
Total Long-Term Annual Equity Awards – Time Vesting – Relative TSR – Core EPS	Time Vesting	$716,666.67
	Relative TSR (at Target)	$716,666.67
	Core EPS (at Target)	$716,666.67
	Total	$2,150,000
Annual Performance Awards – Executive Bonus Plan	Financial Objectives (weighted 50%) Core EBITDA - 100% Actual Achievement Against Target: 106% Financial Component Payout: 120%			2025 Target $1,150,000	2025 Payout $1,463,620

Strategic Objectives (weighted 50%)

– Transform and optimize the People function;

– Enhance Global Governance (Legal, Ethics & Compliance, Risk, Insurance, and Security & Resilience) by implementing efficient service delivery models, improving data and operations, and increasing oversight of indirect spend;

– Support the Risk team in launching a reimagined ERM program and building a robust compliance function; and

– Provide strategic support to executive leadership and the Board.

Strategic Component Payout: 135%

2025 Performance Highlights

– Advanced the transformation and effectiveness of the Global Governance function, driving meaningful improvements in structure, execution, and leadership capability;

– Consolidated risk‑related functions under a unified operating model, supporting more efficient oversight and enabling the successful transition and development of new senior leadership;

– Strengthened Board governance and effectiveness, providing direct support that improved engagement, decision-making, and overall Board performance; and

– Served as a strategic advisor to executive leadership, supporting governance priorities, leadership development, and enterprise-level decision-making.

(1)
This amount reflects Mr. Doellinger’s approved base salary for 2025, which was increased to $700,000 as part of our annual target compensation review. In 2025, Mr. Doellinger received $672,692 in base salary.

CBRE 2026 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS — SECTION 6: COMPENSATION POLICIES AND PRACTICES	65

Section 6.

Compensation Policies and Practices

Equity Ownership Policy

Our objective to link compensation to our long-term success is reinforced by an equity ownership policy applicable to our executives. To further align our executives’ interests with our stockholders over the long term, this policy restricts selling of company stock by each executive officer until the executive acquires and maintains significant levels of company stock.

For our named executive officers, the minimum ownership requirements are indicated in the table below. Our executives are permitted to satisfy their ownership requirements over time through existing and new equity awards. As of December 31, 2025, all of our named executive officers (except for Mr. Doellinger, who became an executive officer on March 22, 2024, and Mr. Hodari, whose employment began on January 16, 2025) have satisfied their minimum ownership requirements.

Stock Ownership Requirement

Name	Minimum Requirement

Robert E. Sulentic	6x Base Salary
Emma E. Giamartino	3x Base Salary
Vikram Kohli	3x Base Salary
Jamie Hodari	3x Base Salary
Chad J. Doellinger	3x Base Salary

A further description of this policy can be found under “Corporate Governance—Stock Ownership Requirements” in this Proxy Statement.

Policies Restricting Stock Trading and Prohibiting Pledging, Hedging and Short-Selling

We have a pre-clearance policy and process for trades in company securities that all directors, Section 16 officers, and other designated insiders must follow. Under this policy, our directors, executive officers, and other designated insiders are prohibited from trading in company securities outside of our quarterly trading windows, and trades inside the windows are subject to pre-clearance through our Chief Legal & Administrative Officer, in each case except under pre-approved SEC Rule 10b5-1 trading plans.

We prohibit all directors, executive officers, and other designated insiders from:

•
engaging in short-term investment activities such as arbitrage trading or day trading;
•
taking short positions in the company’s securities;
•
purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds); or
•
engaging in hedging or other derivative transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

Our directors and Section 16 officers are also prohibited from purchasing on margin, or borrowing against any account in which company securities are held, or pledging company securities as collateral for a loan.

No “Single Trigger” Change of Control Payments

We do not have agreements or plans that provide for “single trigger” change of control payments or benefits (including automatic accelerated vesting of equity awards upon a change of control only) to any of our named executive officers.

CBRE 2026 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS — SECTION 6: COMPENSATION POLICIES AND PRACTICES	66

Compensation Clawback Policy

Our compensation clawback policy requires us, subject to limited exceptions, to recover cash-based and performance-based-equity incentive compensation (e.g., our Core EPS Equity Awards) paid to any current or former “Section 16 officer” (as so designated by the Board and our Audit Committee under Rule 16a-1(f) of the Exchange Act) in the event of a restatement of our financial results in certain circumstances described below.

Specifically, the policy provides that (i) if we are required to restate our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to our previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, and (ii) any Section 16 officer received a recoverable incentive-based compensation award in excess of the amount that he or she would have received had the restated financial statements been in effect for the period in which the incentive-based compensation amount was awarded, then we are required to recover the overpayment. The policy requires clawback from any executive who received an award overpayment, without regard to whether any misconduct occurred or whether an executive bears responsibility for the required accounting restatement. Incentive compensation received during the last three completed fiscal years preceding the date we determine we are required to restate our financial statements is subject to clawback under the policy.

Equity Award Policy and Procedures for Equity Grants

We have an Equity Award Policy that is designed to maintain the integrity of the equity award process. This policy has the following characteristics:

•
Requires Board approval for delegation by the Committee to any other committee or individual of its authority under our equity incentive plans;
•
Provides that the exercise price of stock options and value of restricted stock and RSU awards is determined using the closing price of our common stock on the NYSE on the grant date;
•
Permits our CEO to make special recruitment and retention awards in the periods between Board or Committee meetings, but never to Section 16 officers or an award consisting of stock options, and there are limitations on the terms and amounts of those grants as well as a requirement to provide reports of such grants to the Committee; and
•
Provides that the effective date of a grant is the date the Board, the Committee, or the CEO, as applicable, approves the award, unless a later date is required (for instance in connection with a grant to a new hire who starts work on a date after the award has been approved, or the occurrence of a corporate event).

The policy is published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com.

Policies and Practices Related to the Timing of Equity Grants

The Committee has the authority to approve equity award grants to employees, provided that awards for our executive officers are subject to “non-objection” by our Board. Our annual equity awards are generally granted in February or March, effective as of the date the Board meets to review the awards and provide its non-objection. However, if such meeting date occurs before our release of the financial results for the prior fiscal year and fourth fiscal quarter through the filing of a Current Report on Form 8-K, the annual awards are granted effective as of the date that our quarterly trading window opens. Other equity award grants made outside of our annual grant cycle are made on May 1, August 1, and November 1, with certain other limited grants related to hiring and promotions occurring throughout the year.

We have not granted stock options, stock appreciation rights or similar option-like instruments in recent years. Accordingly, we do not have a specific policy or practice on the timing of such awards in relation to our disclosure of material nonpublic information. In the event we determine to grant such awards, we will evaluate the appropriate steps to take in relation to the foregoing. We do not time disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

CBRE 2026 PROXY STATEMENT	COMPENSATION COMMITTEE REPORT	67

Compensation Committee Report

The Compensation Committee reviewed and discussed with management of the company the foregoing Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Compensation Committee

Reginald H. Gilyard, Chair

Shira D. Goodman

Guy A. Metcalfe

Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Compensation Committee Report is not incorporated into any such filings.

CBRE 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY COMPENSATION TABLE	68

Executive Compensation

Summary Compensation Table

The following table includes compensation information for the fiscal years ended December 31, 2025, 2024, and 2023 for our Chief Executive Officer, Chief Financial Officer and Chief Investment Officer, and the three other most highly compensated executive officers in 2025.

Name and Principal Position	Year(8)	Salary ($)	Bonus ($)	Stock Awards(1)(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4)(5) ($)	Total ($)

Robert E. Sulentic(7)	2025	1,350,000	—	19,023,324	3,638,824	312,891(5)	24,325,039
President and Chief Executive Officer	2024	1,323,077	—	16,339,427	3,887,683	6,000	21,556,187
	2023	1,250,000	—	14,749,941	2,352,893	6,000	18,358,834

Emma E. Giamartino	2025	775,000	—	5,102,505	1,476,347	38,578	7,392,430
Chief Financial Officer and Chief	2024	754,808	—	4,240,385	1,612,264	6,000	6,613,457
Investment Officer	2023	695,000	—	3,199,880	980,273	6,000	4,881,153

Vikram Kohli	2025	850,000	1,450,000(6)	5,696,094	1,684,019	38,898	9,719,011
Chief Operating Officer and Chief Executive Officer, Advisory Services	2024	809,615	—	4,563,875	1,835,850	6,324	7,215,664

Jamie Hodari	2025	669,231	—	4,954,560	1,307,509	38,578	6,969,878
Chief Executive Officer, Building Operations & Experience and Chief Commercial Officer

Chad J. Doellinger	2025	672,692	—	2,278,438	1,463,620	46,769	4,461,519
Chief Legal & Administrative Officer and Corporate Secretary	2024	586,538	—	1,616,756	1,181,400	6,000	3,390,694

Annual Stock Award Column (1), (2)

(1)
The amounts shown in this column represent the aggregate grant date fair value of RSUs and Performance RSUs granted to the NEOs calculated in accordance with FASB ASC Topic 718. For the Time Vesting Equity Awards and Relative TSR Equity Awards granted in 2025, assumptions used in the calculation of these amounts are included in Note 2 “Significant Accounting Policies” and Note 15 “Employee Benefit Plans” to our consolidated financial statements as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(2)
Our 2025 annual equity awards were made under and governed by the Amended and Restated 2019 Equity Incentive Plan, as described below under “Summary of Plans, Programs, and Agreements” and include:

Time Vesting Equity Awards

The following awards are scheduled to vest 25% per year over four years (on each of March 5, 2026, 2027, 2028 and 2029):

•
March 5, 2025 grants to Mr. Sulentic (42,047 RSUs), Ms. Giamartino (11,278 RSUs), Mr. Kohli (12,590 RSUs), Mr. Hodari (10,951 RSUs), and Mr. Doellinger (5,036 RSUs).

Relative TSR Equity Awards

These awards are eligible to be earned based on the extent to which the company achieves Relative TSR targets (over a minimum threshold) measured over three years, with full vesting of any earned amount on March 5, 2028:

•
March 5, 2025 grants with the following target unit amounts: Mr. Sulentic (42,047 RSUs), Ms. Giamartino (11,278 RSUs), Mr. Kohli (12,590 RSUs), Mr. Hodari (10,951 RSUs), and Mr. Doellinger (5,036 RSUs).

For our Relative TSR Equity Awards, includes the aggregate grant-date fair value of the awards determined in accordance with FASB ASC Topic 718. In this table, we have assumed that achievement at 100% of target is the probable outcome of the related performance conditions, which was our assumption on the grant date. For the Relative

CBRE 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY COMPENSATION TABLE	69

TSR Equity Awards granted in 2025, the aggregate grant date fair value for these awards, assuming the achievement of the highest level of performance (which is 175% of the target unit amount), is $12,349,267 for Mr. Sulentic, $3,312,293 for Ms. Giamartino, $3,697,631 for Mr. Kohli, $3,216,294 for Mr. Hodari, and $1,479,086 for Mr. Doellinger.

Core EPS Equity Awards

These awards are eligible to be earned based on the extent to which the company achieves Core EPS targets (over a minimum threshold) for the 2025 fiscal year, with full vesting of any earned amount on March 5, 2028:

•
March 5, 2025 grants with the following target unit amounts: Mr. Sulentic (42,047 RSUs), Ms. Giamartino (11,278 RSUs), Mr. Kohli (12,590 RSUs), Mr. Hodari (10,951 RSUs), and Mr. Doellinger (5,036 RSUs).

For our Core EPS Equity Awards, in this table we have assumed that achievement at 100% of target is the probable outcome of the related performance conditions, which was our assumption on the grant date. For the Core EPS Equity Awards granted in 2025, the aggregate grant date fair value for these awards, assuming the achievement of the highest level of performance (which is 200% of the target unit amount), is $11,966,576 for Mr. Sulentic, $3,209,719 for Ms. Giamartino, $3,583,114 for Mr. Kohli, $3,116,655 for Mr. Hodari, and $1,433,246 for Mr. Doellinger.

Non-Equity Incentive Plan Compensation Column (3)

(3)
The amounts in this column relate to compensation pursuant to our annual performance award plan referred to in this Proxy Statement as the Executive Bonus Plan, or EBP, which is described below under “Summary of Plans, Programs, and Agreements.” Amounts reflected in this table are based on the achievement of financial and strategic performance objectives that are established at the beginning of each fiscal year. Mr. Hodari's employment began on January 16, 2025, at which point he became a participant in our EBP. Under the EBP, his (full-year) target annual performance award for 2025 was $1,100,000, but which was prorated to $1,057,692 for the portion of the year in which he participated in that plan. As such, his target (full-year) annual performance award for 2025 was $1,057,692, which represents his (prorated) target award under the EBP.

All Other Compensation Column (4), (5)

(4)
The amounts in this column for each of our NEOs reflect (i) our matching contributions to their 401(k) accounts in the amount of $6,000 pursuant to our employee 401(k) match policy based on their respective contributions to such accounts and (ii) costs accrued in 2025 associated with certain security arrangements, including a residential risk assessment for each of our NEOs in the amount of $27,414, and security monitoring services. For Mr. Doellinger, the amount in this column also includes reimbursement for an executive physical and for Mr. Kohli, the amount also includes a tax gross-up in the amount of $320 on company-paid tax advisory services. Our NEOs are only eligible for perquisites that serve a business purpose for the company or support an NEO’s safety, health, and well-being.
(5)
The amounts reported in this column for Mr. Sulentic include $179,757 for costs related to the company’s CEO Executive Security Program. We believe these security services and costs, which arise from the nature of his employment responsibilities, are reasonable, appropriate, necessary, and in the best interests of the company and its stockholders, as they mitigate risks to our business. In addition, the amounts reported in this column for Mr. Sulentic include incremental costs to the company of $94,557 for use of private aircraft by Mr. Sulentic (and members of his family and other guests) for personal travel. For security and efficiency reasons, the Board requires Mr. Sulentic to use a private aircraft for all domestic business and personal travel. The incremental cost for personal usage of private aircraft is based on established hourly rates charged by the fractional ownership program operator, fuel rate, and other flight-related fees and expenses. The amount does not include fixed costs that do not change based on usage, such as the company’s monthly management fee for the fractionally-owned aircraft. The Board reviews all security-related arrangements for Mr. Sulentic and our other NEOs on a quarterly basis to ensure all costs are reasonable, appropriate, and necessary.

Mr. Kohli (6)

(6)
Represents Mr. Kohli’s Retention Bonus. For additional information, see "Compensation Discussion and Analysis—Section 4: Elements of our Compensation Program—2025 Compensation Decisions."

Mr. Sulentic (7)

(7)
With respect to his outstanding equity awards, Mr. Sulentic became retirement eligible in September 2018. For additional information regarding the treatment of such awards upon retirement, please refer to the discussion under “—Summary of Plans, Programs, and Agreements—Severance Plan; Treatment of Death, Disability and Retirement Under Equity Award Agreements; Treatment of Qualifying Termination and Retirement Under CEO Strategic Equity Award Agreements.”

Year Column (8)

(8)
Under applicable SEC rules, we have excluded compensation for Messrs. Kohli and Doellinger for 2023, and for Mr. Hodari for 2023 and 2024, as they were not named executive officers for those years.

CBRE 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION — EMPLOYMENT AGREEMENTS	70

Employment Agreements

Except for Ms. Giamartino and Mr. Hodari, none of our named executive officers for 2025 are party to an employment agreement. Messrs. Sulentic, Kohli and Doellinger are each party to a restrictive covenants agreement in substantially similar form to that which was executed by Ms. Giamartino and Mr. Hodari, as described below. Mr. Kohli is also party to a retention agreement, as further described below.

Giamartino Agreement

The company and Ms. Giamartino entered into a letter agreement on July 28, 2021 (the Giamartino Offer Letter) in connection with her promotion to Global Group President, Chief Financial Officer and Chief Investment Officer. Pursuant to the Giamartino Offer Letter, Ms. Giamartino (i) receives a base salary of $680,000 per annum, (ii) is eligible for a discretionary annual bonus award under the terms of the EBP, with a target bonus of $1,000,000, (iii) beginning in 2022, will be recommended to the Compensation Committee for an annual RSU award with an approximate grant date value of $1,820,000, expected to be granted 50% in the form of a time-vesting equity award and 50% in the form of a performance-vesting equity award and (iv) was paid a one-time promotional cash award of $1,000,000, which is subject to repayment in case of certain terminations without good reason, or for cause, within three years of July 28, 2021. Ms. Giamartino is a participant in the Severance Plan and is eligible for severance benefits thereunder. In connection with her promotion, Ms. Giamartino executed a restrictive covenants agreement providing for certain post-termination non-competition, non-solicitation of clients, and non-solicitation of company employees covenants. Since entering into the employment agreements referenced above, the Compensation Committee has established new compensation targets for Ms. Giamartino. See “Compensation Discussion and Analysis—Section 4: Elements of Our Compensation Program—2025 Compensation Decisions” for additional details.

Hodari Agreement

The company and Mr. Hodari entered into a letter agreement on January 13, 2025 (the Hodari Offer Letter) in connection with his appointment as Chief Executive Officer, Building Operations & Experience and Chief Commercial Officer. Pursuant to the Hodari Offer Letter, Mr. Hodari (i) receives a base salary of $725,000 per annum, (ii) is eligible for a discretionary annual bonus award under the terms of the EBP, with a target bonus of $1,100,000, and (iii) will be recommended to the Compensation Committee for an annual RSU award with an approximate grant date value of $4,675,000, partially granted in the form of a time-vesting equity award and partially granted in the form of a performance-vesting equity award. Mr. Hodari is a participant in the Severance Plan and is eligible for severance benefits thereunder. In connection with his employment, Mr. Hodari executed a restrictive covenants agreement providing for certain post-termination non-competition, non-solicitation of clients, and non-solicitation of company employees covenants.

Kohli Retention Agreement

On May 23, 2025, the Committee awarded Mr. Kohli a one-time cash retention bonus of $1.45 million (the Retention Bonus). Mr. Kohli will be required to repay the Retention Bonus if he voluntarily terminates his employment without Good Reason (as defined in the CBRE Group, Inc. Amended and Restated Change in Control and Severance Plan for Senior Management (the Severance Plan) or if he is terminated by the company for Cause (as defined in the Severance Plan). On each anniversary of the Award Date, the amount to be repaid decreases by 20%. If the company terminates Mr. Kohli without Cause or he resigns for Good Reason, there is no obligation to repay the Retention Bonus. See “Compensation Discussion and Analysis—Section 4: Elements of Our Compensation Program—2025 Compensation Decisions” for additional details.

CBRE 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION — GRANTS OF PLAN-BASED AWARDS	71

Grants of Plan-Based Awards

The following table includes information concerning stock and cash awards for the fiscal year ended December 31, 2025 to the persons named in the table under the heading “—Summary Compensation Table,” which awards were granted pursuant to our Amended and Restated 2019 Equity Incentive Plan and Executive Bonus Plan described below under “Summary of Plans, Programs, and Agreements.”

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	Awards(2)(3) ($)

Robert E. Sulentic		—	2,700,000	4,725,000	—	—	—	—	—
	03/05/25(4)	—	—	—	—	—	—	42,047	5,983,288
	03/05/25(5)	—	—	—	—	42,047	73,582	—	7,056,748
	03/05/25(6)	—	—	—	21,023	42,047	84,094	—	5,983,288

Emma E. Giamartino		—	1,160,000	2,030,000	—	—	—	—	—
	03/05/25(4)	—	—	—	—	—	—	11,278	1,604,859
	03/05/25(5)	—	—	—	—	11,278	19,736	—	1,892,787
	03/05/25(6)	—	—	—	5,639	11,278	22,556	—	1,604,859

Vikram Kohli		—	1,275,000	2,231,250	—	—	—	—	—
	03/05/25(4)	—	—	—	—	—	—	12,590	1,791,557
	03/05/25(5)	—	—	—	—	12,590	22,032	—	2,112,980
	03/05/25(6)	—	—	—	6,295	12,590	25,180	—	1,791,557

Jamie Hodari		—	1,057,692	1,850,961	—	—	—	—	—
	03/05/25(4)	—	—	—	—	—	—	10,951	1,558,327
	03/05/25(5)	—	—	—	—	10,951	19,164	—	1,837,906
	03/05/25(6)	—	—	—	5,475	10,951	21,902	—	1,558,327

Chad J. Doellinger		—	1,150,000	2,012,500	—	—	—	—	—
	03/05/25(4)	—	—	—	—	—	—	5,036	716,623
	03/05/25(5)	—	—	—	—	5,036	8,813	—	845,192
	03/05/25(6)	—	—	—	2,518	5,036	10,072	—	716,623

Estimated Future Payouts Under Non-Equity Incentive Plan Awards Column (1)

(1)
For our executives to receive an EBP award based on our financial performance in 2025, as measured by Core EBITDA/segment operating profit, our performance had to exceed 70% of the applicable Core EBITDA/segment operating profit goal. Upon achievement just over the 70% threshold (e.g., 70.0000001%), the amount of the EBP award payable would be negligible, and therefore no amount is shown in the “Threshold” column. The “target” figure in this table reflects Mr. Hodari’s prorated target annual performance award under the EBP for 2025, and the “maximum” figure reflects his associated maximum (pro-rated) award permitted under the EBP. The actual amounts paid in 2025 are disclosed in the Summary Compensation Table above under the "Non-Equity Incentive Plan Compensation" column.

Grant Date Fair Value of Stock and Option Awards Column (2), (3)

(2)
The amounts shown in this column represent the grant date fair value of time- and performance-vesting restricted stock units calculated in accordance with FASB ASC Topic 718. For the Time Vesting Equity Awards and Relative TSR Equity Awards granted in 2025, assumptions used in the calculation of these amounts are included in Note 15, "Employee Benefits Plans", of the consolidated financial statements in our 2025 Annual Report on Form 10-K. For our Relative TSR Equity Awards and Core EPS Equity Awards granted in 2025, in this table we have assumed that achievement at 100% of target is the probable outcome of the related performance conditions, which was our assumption on the grant date. We provide information regarding the assumptions used to calculate the value of all stock awards made to our NEOs in footnotes (1) and (2) to the Summary Compensation Table above.
(3)
The closing price of our common stock on March 5, 2025 was $142.30 per share.

Grant Date Column (4), (5), (6)

(4)
Represents Time Vesting Equity Awards of RSUs that were granted to each of our named executive officers on March 5, 2025, each of which are scheduled to vest 25% per year over four years (on each of March 5, 2026, 2027, 2028, and 2029).

CBRE 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION — GRANTS OF PLAN-BASED AWARDS	72

(5)
Represents Relative TSR Equity Awards of RSUs that were granted to each of our named executive officers on March 5, 2025, each of which are eligible to be earned based on our achievement against certain relative TSR targets (over a minimum threshold) as measured for the performance period, with full vesting of any earned amount on the later of the date on which the Committee certifies the performance percentile ranking achieved or March 5, 2028.

“Threshold” column amounts: Upon achievement of relative TSR just over the 25th percentile threshold goal (e.g., 25.0000001%-ile), the amount of Relative TSR Equity Award payable would be negligible, and as such no amount is shown in the “Threshold” column.

“Target” column amounts represent the number of shares (100% of the target unit amount) that would be issued upon achievement of TSR performance of relative TSR at or above the 50th percentile.

“Maximum” column amounts represent the number of shares (175% of the target unit amount) that would be issued upon achievement of TSR performance of relative TSR at or above the 75th percentile.

The payout is linearly interpolated for performance between the various relative TSR performance goals.

(6)
Represents Core EPS Equity Awards of RSUs that were granted to each of our named executive officers on March 5, 2025, each of which are eligible to be earned based on our achievement against certain Core EPS targets (over a minimum threshold) as measured for the 2025 fiscal year, with full vesting of any earned amount on March 5, 2028.

“Threshold” column amounts represent the number of shares (50% of the target unit amount) that would be issued upon achievement of Core EPS performance threshold goal.

“Target” column amounts represent the number of shares (100% of the target unit amount) that would be issued upon achievement of Core EPS performance target goal.

“Maximum” column amounts represent the number of shares (200% of the target unit amount) that would be issued upon achievement of Core EPS performance at or above the maximum goal.

The payout is linearly interpolated for performance between the various Core EPS performance goals.

For a full description of our EBP and Stock Awards, see “Compensation Discussion and Analysis—Section 4. Elements of Our Compensation Program” in this Proxy Statement.

CBRE 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION — OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	73

Outstanding Equity Awards at Fiscal Year-End

The following table includes information concerning stock awards that remain unvested as of December 31, 2025 that are held by the persons named in the table under the heading “Summary Compensation Table.”

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested(1)(2)(3)(4)(5)(6)(7) (#)	Market Value of Shares or Units of Stock That Have Not Vested(8) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(9)(10)(11)(12)(13) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(8) ($)

Robert E. Sulentic	328,278	52,783,820	300,122	48,256,616

Emma E. Giamartino	74,768	12,021,948	61,647	9,912,220

Vikram Kohli	79,033	12,707,716	68,044	10,940,794

Jamie Hodari	10,951	1,760,811	41,066	6,603,003

Chad J. Doellinger	23,052	3,706,532	26,264	4,222,988

Number of Shares or Units of Stock That Have Not Vested Column (1), (2), (3), (4), (5), (6), (7)

Time Vested Equity Awards.

(1)
2022 Annual Equity Awards. The following number of stock units granted on February 25, 2022 remained unvested as of December 31, 2025: Mr. Sulentic (11,998 RSUs), Ms. Giamartino (2,307 RSUs), Mr. Kohli (2,307 RSUs), and Mr. Doellinger (507 RSUs). These unvested stock units vested on February 25, 2026.
(2)
2023 Annual Equity Awards. The following number of stock units granted on March 10, 2023 remained unvested as of December 31, 2025: Mr. Sulentic (30,190 RSUs), Ms. Giamartino (10,206 RSUs), Mr. Kohli (10,206 RSUs), and Mr. Doellinger (1,276 RSUs). One-half of these unvested stock awards vested on March 10, 2026, and the other half will vest on March 10, 2027. An additional 1,473 units remained unvested as of December 31, 2025 in connection with a grant to Mr. Doellinger on May 1, 2023. One-half of these unvested stock awards will vest on May 1, 2026, and the other half will vest on May 1, 2027.
(3)
2024 Annual Equity Awards. The following number of stock units granted on March 5, 2024 remained unvested as of December 31, 2025: Mr. Sulentic (40,471 RSUs), Ms. Giamartino (16,591 RSUs), Mr. Kohli (17,856 RSUs), and Mr. Doellinger (6,326 RSUs). One-third of these unvested stock units vested on March 5, 2026, and the remaining stock units will vest in equal increments on each of March 5, 2027 and 2028.
(4)
2025 Annual Equity Awards. The following number of stock units granted on March 5, 2025 remained unvested as of December 31, 2025: Mr. Sulentic (40,478 RSUs), Ms. Giamartino (11,278 RSUs), Mr. Kohli (12,590 RSUs), Mr. Hodari (10,951 RSUs), and Mr. Doellinger (5,036 RSUs). One-fourth of these unvested stock units vested on March 5, 2026, and the remaining stock units will vest in equal increments on each of March 5, 2027, 2028, and 2029.
(5)
CEO Strategic Equity Award. The following number of stock units granted on February 25, 2022 remained unvested as of December 31, 2025: Mr. Sulentic (24,644 RSUs). These unvested stock units will vest on February 25, 2027, subject to Mr. Sulentic’s continued employment with the company on such date. The number of restricted units earned by Mr. Sulentic have been reduced by those earned restricted units for which vesting occurred on December 8, 2025 in order to satisfy the tax withholding obligation that arose because he is retirement eligible and therefore deemed to have vested in all of the earned restricted units for employment tax purposes once the performance vesting condition no longer applies. For additional information, see "Compensation Discussion and Analysis—Section 4: Elements of our Compensation Program—Strategic Equity Awards."

2023 Core EPS Equity Awards. With respect to the total number of unvested stock units listed in this column:

(6)
The following number of stock units granted on March 10, 2023 remained unvested as of December 31, 2025: Mr. Sulentic (72,577 RSUs), Ms. Giamartino (12,266 RSUs), and Mr. Kohli (12,266 RSUs). These unvested stock units vested on March 10, 2026.

These stock units were initially granted at target as follows: Mr. Sulentic (125,441 RSUs), Ms. Giamartino (20,410 RSUs), and Mr. Kohli (20,410 RSUs). These stock units were earned at 60.1% of target based on the level of Core EPS achieved (as certified by the Compensation Committee on February 27, 2025). However, the number of restricted units earned by Mr. Sulentic have been reduced by those earned restricted units for which vesting occurred on December 8, 2025 in order to satisfy the tax withholding obligation that arose because he is retirement eligible and therefore deemed to have vested in all of the earned restricted units for employment tax purposes once the performance vesting condition no longer applies.

2024 Core EPS Equity Awards. With respect to the total number of unvested stock units listed in this column:

(7)
The following number of stock units granted on March 5, 2024 remained unvested as of December 31, 2025: Mr. Sulentic (107,920 RSUs), Ms. Giamartino (22,120 RSUs), Mr. Kohli (23,808 RSUs), and Mr. Doellinger (8,434 RSUs). These unvested stock units will vest on March 5, 2027.

CBRE 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION — OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	74

These stock units were initially granted at target as follows: Mr. Sulentic (56,051 RSUs), Ms. Giamartino (11,060 RSUs), Mr. Kohli (11,904 RSUs), and Mr. Doellinger (4,217 RSUs). Based on the level of Core EPS achieved (as certified by the Compensation Committee on February 27, 2025) for 2024, 200% of the target number of RSUs will vest, subject to the executive’s continued employment on March 5, 2027. However, because Mr. Sulentic is retirement eligible and therefore deemed to have vested in all of the earned RSUs for employment tax purposes once the performance vesting condition no longer applies, the number of restricted units earned by Mr. Sulentic have been reduced in order to satisfy the tax withholding obligation that arose.

Market Value of Shares or Units of Stock That Have Not Vested / Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested Columns (8)

(8)
Amounts reflected in this column were calculated by multiplying the number of unvested stock units by $160.79, which was the per-share closing price of our common stock on December 31, 2025. As described in footnote (6), payout for the 2023 Core EPS Equity Awards was 60.1% of target, and as described in footnote (7) payout of the 2024 Core EPS Equity Awards was 200% of the target. We have reflected these modified number of shares in this table. Pursuant to SEC disclosure rules, we are also required to reflect the maximum number of shares (175% of target) for the CEO rTSR Strategic Equity Award, and the maximum number of shares (175% of target) for the 2024 and 2025 Relative TSR Equity Awards and the 2025 Core EPS Equity Awards in this table, based on performance as of December 31, 2025. For the CEO rEPS Strategic Equity Award, we are required to reflect the threshold number of shares; however, upon achievement of relative EPS growth at just over the 50th percentile threshold goal (e.g., 50.00000001%-ile), the amount of the CEO rEPS Strategic Equity Award payable would be negligible, and as such, we have reported the value based on a threshold achievement of zero.

Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested Column (9), (10), (11), (12), (13)

(9)
CEO rTSR Strategic Equity Awards. The following number of stock units granted on February 25, 2022 remained unvested as of December 31, 2025: Mr. Sulentic (44,357 RSUs). These unvested CEO rTSR Strategic Equity Awards represent the maximum number of stock units, from zero to 175% of which are eligible to be earned based on our achievement against certain relative total shareholder return targets over a five-year performance measurement period that commenced on January 1, 2022 and ends on December 31, 2026, with full vesting of any earned amount no later than 90 days after December 31, 2026.
(10)
CEO rEPS Strategic Equity Award. The following number of stock units granted on February 25, 2022 remained unvested as of December 31, 2025: Mr. Sulentic (0 RSUs). This unvested CEO rEPS Strategic Equity Award represents the achievement of threshold performance goals at the 50th percentile, resulting in a reported payout of 0 RSUs. Payout of RSUs under the CEO rEPS Strategic Equity Award range from zero to 175% of target, which are eligible to be earned based on our achievement against adjusted EPS targets over a five-year performance measurement period that commenced on January 1, 2022 and ends on December 31, 2026, with full vesting of any earned amount no later than 90 days after December 31, 2026. Upon achievement of relative EPS growth just over the 50th percentile threshold goal (e.g., 50.00000001%-ile), the amount of the CEO rEPS Strategic Equity Award payable would be negligible, and as such, we have reported the stock units based on a threshold achievement of zero. See footnote (8) above for additional information.
(11)
2024 Relative TSR Equity Awards. The following number of stock units granted on March 5, 2024 remained unvested as of December 31, 2025: Mr. Sulentic (98,089 RSUs), Ms. Giamartino (19,355 RSUs), Mr. Kohli (20,832 RSUs), and Mr. Doellinger (7,379 RSUs). These unvested performance based stock units represent the maximum number of stock units (175% of target) which are eligible to be earned based on our achievement against certain rTSR performance targets as measured for the life of the performance period, with full vesting of any earned amount on the later of the date on which the Committee certifies the performance percentile ranking achieved or March 5, 2027.
(12)
2025 Core EPS Equity Awards. The following number of stock units granted on March 5, 2025 remained unvested as of December 31, 2025: Mr. Sulentic (84,094 RSUs), Ms. Giamartino (22,556 RSUs), Mr. Kohli (25,180 RSUs), Mr. Hodari (21,902 RSUs), and Mr. Doellinger (10,072 RSUs). These unvested performance based stock units represent the achieved number of stock units (200% of target) which are earned based on our achievement against certain Core EPS performance targets as measured for the 2025 fiscal year, with full vesting of any earned amount on March 5, 2028. On February 20, 2026 the Compensation Committee certified the company’s Core EPS performance for the performance period at $6.38, versus a Core EPS "target" in those grants of $5.85. As such, Messrs. Sulentic, Kohli, Hodari, and Doellinger and Ms. Giamartino will vest on March 5, 2028 into 84,094, 25,180, 21,902, 10,072, and 22,556 stock units (200% of their target number of RSUs), respectively, subject to forfeiture in certain circumstances as set forth in their award agreement. We have reflected this increased number of shares in this table.
(13)
2025 Relative TSR Equity Awards. The following number of stock units granted on March 5, 2025 remained unvested as of December 31, 2025: Mr. Sulentic (73,582 RSUs), Ms. Giamartino (19,736 RSUs), Mr. Kohli, (22,032 RSUs), Mr. Hodari (19,164 RSUs), and Mr. Doellinger (8,813 RSUs). These unvested performance based stock units represent the maximum number of stock units (175% of target) which are eligible to be earned based on our achievement against certain rTSR performance targets as measured for the life of the performance period, with full vesting of any earned amount on the later of the date on which the Committee certifies the performance percentile ranking achieved or March 5, 2028.

CBRE 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION — Option Exercises and Stock Vested	75

Option Exercises and Stock Vested

The following table includes information about stock option exercises and vesting of stock awards during the fiscal year ended December 31, 2025 for our named executive officers. The dollar amounts in the table below are based on the market value of our common stock on the respective dates of vesting multiplied by the number of shares that vested on such date.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Robert E. Sulentic(1)	—	—	59,405	8,260,381
Emma E. Giamartino	—	—	14,747	2,003,585
Vikram Kohli	—	—	14,163	1,922,172
Jamie Hodari	—	—	—	—
Chad J. Doellinger	—	—	4,631	631,815

(1)
Includes the vesting of 8,742 shares for Mr. Sulentic on December 8, 2025 in order to satisfy the tax withholding obligation that arose because Mr. Sulentic is retirement eligible and therefore deemed to have vested in all of the earned restricted units for employment tax purposes once the performance vesting condition no longer applies.

CBRE 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS, AND AGREEMENTS	76

Summary of Plans, Programs, and Agreements

Amended and Restated 2019 Equity Incentive Plan

Our Amended and Restated 2019 Equity Incentive Plan (the 2019 Plan), which was approved by our stockholders on May 18, 2022, authorizes the grant of stock-based awards to our employees, directors and independent contractors and is administered by our independent Compensation Committee. The 2019 Plan will terminate on May 18, 2032 unless earlier terminated. As of December 31, 2025, a total of 20,008,493 shares of our Class A common stock have been reserved for issuance under the 2019 Plan. The number of shares issued or reserved pursuant to the 2019 Plan, or pursuant to outstanding awards, is subject to adjustment on account of a stock split of our outstanding shares, stock dividend, dividend payable in a form other than shares in an amount that has a material effect on the price of the shares, consolidation, combination or reclassification of the shares, recapitalization, spin-off, or other similar occurrence. Stock options and stock appreciation rights granted under the 2019 Plan are subject to a maximum term of ten years from the date of grant. All awards granted under the 2019 Plan are generally subject to a minimum one-year vesting schedule.

As of December 31, 2025, assuming the maximum number of shares under our performance-based awards will later be issued, 8,564,507 shares remained available for future grants under the 2019 Plan.

Recent Share Price. On March 23, 2026, the closing price of our common stock on the NYSE was $135.75 per share.

Executive Bonus Plan (EBP)

The EBP is designed to motivate and reward executives by aligning our annual performance awards with actual performance, and the amount of an EBP award is measured by the executive’s success against a combination of challenging financial and strategic performance objectives established by the Compensation Committee. The principal features of the EBP are summarized below.

Eligibility. Our executives who are designated by our Board as “Section 16 officers” are eligible to participate in the EBP. Currently, there are seven executives designated as Section 16 officers.

Performance. Awards under the EBP are based on the achievement of certain financial and strategic performance objectives and targeted levels of performance with respect to those objectives. Financial performance objectives under the EBP are based on Core EBITDA and segment operating profit performance, with targets based upon our annual financial and operating plan approved by our Board. The strategic performance objectives are determined on a participant-by-participant basis and are based on the achievement of specific objectives in each participant’s area of responsibility. Strategic performance objectives for the CEO and other EBP participants are approved by our Compensation Committee.

Award Determination. The Compensation Committee establishes a target award amount for each participant in the EBP early in the performance period, and the Compensation Committee determines the actual amount awarded after the conclusion of the fiscal year. The Compensation Committee may also determine to issue to our CEO a supplemental and discretionary award under our EBP in exceptional and exceedingly deserving circumstances, and our CEO (subject to ratification by the Board or the Compensation Committee) may determine to issue to our other executive officers a supplemental and discretionary bonus under the EBP in such circumstances.

For a description of how the annual performance award payouts under the EBP were determined for 2025 as well as other features of the EBP, see “Compensation Discussion and Analysis—Section 4. Elements of Our Compensation Program—Annual Performance Awards—Executive Bonus Plan.” The process for calculating the strategic performance portion of the EBP award is also described in greater detail in that section.

Deferred Compensation Plan (DCP)

The DCP provides an opportunity for select management employees whose income exceeds a certain threshold (including our executive officers) and non-employee directors to elect to defer a portion of their compensation to future years. The DCP is administered by a committee of three or more individuals (the DCP Committee) selected by our CEO. The DCP Committee in its discretion selects which

CBRE 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS, AND AGREEMENTS	77

persons can participate in the DCP and the calendar year(s) in which they can participate. Participants in the DCP make an irrevocable election whether to defer a portion of their compensation with respect to a particular calendar year and whether to receive distributions of their deferred amounts from a certain calendar year in a lump sum payment on a specified date, or in installments over a period of two to five years, subject to earlier payment in the event of a separation of service prior to retirement. Participants may receive market returns on their deferred compensation amounts based on the performance of a variety of mutual fund-type investments selected by them. Almost all of the investment options in the DCP are identical, subject to certain asset class variations, to the investment options in our 401(k) Plan described below. The DCP is an unfunded plan and is intended to comply both with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and with the Employee Retirement Income Security Act of 1974, as amended.

Mr. Doellinger is our only named executive officer who participated in, or had any account balance under, the DCP in 2025. The following table sets forth information concerning non-qualified deferred compensation during the fiscal year ended December 31, 2025:

Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Chad J. Doellinger	—	—	192,255	—	1,341,693

(1)
The amount in this column is not reported as compensation for the fiscal year ended December 31, 2025 in the “Summary Compensation Table” since it does not reflect above-market or preferential earnings.

401(k) Plan

We maintain a tax-qualified 401(k) retirement plan. Most of our U.S. employees, other than certain qualified real estate agents having the status of independent contractors under Internal Revenue Code Section 3508 and non-plan electing unionized employees, are eligible to participate in this plan. The 401(k) plan provides for participant contributions as well as a company match.

Severance Plan; Treatment of Death, Disability and Retirement Under Annual Equity Award Agreements; Treatment of Qualifying Termination and Retirement Under CEO Strategic Equity Award Agreements

Severance Plan

We have a Severance Plan in which all of our executive officers participate. Participants in the Severance Plan (which we refer to as “Covered Employees” within this “Severance Plan” section) are not eligible to participate in any other severance plan sponsored by us. Our CEO is designated as a “Tier I” participant, and all of our other current named executive officers are presently designated as “Tier II” participants under the Severance Plan. Covered Employees are eligible to receive under the Severance Plan (i) severance benefits upon a “Qualifying Termination” (which we describe below), including enhanced benefits for a Qualifying Termination that occurs within a window period surrounding a “Change in Control” (as defined in the Severance Plan) of the company, and (ii) accelerated and continued vesting in respect of equity awards held by them if they remain employed with us on the date of a change in control of the company, all subject to an effective release of claims against the company, compliance with restrictive covenants, and certain other conditions.

We describe these severance benefits in detail immediately below.

CBRE 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS, AND AGREEMENTS	78

SEVERANCE BENEFITS UNDER SEVERANCE PLAN UPON A QUALIFYING TERMINATION

The Severance Plan provides the Covered Employee with the following severance payments and benefits upon a termination of employment either (1) by us other than for “Cause” and other than for “Poor Performance” or (2) by the Covered Employee for “Good Reason” or a “Qualifying Termination” (each such capitalized term as defined in the Severance Plan):

•
a lump-sum cash payment equal to (a) 2.0 for the Tier I participant or 1.5 for Tier II participants, multiplied by (b) the sum of (1) the Covered Employee’s annual base salary plus (2) his or her target annual cash bonus award;
•
payment of a pro-rated portion of the Covered Employee’s annual cash bonus award for the year of termination (with the bonus calculated based on actual performance for our executive officers);
•
payment of any unpaid annual bonus in respect of a prior fiscal year (or other applicable performance period) that ended on or before the date of termination (without any requirement to remain employed through the payment date to earn such bonus);
•
continued health-care coverage for up to 18 months post-termination, with the Covered Employee paying active employee premium rates; and
•
outplacement assistance for up to 12 months post-termination.

In the event that we are unable to continue to cover a Covered Executive under our group health plans at active employee rates, we will reimburse such Covered Executive for the excess of the monthly COBRA premium payment over the current premium rate for active employees, as well as for any income taxes incurred by such Covered Employee in respect of such payment.

Upon a Qualifying Termination, equity awards will vest as follows (unless the underlying equity award agreement provides for more favorable vesting, in which case such agreement controls except in the case of the CEO Strategic Equity Award, which is not subject to the Severance Plan):

•
If the Qualifying Termination occurs at any time outside of the Change in Control Protection Period (as defined below), accelerated vesting of a pro-rated portion of all outstanding unvested time-vesting equity awards or, if the award is subject to performance-based vesting conditions, continued eligibility to vest based on the actual achievement of the performance objectives following the completion of the applicable performance period with respect to a pro-rated portion of all outstanding unvested performance-vesting equity awards, in each case, based on the number of days employed from the grant date through the date of termination plus an additional number of days corresponding to the Covered Employee’s severance multiple (24 months for the Tier I participant or 18 months for Tier II participants), subject to the following deferred equity delivery requirements:

–

50% of the accelerated portion of time-vesting RSUs or time-vesting restricted stock will be delivered on the date of termination and the remaining 50% will be delivered at the end of the applicable period during which the Covered Employee is subject to the restrictive covenants under the Severance Plan as described below. The applicable period is 24 months following the termination date for the Tier I participant and 18 months following the termination date for the Tier II participants. This period is referred to herein as the “restricted period.” If the Covered Employee does not comply with the restrictive covenants under the Severance Plan during the applicable restricted period, then 50% of the accelerated portion of shares underlying time-vesting options will be forfeited.

–

For the portion of performance-vesting RSUs or restricted stock that were subject to continued eligibility to vest and are actually earned based on the level of achievement of the applicable performance goals:

–

50% will be delivered at the end of the applicable performance period and the remaining 50% will be delivered at the later of the end of the performance period or the end of the restricted period, subject to the Covered Employee’s compliance with the restrictive covenants during the restricted period.

–

For the portion of shares underlying performance-vesting options that were subject to continued eligibility to vest and are actually earned based on the level of achievement of the applicable performance goals:

	–	50% will be forfeited if the Covered Employee does not comply with the restrictive covenants under the Severance Plan during the restricted period.

CBRE 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS, AND AGREEMENTS	79

–

If a Covered Employee exercises any time-vesting options or performance-vesting options during the applicable restricted period, then the shares acquired upon such exercise will be held by us and may not be sold or transferred by such Covered Employee before the end of such restricted period, and, if such Covered Employee does not comply with the restrictive covenants, then each such share will be automatically repurchased by us at a price equal to the lower of the fair market value of such share and the exercise price per share of such option.

–

Also, if a Covered Employee is retirement eligible prior to the Qualifying Termination under the terms of an award, then with respect to any shares underlying RSUs subject to that award that would continue to vest following the Covered Employee’s retirement only, (i) the shares attributable to the accelerated portion of the above-described time-vesting RSUs shall instead be delivered to the Covered Employee on each of the remaining vesting dates for such time-vesting RSUs, as would be the case if the Covered Employee had retired and (ii) the shares attributable to any performance-vesting RSUs that remained eligible to vest as described above and for which the applicable performance goals are achieved but the RSUs would have otherwise continued to remain subject to a time-based vesting condition, such shares shall also be delivered to the Covered Employee on the date(s) on which the time-vesting condition would have been satisfied absent a Qualifying Termination.

•
If the Qualifying Termination occurs within a Change in Control Protection Period, then immediate and fully accelerated vesting of all outstanding unvested equity awards (or their as-assumed, -converted or -replaced awards as described below under “Severance Plan Treatment of Equity Awards Held by Non-Terminated Participants upon a Change in Control”) will occur, with none of the equity underlying the to-be-vested awards subject to deferred delivery. If the award is subject to performance-based vesting conditions, then the Compensation Committee will determine the number of shares subject to the award based on the projected achievement of the performance goals after taking into account actual achievement through the date of such Change in Control. The “Change in Control Protection Period” means the period beginning 120 days prior to the date of a Change in Control and ending on the second anniversary of such Change in Control.

The Covered Employee’s receipt of severance payments and benefits under the Severance Plan is conditioned upon his or her execution of an effective release of claims against the company and compliance with restrictive covenants set forth in the Severance Plan for the restricted period. This includes a covenant prohibiting the solicitation of the company’s customers and employees. This restricted period may be reduced or eliminated by either the Compensation Committee or, if and to the extent required to comply with, the laws of the jurisdiction in which the Covered Employee was primarily providing services to the company immediately prior to such termination.

SEVERANCE PLAN TREATMENT OF EQUITY AWARDS HELD BY NON-TERMINATED PARTICIPANTS UPON A CHANGE IN CONTROL

The Severance Plan provides that if the Covered Employee remains employed on the date on which a Change in Control occurs, then:

For any outstanding time-vesting equity awards held by the Covered Employee (other than the CEO Time Vesting Strategic Equity Award), which are not subject to the Severance Plan):

•
if the company’s successor does not assume, convert, or replace such awards with publicly-traded equity securities (or their equivalent) having an equivalent value (and vesting schedule), then the awards, to the extent unvested, will immediately vest in full; or
•
if the company’s successor so assumes, converts, or replaces such awards, then the awards will remain subject to vesting in accordance with their terms (including the provisions described above regarding the treatment of such award upon a Qualifying Termination).

For any outstanding performance-vesting equity awards held by the Covered Employee (other than the CEO rTSR Strategic Equity Award and the CEO rEPS Strategic Equity Award, neither of which are subject to the Severance Plan), the Compensation Committee will determine the projected achievement of the performance goals upon such Change in Control after taking into account actual achievement through the date of such Change in Control, and such projected performance will be used to determine the number of options or shares subject to such award that will remain eligible to vest as provided below (such options or shares, the “Vesting Eligible Shares”) (any shares that do not

CBRE 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS, AND AGREEMENTS	80

remain eligible to vest based on the Compensation Committee’s determination of projected performance being automatically forfeited on the date of such Change in Control); and

•
if the company’s successor does not assume, convert or replace the performance-based equity award of Vesting Eligible Shares with publicly-traded equity securities (or their equivalent) having an equivalent value, then each outstanding Vesting Eligible Share subject to such award will immediately vest in full; or
•
if the company’s successor so assumes, converts or replaces the performance-based equity award of Vesting Eligible Shares, then each outstanding award will convert into a time-vesting equity award that will vest in full on the date that the award would otherwise have fully vested in accordance with its terms (subject to the provisions described above regarding the treatment of such award upon a Qualifying Termination).

HYPOTHETICAL DECEMBER 31, 2025 TERMINATION UNDER OUR SEVERANCE PLAN

In the hypothetical event that any of our named executive officers for 2025 incurred a Qualifying Termination on December 31, 2025, they would have received the following severance benefits under the Severance Plan:

Name		Cash Severance ($)		Pro Rata Bonus(3) ($)	Accelerated Vesting of RSUs(4) ($)	Health and Welfare Benefits(5) ($)	Total* ($)

Robert E. Sulentic	No Change in Control	8,100,000	(1)	3,638,824	74,524,718	36,865	86,300,407
	During Change in Control Protection Period	8,100,000	(1)	3,683,824	78,115,962	36,865	89,891,651

Emma E. Giamartino	No Change in Control	2,902,500	(2)	1,476,347	16,655,111	46,746	21,080,703
	During Change in Control Protection Period	2,902,500	(2)	1,476,347	19,240,454	46,746	23,666,046

Vikram Kohli	No Change in Control	3,187,500	(2)	1,684,019	17,832,897	45,033	22,749,449
	During Change in Control Protection Period	3,187,500	(2)	1,684,019	20,694,798	45,033	25,611,350

Jamie Hodari	No Change in Control	2,737,500	(2)	1,307,509	5,116,498	42,069	9,203,576
	During Change in Control Protection Period	2,737,500	(2)	1,307,509	7,043,245	42,069	11,130,323

Chad J. Doellinger	No Change in Control	2,775,000	(2)	1,463,620	5,698,559	46,746	9,983,924
	During Change in Control Protection Period	2,775,000	(2)	1,463,620	6,813,798	46,746	11,099,163

* Figures in this table assume no reduction in severance benefits due to operation of Internal Revenue Code 280G.

Cash Severance Column (1), (2)

(1)
Represents a lump-sum cash payment equal to two times (2x) the sum of (a) the annual base salary plus (b) the target annual cash bonus award for 2025.
(2)
Represents a lump-sum cash payment equal to one-and-a-half times (1.5x) the sum of (a) the annual base salary plus (b) the target annual cash bonus award for 2025. For Mr. Hodari, the target annual cash bonus award for 2025 was $1,100,000 (not taking into account any pro-ration pursuant to the terms of the Severance Plan). See footnote (3) to the Summary Compensation Table above for additional information on Mr. Hodari’s target annual cash bonus award.

Pro Rata Bonus Column (3)

(3)
Represents the actual annual cash bonus award for 2025.

Accelerated Vesting of RSUs Column (4)

(4)
Amounts shown are calculated by aggregating the sums determined by multiplying, for each outstanding unvested equity award (excluding the CEO Strategic Equity Award, which is not subject to the Severance Plan) as follows:

Multiply (x) the number of unvested stock units accelerating as a result of the Qualifying Termination (a portion of which may be subject to deferred delivery and continued compliance with restrictive covenants as described above), by (y) our per-share closing stock price on December 31, 2025 of $160.79.

CBRE 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS, AND AGREEMENTS	81

The value of accelerated relative TSR Equity Awards and Core EPS Equity Awards is calculated assuming that: (i) the Core EPS Equity Awards granted in 2023 were earned at 60.1% of target (as certified by the Compensation Committee on February 27, 2025), (ii) the Core EPS Equity Awards granted in 2024 were earned at 200% of target (as certified by the Compensation Committee on February 27, 2025), (iii) the Relative TSR Equity Awards granted in 2024 are achieved at their “target” Relative TSR performance level, (iv) the Core EPS Equity Awards granted in 2025 were earned at 200% of target (as certified by the Compensation Committee on February 20, 2026), and (v) the Relative TSR Equity Awards granted in 2025 are achieved at their "target" Relative TSR performance level.

Health and Welfare Benefits Column (5)

(5)
Represents the approximate value of continued health-care coverage at active employee rates for a period of 18 months and the approximate value of outplacement assistance for 12 months.

Death, Disability and Retirement Under Annual Equity Award Agreements

Any unvested portion of our annual equity awards is generally forfeited upon termination of an executive’s employment with the company, except as provided for under our Severance Plan described above. In addition to the Severance Plan, the award agreements under which our 2022, 2023, 2024, and 2025 annual equity awards were granted provide for continued or accelerated vesting of the unvested portion of those awards in certain death, disability, and retirement circumstances.

2022, 2023, 2024, AND 2025 ANNUAL EQUITY AWARDS

•
For 2022 and 2023 Time Vesting Equity Awards, if the grantee’s employment terminates due to death or disability, then the entire unvested portion of the award will become immediately vested. If the grantee’s employment terminates due to retirement, then any unvested portion of the award will continue to vest in 25% annual increments on the original vesting schedule, subject to the grantee’s compliance with non-competition, non-solicitation, and confidentiality covenants through the applicable vesting date(s). However, if the grantee dies after retiring from the company, then any unvested portion of the award will become immediately vested.
•
For 2024 Time Vesting Equity Awards, if the grantee’s employment terminates due to death, disability, or retirement, then the entire unvested portion of the award will become immediately vested.
•
For 2025 Time Vesting Equity Awards, if the grantee’s employment terminates due to death, disability, or retirement on or following December 31 of the calendar year in which the applicable vesting commencement date occurs, then the entire unvested portion of the award will become immediately vested. If the death, disability, or retirement termination event occurs prior to December 31 of the calendar year in which the applicable vesting commencement date occurs, then the entire Time Vesting Equity Award will be prorated and immediately vested according to full months worked during such 12-month period.
•
For 2023 and 2024 Core EPS Equity Awards, if the grantee’s employment terminates due to death, disability, or retirement, then the award will vest on the date on which it would have otherwise vested under the original vesting schedule, but only if the company satisfies the minimum Core EPS performance threshold. The number of shares underlying the award that ultimately vest (if any) will be based on our actual cumulative Core EPS over the performance period relative to the Core EPS targets set forth in the award. In the case where the grantee’s employment terminates due to retirement, vesting is also subject to the grantee’s compliance with non-competition, non-solicitation, and confidentiality covenants through the applicable vesting date.
•
For 2025 Core EPS Equity Awards, if the grantee’s employment terminates due to death, disability, or retirement on or following December 31 of the calendar year in which the applicable vesting commencement date occurs, then the award will vest on the date on which it would have otherwise vested under the original vesting schedule, but only if the company satisfies the minimum Core EPS performance threshold. The number of shares underlying the award that ultimately vest (if any) will be based on our actual Core EPS over the performance period relative to the Core EPS targets set forth in the award. If the death, disability, or retirement termination event occurs prior to December 31 of the calendar year in which the applicable vesting commencement date occurs, then the entire Core EPS Equity Award will be prorated according to full months worked during such 12-month period, with the award vesting on the date on which it would have otherwise vested under the original vesting schedule, but only if the company satisfies the minimum Core EPS performance threshold. In the case where the grantee’s employment terminates due to retirement, vesting is also subject to the grantee’s compliance with non-competition, non-solicitation, and confidentiality covenants through the applicable vesting date.
•
For 2024 Relative TSR Equity Awards, if the grantee’s employment terminates due to death, disability, or retirement, then the award will vest on the date on which it would have otherwise vested under the original vesting schedule, but only if the company satisfies the minimum relative TSR performance threshold. The number of shares underlying the award that ultimately vest (if any) will be based on

CBRE 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS, AND AGREEMENTS	82

our relative TSR performance percentile ranking relative to a peer group. In the case where the grantee’s employment terminates due to retirement, vesting is also subject to the grantee’s compliance with non-competition, non-solicitation, and confidentiality covenants through the applicable vesting date.
•
For 2025 Relative TSR Equity Awards, if the grantee’s employment terminates due to death, disability, or retirement on or following December 31 of the calendar year in which the applicable vesting commencement date occurs, then the award will vest on the date on which it would have otherwise vested under the original vesting schedule, but only if the company satisfies the minimum relative TSR performance threshold. The number of shares underlying the award that ultimately vest (if any) will be based on our relative TSR performance percentile ranking relative to a peer group. If the death, disability, or retirement termination event occurs prior to December 31 of the calendar year in which the applicable vesting commencement date occurs, then the entire relative TSR Equity Award will be prorated according to full months worked during such 12-month period, with the award vesting on the date on which it would have otherwise vested under the original vesting schedule, but only if the company satisfies the minimum relative TSR performance threshold. In the case where the grantee’s employment terminates due to retirement, vesting is also subject to the grantee’s compliance with non-competition, non-solicitation, and confidentiality covenants through the applicable vesting date.

DEFINITIONS

•
A “retirement” with respect to our named executive officers means that the grantee has voluntarily terminated employment at age 62 or older with at least ten years of continuous service to the company.
•
A “disability” means the grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months.

HYPOTHETICAL DECEMBER 31, 2025 TERMINATION DUE TO DEATH OR DISABILITY

In the hypothetical event that any of our named executive officers for 2025 had terminated employment on December 31, 2025 due to death or disability under the circumstances covered by our 2022, 2023, 2024, and 2025 annual award agreements, they would have received (either immediately or over time, depending on the circumstances of the termination) the following in respect of their unvested 2022, 2023, 2024, and 2025 annual equity awards:

Name	2022 Annual Equity Awards ($)	2023 Annual Equity Awards ($)	2024 Annual Equity Awards ($)	2025 Annual Equity Awards ($)	Total ($)

Robert E. Sulentic	1,929,158	16,523,906	32,872,229	26,790,669	78,115,962

Emma E. Giamartino	370,943	3,613,273	8,002,679	7,253,559	19,240,454

Vikram Kohli	370,943	3,613,273	8,613,198	8,097,384	20,694,798

Jamie Hodari	—	—	—	7,043,245	7,043,245

Chad J. Doellinger	81,521	442,012	3,051,312	3,238,953	6,813,798

The foregoing amounts assume: (i) the Core EPS Equity Awards granted in 2023 were earned at 60.1% of target (as certified by the Compensation Committee on February 27, 2025), (ii) the Core EPS Equity Awards granted in 2024 were earned at 200% of target (as certified by the Compensation Committee on February 27, 2025), (iii) the Relative TSR Equity Awards granted in 2024 are achieved at their “target” Relative TSR performance level, (iv) the Core EPS Equity Awards granted in 2025 were earned at 200% of target (as certified by the Compensation Committee on February 20, 2026), (v) the Relative TSR Equity Awards granted in 2025 are achieved at their "target" Relative TSR performance level, and (vi) all awards were valued at the closing price of our common stock on December 31, 2025, which was $160.79 per share.

HYPOTHETICAL DECEMBER 31, 2025 TERMINATION DUE TO RETIREMENT

In the hypothetical event that Mr. Sulentic had terminated his employment on December 31, 2025 due to retirement under the circumstances covered by our 2022, 2023, 2024, and 2025 annual award agreements, he would have received (either immediately or over

CBRE 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS, AND AGREEMENTS	83

time, depending on the circumstances of the termination) the following in respect of his unvested 2022, 2023, 2024, and 2025 annual equity awards:

Name	2022 Annual Equity Awards ($)	2023 Annual Equity Awards ($)	2024 Annual Equity Awards ($)	2025 Annual Equity Awards ($)	Total ($)

Robert E. Sulentic(1)	1,929,158	16,523,906	32,872,229	26,790,669	78,115,962

(1)
Mr. Sulentic became retirement eligible in September 2018. Ms. Giamartino and Messrs. Kohli, Hodari, and Doellinger were not retirement eligible on December 31, 2025 and therefore are not included in the table above.

The foregoing amounts assume (i) the Core EPS Equity Awards granted in 2023 were earned at 60.1% of target (as certified by the Compensation Committee on February 27, 2025), (ii) the Core EPS Equity Awards granted in 2024 were earned at 200% of target (as certified by the Compensation Committee on February 27, 2025), (iii) the Relative TSR Equity Awards granted in 2024 are achieved at their “target” Relative TSR performance level, (iv) the Core EPS Equity Awards granted in 2025 were earned at 200% of target (as certified by the Compensation Committee on February 20, 2026), (v) the Relative TSR Equity Awards granted in 2025 are achieved at their "target" Relative TSR performance level, (vi) all awards were valued at the closing price of our common stock on December 31, 2025, which was $160.79 per share, and (vii) that Mr. Sulentic complied with the applicable non-competition, non-solicitation, and confidentiality covenants through all applicable vesting dates.

Qualifying Termination or Retirement Under CEO Strategic Equity Award Agreements

Any unvested portion of the CEO Strategic Equity Award is generally forfeited upon a termination of employment that occurs prior to the February 25, 2027 vesting date, and, in the case of the CEO rTSR Strategic Equity Award and the CEO rEPS Strategic Equity Award, the date on which the Compensation Committee certifies the applicable performance percentile ranking achieved (which certification will occur as soon as practicable, but in no event more than 90 days in the case of the CEO rTSR Strategic Equity Award and the CEO rEPS Strategic Equity Award, following the end of the five-year performance period for such RSUs).

However, the award agreements under which the CEO Strategic Equity Award was granted provide for continued or accelerated vesting of a pro rata amount of the unvested portion of those awards in the event of a termination due to (i) retirement or (ii) death, disability, by the company without cause or by Mr. Sulentic for good reason (collectively referred to hereafter as a “SEA Qualifying Termination”).

In summary:

CEO TIME VESTING STRATEGIC EQUITY AWARD

If Mr. Sulentic’s employment is terminated due to a SEA Qualifying Termination, then a pro rata portion of the award will vest on the date of termination determined based on the number of days he was employed during the five-year vesting period for the CEO Time Vesting Strategic Equity Award.

If a SEA Qualifying Termination occurs following a change in control of the company, then the CEO Time Vesting Strategic Equity Award will automatically vest on the date of such termination.

If Mr. Sulentic’s employment is terminated due to retirement at any time on or after the first anniversary of the grant date, then, so long as he has not breached any restrictive covenants to which they are subject, a pro rata portion of the awards will vest on the date of such termination (with the remaining awards being forfeited).

CEO rTSR STRATEGIC EQUITY AWARD

If Mr. Sulentic’s employment is terminated during the performance period and prior to a change in control of the company due to a SEA Qualifying Termination at any time or due to retirement at any time on or after the first anniversary of the grant date, then, so long as he has not breached any restrictive covenants to which they are subject, a pro rata portion of the CEO rTSR Strategic Equity Award will vest on the vesting measurement date, based on actual performance as of such date.

If a change in control of the company occurs during the performance period, then the performance period will end as of the closing date of the change in control, and the number of units that will be earned (and therefore remain eligible to vest following such change in control) will be determined in accordance with the original percentile ranking goals, but the closing date of the change in control will be used as the measurement date and the price per share payable in connection with such change in control will be the final value of the company’s Class A common stock. Any units that are so earned will vest on December 31, 2026 (subject to Mr. Sulentic’s continued employment on such date), or if Mr. Sulentic’s

CBRE 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS, AND AGREEMENTS	84

employment is terminated at any time following the change in control and prior to December 31, 2026, due to a SEA Qualifying Termination or due to retirement (so long as such retirement occurs on or after the first anniversary of the grant date), then any units so earned will vest on the date of such termination. Any portion of the CEO rTSR Strategic Equity Award not so earned will be automatically forfeited upon the closing of the change in control.

CEO rEPS STRATEGIC EQUITY AWARD

If Mr. Sulentic’s employment is terminated during the performance period and prior to a change in control of the company (due to a SEA Qualifying Termination or due to retirement on or after the first anniversary of the grant date), then, so long as Mr. Sulentic has not breached any restrictive covenants to which they are subject, a pro rata portion of the CEO rEPS Strategic Equity Award will vest on the vesting measurement date, based on actual performance as of such date.

If a change in control of the company occurs during the performance period, then the performance period will end as of the most recent quarter-end prior to the closing date of the change in control. The number of units that will be earned (and therefore remain eligible to vest following such change in control) will be determined in accordance with the original percentile ranking goals. However, the most recent quarter-end prior to the closing date of the change in control will be used as the measurement date for purposes of measuring the growth in Adjusted EPS over the performance period.

Any units that are so earned will vest on December 31, 2026 (subject to Mr. Sulentic’s continued employment on such date). If Mr. Sulentic’s employment is terminated at any time following the change in control and prior to December 31, 2026, due to a SEA Qualifying Termination or due to retirement (so long as such retirement occurs on or after the first anniversary of the grant date), then any units so earned will vest on the date of such termination.

Any portion of the CEO rEPS Strategic Equity Award not so earned will be automatically forfeited upon the closing of the change in control.

DEFINITIONS

“Cause” means the occurrence of any one or more of the following events by the grantee:

• conviction of (or plea of guilty or no contest to) a felony involving moral turpitude;

• willful and continued failure to substantially perform their designated duties or to follow lawful and authorized directions of the company after written notice from or on behalf of the company;

• willful misconduct (including willful violation of the company’s policies that are applicable to such grantee) or gross negligence that results in material reputational or financial harm to the company;

• any act of fraud, theft, or any material act of dishonesty by the grantee regarding the company’s business;

• a material breach of fiduciary duty to the company (including without limitation, acting in competition with, or taking other adverse action against, the company during the period of the grantee’s employment with the company, including soliciting our employees for alternative employment);

• any illegal or unethical act (inside or outside of such grantee’s scope of employment) by the grantee that results in material reputational or financial harm to the company;

• any material misrepresentation regarding personal and/or company performance and/or the company’s records for personal or family financial benefit;

• a material or systematic unauthorized use or abuse of corporate resources of the company for personal or family financial benefit; or

• a refusal to testify or cooperate in legal proceedings or investigations involving the company. For purposes of this definition, the “company” means the company and its subsidiaries and affiliates.

“Good reason” means the occurrence of any one or more of the following events without the grantee’s prior written consent:

• a material adverse change in the grantee’s duties or responsibilities (such that the compensation paid to the grantee would not continue to be deemed rational based on their revised duties or responsibilities);

• a reduction of more than 10% in the grantee’s base salary as in effect for the 12-month period immediately prior to such reduction, other than in connection with an across-the-board reduction of the base salaries of similarly situated employees or due to changes in the grantee’s duties and responsibilities with the grantee’s prior written consent;

• a reduction of more than 10% in the grantee’s annual target bonus as in effect immediately prior to such reduction or the grantee becoming ineligible to participate in bonus plans applicable to similarly situated employees, other than in connection with an across-the-board reduction of the annual target bonuses of similarly situated employees or due to

CBRE 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS, AND AGREEMENTS	85

changes in the grantee’s duties and responsibilities with the grantee’s prior written consent;

• the failure by the company to make any annual equity grant to the grantee or a reduction of more than 10% of the grantee’s annual equity grant as compared to the annual equity grant made to the grantee in the preceding fiscal year of the company, unless (A) a reduction of annual equity grants or a change in equity philosophy or practice occurs that does not disproportionately affect the grantee relative to other similarly situated employees who receive equity grants, or (B) such failure to grant or reduction of such grants occurs due to changes in the grantee’s duties and responsibilities with the grantee’s prior written consent;

• if the grantee is a participant in the Severance Plan, the failure of any successor to the company to assume the Severance Plan upon a change in control of the company; or

• a change in the grantee’s principal place of work to a location of more than 50 miles in each direction from their principal place of work immediately prior to such change in location, so long as such change increases the grantee’s commute from their principal residence by more than 50 miles in each direction and more than 3 times per week on average.

In order to resign for “good reason,” a grantee must provide a notice of termination to the company within 90 days of the initial existence of the facts or circumstances constituting such event, the company must fail to cure such facts or circumstances within 30 days after receipt of such notice and the date on which the grantee’s termination occurs must be no later than 30 days after the expiration of the cure period.

“Disability” has the same meaning it has under the Severance Plan and “retirement” has the same meaning it has for purposes of the company’s annual equity awards.

HYPOTHETICAL DECEMBER 31, 2025 TERMINATION DUE TO RETIREMENT

In the hypothetical event that Mr. Sulentic had terminated employment on December 31, 2025 due to retirement and irrespective of whether a change in control of the company had occurred prior to such hypothetical termination, he would have received (either immediately or over time, depending on the circumstances of the termination) the following in respect of his CEO Strategic Equity Award.

Name	Time Vesting Strategic Equity Award ($)	rTSR Strategic Equity Award ($)	rEPS Strategic Equity Award ($)	Total ($)

Robert E. Sulentic	3,049,382	3,235,577	3,235,577	9,520,536

HYPOTHETICAL DECEMBER 31, 2025 TERMINATION DUE TO SEA QUALIFYING TERMINATION (NO CHANGE IN CONTROL)

In the hypothetical event that Mr. Sulentic had terminated employment on December 31, 2025 due to a SEA Qualifying Termination, he would have received (either immediately or over time, depending on the circumstances of the termination) the following in respect of his CEO Strategic Equity Award:

Name	Time Vesting Strategic Equity Award ($)	rTSR Strategic Equity Award ($)	rEPS Strategic Equity Award ($)	Total ($)

Robert E. Sulentic	3,049,382	3,235,577	3,235,577	9,520,536

These amounts assume:

•
The level of performance achieved for both the CEO rTSR Strategic Equity Award and the CEO rEPS Strategic Equity Award will be the level which causes the target number of CEO rTSR Strategic Equity Award and CEO rEPS Strategic Equity Award to vest;
•
All awards were valued at the closing price of our common stock on December 31, 2025, which was $160.79 per share;
•
Mr. Sulentic complied with the applicable restrictive covenants through all applicable vesting dates; and
•
For each type of award, the actual number of awards that vested was determined using proration based on Mr. Sulentic’s service from February 25, 2022 to December 31, 2025.

HYPOTHETICAL DECEMBER 31, 2025 TERMINATION DUE TO SEA QUALIFYING TERMINATION (CHANGE IN CONTROL)

CBRE 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS, AND AGREEMENTS	86

In the hypothetical event that a change in control of the company had occurred on December 31, 2025 and Mr. Sulentic had terminated employment due to a SEA Qualifying Termination following such change in control, he would have received (either immediately or over time, depending on the circumstances of the termination) the following in respect of his CEO Strategic Equity Award:

Name	Time Vesting Strategic Equity Award ($)	rTSR Strategic Equity Award ($)	rEPS Strategic Equity Award ($)	Total ($)

Robert E. Sulentic	3,962,509	5,950,999	—	9,913,508

We have assumed that (i) all awards were valued at the closing price of our common stock on December 31, 2025, which was $160.79 per share and, for purposes of the CEO rTSR Strategic Equity Award, that this closing price was also the final value of the company’s Class A common stock for purposes of calculating the price per share payable in connection with the change in control and (ii) Mr. Sulentic complied with the applicable restrictive covenants through all applicable vesting dates.

CBRE 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION — CEO PAY RATIO	87

CEO Pay Ratio

In 2025, the ratio of CEO pay of $24,343,379 to median employee pay of $71,351 was 341:1.

As is permitted under SEC rules, we identified the median employee by examining the annual base salary for all individuals, excluding our CEO, who were employed by us at the end of 2025. We included all active and on-leave employees, whether employed on a full-time, part-time or seasonal basis. We did not make any adjustments or estimates with respect to annual base salary compensation, and we did not annualize compensation for any full-time employees that were not employed by us for all of 2025.

Under the de minimis exclusion, we excluded a total of not more than 5% of our employee population from the following countries: Argentina, Austria, Bahrain, Bangladesh, Belgium, Botswana, Bulgaria, Colombia, Costa Rica, Croatia, Czech Republic, Dominican Republic, Egypt, Finland, Greece, Guinea, Hungary, Iraq, Kenya, Luxembourg, Macau, Morocco, Mozambique, New Zealand, Nigeria, Norway, Oman, Pakistan, Panama, Peru, Portugal, Qatar, Romania, Russia, Rwanda, Serbia, Slovakia, Slovenia, South Africa, South Korea, Sri Lanka, Taiwan, Tanzania, Turkey, Uganda, Uruguay, Venezuela, and Zimbabwe.

We employed statistical sampling to identify a group of employees within 2.5% of the median based on annual base salary, then selected the median employee from this group. We then calculated 2025 CEO pay by adding the value of non-discriminatory benefits provided to Mr. Sulentic in 2025 to the amount in the “Total” column of our Summary Compensation Table included elsewhere in this Proxy Statement. We used the same methodology in calculating 2025 pay for the median employee.

We believe that our methodology results in a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. However, given the different methodologies that public companies will use to determine an estimate of their CEO pay ratio, the estimated CEO pay ratio reported above should not be used as a basis for comparison between us and other companies.

CBRE 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION — PAY VERSUS PERFORMANCE	88

Pay Versus Performance

Performance Measures

The most important financial performance measures that we use to link executive compensation actually paid to the NEOs for the most recently completed fiscal year to our performance are as follows:

•
Core Earnings per share (Core EPS)
•
Core EBITDA
•
Segment Operating Profit
•
Relative TSR
•
Relative Adjusted EPS Growth

Core EPS was selected as the company-selected measure for the Pay versus Performance table below because it has the strongest alignment with long-term shareholder value. Core EPS is used to determine the number of shares earned in 50% of our performance-based RSU program, which comprises a significant portion of our NEOs’ target pay opportunities.

2025 Pay Versus Performance Table

The table below shows the following information for the past five fiscal years: (i) “total” compensation for our NEOs for purposes of the “Summary Compensation Table” and shown on an average basis for the non-CEO NEOs; (ii) the “Compensation Actually Paid” (CAP) to our NEOs (calculated using rules required by the SEC) and shown on an average basis for the non-CEO NEOs; (iii) our total shareholder return (TSR); (iv) the TSR of our peer group; (v) our GAAP Net Income; and (vi) our Core EPS. CAP does not represent the value of cash and shares of the company’s common stock received by the NEOs during the applicable year, but rather is an amount calculated under SEC rules and includes, among other things, year-over-year changes in the value of unvested equity-based awards. As a result of the calculation methodology required by the SEC, the CAP amounts in the table below differ from compensation actually received by the NEOs and the compensation decisions described in the “Compensation Discussion and Analysis” discussion in this Proxy Statement.

Year	“Summary Compensation Table” Total for CEO(1) ($)	Compensation Actually Paid to CEO(2) ($)	Average “Summary Compensation Table” Total for Other NEOs(1) ($)	Average Compensation Actually Paid to Other NEOs(2) ($)	Company TSR(3) ($)	Peer Group TSR(3) ($)	GAAP Net Income ($ in thousands)	Core EPS ($)

2025	24,325,039	45,581,677	7,135,710	11,075,803	256.36	168.39	1,157,000	6.38

2024	21,556,187	49,646,136	6,415,263	10,396,173	209.33	141.65	968,000	5.10

2023	18,358,834	16,844,606	5,448,974	5,440,481	148.42	122.62	985,747	3.84

2022	25,912,100	1,749,522	5,259,697	(1,880,786)	122.70	104.23	1,407,370	5.69

2021	13,908,085	67,396,503	6,090,375	17,034,237	173.01	164.69	1,836,574	5.33

(1)
The CEO for each year reported was Robert E. Sulentic. The other NEOs for each year reported are as follows:
•
2025: Emma E. Giamartino, Vikram Kohli, Jamie Hodari, and Chad J. Doellinger
•
2024: Emma E. Giamartino, Vikram Kohli, Chad J. Doellinger, Daniel G. Queenan, and Chandra Dhandapani
•
2023: Emma E. Giamartino, Chandra Dhandapani, John E. Durburg, and Daniel G. Queenan
•
2022: Emma E. Giamartino, Chandra Dhandapani, John E. Durburg, Michael J. Lafitte, and Daniel G. Queenan
•
2021: Emma E. Giamartino, Leah C. Stearns, Chandra Dhandapani, Michael J. Lafitte, and Daniel G. Queenan

CBRE 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION — PAY VERSUS PERFORMANCE	89

(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine CAP as reported in the Pay Versus Performance table above. The following table details the applicable adjustments that that were made to determine CAP (all amounts are averages for the non-CEO NEOs)(A):

	2025

	CEO ($)	Average Other NEOs ($)

Summary Compensation Table Total

Minus Summary Compensation Table Value of Equity Granted in the Fiscal Year	19,023,324	4,507,899

Plus Year-end Fair Value of Unvested Equity Awards Granted in Fiscal Year	28,599,531	6,836,926

Plus (Minus) Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years that are Outstanding and Unvested at Year-End	11,008,931	1,572,573

Plus Fair Value at Vesting Date of Awards Granted and Vested in Fiscal Year	243,807	—

Plus (Minus) Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested During the Fiscal Year	427,693	38,493

Minus Fair Value at Prior Year-End of Awards Granted in Prior Years that are Forfeited During the Fiscal Year	—	—

Compensation Actually Paid	45,581,677	11,075,803

(A)
The fair values of unvested and outstanding equity awards to our NEOs were re-measured as of the end of each fiscal year, and as of each vesting date, during the 2021, 2022, 2023, 2024, and 2025 fiscal years. Fair values as of each measurement date were determined using valuation assumptions and methodologies (including volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant in accordance with ASC Topic 718.

(3)
TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2020. The Peer Group includes the following eight companies: JLL, a global commercial real estate services company publicly traded in the U.S., as well as the following companies that have significant commercial real estate or real estate capital markets businesses within the U.S. or globally, that in each case are publicly traded in the U.S. or abroad: Colliers International Group Inc. (CIGI), Cushman & Wakefield Ltd. (CWK), ISS A/S (ISS), Marcus & Millichap, Inc. (MMI), Newmark Group Inc. (NMRK), Savills plc (SVS.L), and Walker & Dunlop, Inc. (WD).

Relationship Between CAP and Performance Measures

As shown in the Pay Versus Performance table above:

•
CAP vs. CBRE’s TSR. Over the 2021-2025 period, our CEO and other NEOs’ CAP amounts were generally aligned with our TSR. CAP amounts were lower than Summary Compensation Table total compensation amounts in 2022 when our TSR was negative. In contrast, CAP amounts were significantly higher than Summary Compensation Table total compensation amounts in 2021, 2024, and 2025 when our TSR was strongly positive. In 2023, our CEO and other NEOs’ CAP amounts were slightly lower than Summary Compensation Table total compensation amounts, despite our positive TSR, driven primarily by our Core EPS performance versus internal goals, which resulted in lower numbers of shares vesting in our performance-based RSU program. Nonetheless, CBRE’s TSR has a strong impact on CAP amounts because the majority of our NEOs’ executive compensation is in the form of equity (82% for our CEO and 69%, on average, for our other NEOs, excluding strategic equity awards).
•
CAP vs. CBRE’s GAAP Net Income. Our GAAP Net Income is not correlated with CAP. The lack of correlation is primarily because CAP values for a given year are strongly influenced by year-over-year changes in our TSR, which do not always correlate to annual GAAP Net Income. In addition, GAAP Net Income is not a measure used in our incentive plans.
•
CAP vs. CBRE’s Core EPS. Our Core EPS increased each year from 2021 to 2022, then declined in 2023, and increased again in 2024 and 2025. CAP amounts fluctuated over the same time period, with lower CAP values in 2022, and higher CAP values in 2021, 2023, 2024, and 2025. The lack of correlation is partly because CAP values for a given year are strongly influenced by year-over-year changes in our TSR, which do not always correlate to annual Core EPS. Also, in our annual performance-based RSU program, Core EPS has been measured against internally-established goals on a two-year cumulative basis for grants made in 2021-2023, and on a one-year basis for grants made in 2024 and 2025. Because of the different measurement periods for the 2021-2023 awards (i.e., year-over-year change for CAP vs. two-year cumulative measurement for Core EPS in our annual performance-based RSU program), as well as the fact that the Core EPS

CBRE 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION — PAY VERSUS PERFORMANCE	90

goals are set versus internal budgets and not based on a fixed year-over-year growth rate, there is no correlation between Core EPS and CAP values for the five years shown in the table.
•
CBRE’s TSR vs. Peer Group TSR. The company’s indexed TSR outperformed the Peer Group indexed TSR in each year of the five-year period measured.

This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of company or individual performance. In particular, our Compensation Committee has not used CAP as a basis for making compensation decisions, nor does it use GAAP Net Income for purposes of determining incentive compensation. For a discussion of our executive compensation program objectives and the ways in which we align executive compensation pay with performance, see the section titled “Compensation Discussion and Analysis” included elsewhere in this Proxy Statement.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any of our company filings with the SEC, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CBRE 2026 PROXY STATEMENT	Proposal 4: STOCKHOLDER PROPOSAL REGARDING SPECIAL STOCKHOLDER MEETINGS	91

Proposal 4: Stockholder Proposal Regarding Special Stockholder Meetings

John Chevedden, residing at 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, and beneficial owner of 50 shares of CBRE common stock, has notified us that he intends to present Proposal 4 (set forth below) for stockholder consideration at our Annual Meeting. His proposal concerns the stock ownership threshold necessary for our stockholders to call special stockholder meetings. We refer to his proposal as “Proposal 4.” Mr. Chevedden’s proposal is printed below verbatim, and we have not endeavored to correct any erroneous statements or typographical errors contained therein. We are not responsible for the contents of this proposal.

Mr. Chevedden has submitted the following resolution:

Proposal 4—Reasonable Shareholder Ability to Call for a Special Shareholder Meeting

Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. Such a special shareholder meeting can be an easy to convene online shareholder meeting.

There shall be no unnecessary poison pill discriminatory rule to require ownership of shares for a specific period of time in order for shares to participate in calling for a special shareholder meeting and no unnecessary requirement that most such shareholders be record holders. This proposal includes that CBRE incorporates this right in its bylaws and that such bylaws be published on the CBRE website for easy access.

It is reasonable that 10% of shares have this right because there may be no shareholders of any company anywhere who have ever used this right at the challenging 25% stock ownership mark.

There has never been a company response to a proposal such as this that gave one example of a special shareholder meeting actually being held at a company that required 25% of shares outstanding to initiate. Thus the challenging 25% requirement seems too high and seems to make this current so-called right useless.

A reasonable shareholder right to call for a special shareholder meeting could incentivize CBRE directors to be more vigilant and more alert to face future headwinds like those that emerged in 2025:

Some financial analyses suggested that CBRE stock might be overvalued, scoring 0 out of 6 on certain valuation checks.

The primary headwind for CBRE has been the persistent macroeconomic uncertainty, including high interest rates, volatile credit conditions, and geopolitical unrest. These factors have caused investors to adopt a cautious approach, leading to a delay in the closing timeline for real estate transactions.

The Real Estate Investments (REI) segment has consistently been a weak point. In Q3 2025, revenues in this segment decreased 30% year-over-year. The investment management division’s operating profit also fell, reflecting the absence of significant carried interest fees compared to 2024.

CBRE 2026 PROXY STATEMENT	Proposal 4: STOCKHOLDER PROPOSAL REGARDING SPECIAL STOCKHOLDER MEETINGS	92

Data suggests that office conversions and demolitions will exceed new construction for the first time in 25 years, effectively shrinking the office footprint. This reflects an ongoing shift in demand and the need to manage substantial negative absorption of older office space.

CBRE Investment Management’s Q4 2025 outlook acknowledges a downside risk scenario referencing the 1978-1984 period of high inflation with weak growth, which could negatively impact real estate as cap rates expand and income growth lags inflation.

Please vote yes:

Reasonable Shareholder Ability to Call for a Special Shareholder Meeting - Proposal 4

Board Statement in Opposition to Proposal 4

Proposal 4 requests that stockholders have a “reasonable ability to call for a special shareholder meeting.” However, our company’s by-laws already grant our stockholders this right. Therefore, the Board unanimously recommends voting AGAINST Proposal 4 for these reasons:

•
Our stockholders have reviewed and voted on this issue five times before. Each time, they favored setting a higher threshold for calling special meetings.
o
At the 2016 Annual Meeting, stockholders compared a proposal from Mr. Chevedden to lower the threshold to 10% with a Board proposal for a 30% threshold. The majority supported the Board’s 30% threshold, which was then adopted.
o
Similarly, at the 2018 Annual Meeting, the same 10% proposal was presented alongside a Board proposal for a 25% threshold. An even greater percentage backed the Board’s 25% threshold, now in place.
o
Likewise, at the 2020, 2021, and 2022 Annual Meetings, Mr. Chevedden’s 10% threshold proposal was again considered and rejected each time with stockholders supporting the 25% threshold contained in CBRE’s by-laws.
•
The current 25% ownership threshold appropriately balances stockholder rights with necessary procedural safeguards, mitigating potential risks of misuse and corporate waste.
o
Special meetings come with significant costs, requiring considerable time and effort from the Board, management, and employees—resources that could instead be focused on running the business and building long-term value.
o
With our current ownership structure, a 10% threshold might let an individual or small group of stockholders call a meeting for purposes not shared by the wider stockholder base.
o
Maintaining a 25% threshold helps ensure there is sufficient support among stockholders before a special meeting is called.
o
Additionally, contrary to Mr. Chevedden’s claims, our by-laws do not require any holding period to request a special meeting, providing additional flexibility for stockholders to utilize this right.
•
The current ownership threshold of 25% is consistent with prevailing market standards.
o
The 10% threshold to convene a special meeting proposed by Mr. Chevedden is below the requirement set by most S&P 500 companies.
o
As of December 31, 2025, only 18% of S&P 500 companies that provide stockholders the right to call a special meeting have adopted a 10% threshold.
o
By comparison, more than half of S&P 500 companies that provide stockholders the right to call a special meeting have adopted a threshold at 25% or higher. Furthermore, the 25% threshold continues to be the most commonly implemented standard.
o
The Board maintains that the current 25% threshold is appropriate for our company and remains in line with broader market practices.
•
We offer meaningful ways for stockholders to interact with our leadership.
o
Our leaders regularly meet with stockholders to discuss strategy, performance, and business practices.
o
We maintain continuous engagement with stockholders year-round through our formal outreach program.

CBRE 2026 PROXY STATEMENT	Proposal 4: STOCKHOLDER PROPOSAL REGARDING SPECIAL STOCKHOLDER MEETINGS	93

o
We strongly believe that this commitment to ongoing dialogue with our stockholders provides our stockholders with significant opportunities to engage with the company.

In summary, the Board believes that it has already provided stockholders with the “reasonable ability to call for a special shareholder meeting,” and recommends a vote AGAINST this proposal.

Required Vote

Approval of this Proposal 4 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote thereon at our Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of the vote and so will have the same effect as a vote “AGAINST” this Proposal 4. A broker non-vote will not count as “present,” and so will have no effect in determining the outcome with respect to this Proposal 4.

RECOMMENDATION

The Board of Directors recommends a vote “AGAINST” this Proposal.

CBRE 2026 PROXY STATEMENT	STOCK OWNERSHIP — SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS	94

Stock Ownership

Security Ownership of Principal Stockholders

Based on information available to us as of March 23, 2026, the only stockholders known to us to beneficially own more than five percent of the outstanding shares of our common stock are (all percentages in the table are based on 293,140,748 shares of common stock outstanding as of March 23, 2026):

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

BlackRock, Inc.	28,009,132	(1)	9.6%

55 East 52nd Street

New York, New York 10055

(1)
Solely based on information in a Schedule 13G/A filed with the SEC on January 24, 2024 by BlackRock, Inc. The Schedule 13G/A indicates that as of December 31, 2023, BlackRock, Inc. was the beneficial owner of 28,009,132 shares of our common stock, with sole voting power as to 25,079,778 shares and sole dispositive power as to 28,009,132 shares of our common stock.

CBRE 2026 PROXY STATEMENT	STOCK OWNERSHIP — SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS	95

Security Ownership of Management and Directors

The following table below sets forth information as of the close of business on March 23, 2026 regarding the beneficial ownership of our common stock by: (i) each of our current directors and each director nominee; (ii) each of our executive officers named in the “Summary Compensation Table;” and (iii) all current directors, director nominees, and current executive officers as a group. Unless otherwise noted, the beneficial owners exercise sole voting and/or investment power over their shares. Further, unless otherwise noted, the business address of each of the persons named below is c/o CBRE Group, Inc., 2121 North Pearl Street, Suite 300, Dallas, Texas 75201. All percentages in the table are based on 293,140,748 shares of common stock outstanding as of March 23, 2026.

Name	Common Stock Beneficially Owned Directly or Indirectly(1)	Common Stock Acquirable Within 60 Days(2)	Total Common Stock Beneficially Owned(3)		Percentage of Shares of Common Stock Outstanding

Robert E. Sulentic	1,065,773	—	1,065,773	(4)	*

Emma E. Giamartino	32,780	—	32,780		*

Vikram Kohli	49,929	—	49,929		*

Jamie Hodari	1,617	—	1,617		*

Chad J. Doellinger	7,566	736	8,302		*

Brandon B. Boze	5,374	2,068	7,442		*

Vincent Clancy	—	—	—		*

Beth F. Cobert	26,199	2,068	28,267	(5)	*

Reginald H. Gilyard	19,823	2,068	21,891	(6)	*

Shira D. Goodman	20,130	2,068	22,198	(7)	*

Gerardo I. Lopez	43,562	2,068	45,630		*

Guy A. Metcalfe	4,543	2,068	6,611		*

Gunjan Soni	1,954	2,068	4,022		*

Sanjiv Yajnik	27,519	2,068	29,587	(8)	*

All current directors, director nominees, and current executive officers as a group (15 persons)	1,319,705	17,280	1,336,985		*

* Less than 1.0%

(1)
Includes shares over which the person currently holds or shares voting and/or investment power but excludes interests, if any, in shares held in the CBRE Stock Fund of our 401(k) Plan and the shares listed under “Common Stock Acquirable Within 60 Days.”
(2)
Includes shares that are deemed to be beneficially owned by virtue of the individual’s right to acquire the shares upon the exercise of outstanding restricted stock units within 60 days from March 23, 2026.
(3)
Unless otherwise indicated, each person has sole voting and investment power over the shares reported.
(4)
Mr. Sulentic directly holds 1,015,052 shares. An additional 50,731 shares are held by the Sulentic Family Foundation. Mr. Sulentic is a co-trustee of the Sulentic Family Foundation, but does not have any pecuniary interest in the shares held by the foundation.
(5)
Ms. Cobert is a co-trustee of the Cioth/Cobert Family Trust U/D/T dated June 5, 1996, which owns 26,199 of the shares reflected.
(6)
Mr. Gilyard is a co-trustee of the Gilyard Family Trust UDT March 27, 2015, which owns 19,823 of the shares reflected.
(7)
Ms. Goodman is a co-trustee of the Shira D. Goodman 2014 Family Trust DTD March 5, 2014, which owns 20,130 of the shares reflected.
(8)
Mr. Yajnik is a co-trustee of the Sanjiv Yajnik Revocable Trust, which owns 27,519 of the shares reflected.

CBRE 2026 PROXY STATEMENT	STOCK OWNERSHIP — SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	96

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require us to identify anyone who failed to file a required report or filed a late report during the most recent fiscal year. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that during the fiscal year 2025 all of our executive officers, directors, and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

CBRE 2026 PROXY STATEMENT	RELATED-PARTY TRANSACTIONS	97

Related-Party Transactions

Related-Party Transactions and Other Transactions Involving Our Officers and Directors

Vincent Clancy, one of our directors since January 2025, is the Chief Executive Officer and Chair of the Board of Directors of Turner & Townsend Limited (Turner & Townsend), one of our majority-owned subsidiaries. In that capacity, in 2025, Mr. Clancy received total remuneration from Turner & Townsend of approximately £770,921, consisting of salary of £694,250, a £12,250 car allowance and £64,421 in pension contributions. Mr. Clancy is expected to receive similar remuneration from Turner & Townsend in 2026, subject to inflation adjustments. In addition, Mr. Clancy is eligible to participate in the life insurance, private medical and permanent health insurance schemes offered by Turner & Townsend to United Kingdom-based employees. In 2025, Mr. Clancy’s benefit related to these schemes was valued at approximately £6,000. In 2025, Mr. Clancy also received a performance-vesting equity award of $5,000,000 from the company in his capacity as Chief Executive Officer and Chair of the Board of Directors of Turner & Townsend, granted 50% in relative TSR performance-vesting RSUs and 50% in Core EPS performance-vesting RSUs. In connection with his employment, Mr. Clancy and Turner & Townsend entered into an Executive Directors Service Agreement, dated as of April 4, 2008, governing the terms of Mr. Clancy’s employment, including his duties and compensation, and a Variation of Employment Agreement, dated as of July 21, 2021, pursuant to which Mr. Clancy agreed to certain post-termination confidentiality, non-competition and non-solicitation covenants. In addition, in connection with CBRE’s acquisition of an interest in Turner & Townsend, Mr. Clancy and CBRE Titan Acquisition Co. Limited, one of our wholly-owned subsidiaries, entered into a Restrictive Covenant Undertaking, dated as of July 26, 2021, pursuant to which Mr. Clancy agreed to certain non-competition and non-solicitation covenants for a period of 60 months from the closing of that acquisition.

Jamie Hodari, our Chief Executive Officer, Building Operations & Experience, and Chief Commercial Officer is party to a Restrictive Covenants Agreement with CBRE, Inc., a Delaware corporation and wholly-owned subsidiary of the company, dated January 13, 2025 (the Restrictive Covenants Agreement), which, among other things, provides for the non-solicitation and no-hire of certain company employees and restricts Mr. Hodari’s business activities related to flexible, collaborative and/or shared office space and related real estate-based services, all for a term of three-years. Mr. Hodari entered into the Restrictive Covenants Agreement prior to joining the company in his capacity as a shareholder of Industrious National Management Company LLC (Industrious) in connection with the company’s acquisition of Industrious.

Other than as described above, none of our executive officers or directors were involved in related-party transactions with us during 2025.

CBRE 2026 PROXY STATEMENT	RELATED-PARTY TRANSACTIONS	98

Review and Approval of Transactions with Interested Persons

We have operated under our Standards of Business Conduct since 2004. As part of our Standards of Business Conduct, our directors and employees are expected to make business decisions and take actions based upon our best interests and not based upon personal relationships or benefits.

Our Board has recognized that some transactions, arrangements, and relationships present a heightened risk of an actual or perceived conflict of interest and has adopted a written Policy Regarding Transactions with Interested Parties and Corporate Opportunities governing these transactions. This policy governs any transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of the following persons had or will have a direct or indirect material interest (other than relating to an employment relationship or transaction involving Board- or Compensation Committee-approved executive officer compensation):

•
our directors, nominees for director, or executive officers;
•
any beneficial owner of more than 5% of any class of our voting securities; and
•
any immediate family member of any of the foregoing natural persons.

Directors and executive officers are required to submit to our Chief Legal & Administrative Officer a description of any current or proposed transaction potentially covered by the policy in advance of participating in such transaction. Our Chief Legal & Administrative Officer is responsible for determining whether the proposed transaction is subject to our policy. If our Chief Legal & Administrative Officer deems such transaction subject to our policy, he will report such transaction to the Audit Committee. The Audit Committee (or in certain cases, the Chair of the Audit Committee) is responsible for evaluating and approving such transactions, and in doing so, the Audit Committee may take into account, among other factors that it deems appropriate, due inquiries of disinterested senior business leaders, disinterested directors, and legal counsel.

The policy is published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. The information contained on or accessible through our corporate website is not part of or incorporated by reference into this Proxy Statement.

CBRE 2026 PROXY STATEMENT	ANNUAL MEETING INFORMATION — HOW TO ATTEND THE ANNUAL MEETING	99

Annual Meeting Information

How to Attend the Annual Meeting

We will be hosting the Annual Meeting live via the internet on May 21, 2026 at 11:00 a.m. (Central Time). You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/CBRE2026. You will be able to attend the 2026 Annual Meeting from any location with internet connectivity. You will not be able to attend the 2026 Annual Meeting in person.

Appointing a proxy in response to this solicitation will not affect your right to attend the Annual Meeting and to vote during the Annual Meeting. Please note that if you hold your common stock in “street name” (that is, through a broker, bank, or other nominee), you will receive instructions from your broker, bank, or other nominee that you must follow in order to have your shares of common stock voted.

Stockholders may submit questions and comments before and during the meeting. During the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure will be posted on the virtual meeting web portal. To the extent time does not allow us to answer all of the appropriately submitted questions, we will answer them in writing on the Investor Relations page on our website at www.cbre.com, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

The Annual Meeting webcast will begin promptly at 11:00 a.m. (Central Time). We encourage you to access the meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 10:45 a.m. (Central Time), and you should allow ample time for the check-in procedures.

Voting Instructions and Information

How do stockholders participate in the virtual meeting?

To participate in the meeting, you must have the 16-digit number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail. You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/CBRE2026. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.

Will stockholders be able to participate in the virtual meeting on the same basis stockholders would be able to participate in an in-person annual meeting?

The virtual meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world that has internet connection at little to no cost.

We designed the format of the virtual meeting to ensure that stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation, and communication through online tools. We will take the following steps to ensure such an experience:

•
providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;

CBRE 2026 PROXY STATEMENT	ANNUAL MEETING INFORMATION — VOTING INSTRUCTIONS AND INFORMATION	100

•
providing stockholders with the ability to submit appropriate questions real-time via the meeting website; and
•
answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

How do I vote?

If you plan to attend the Annual Meeting, you may vote and submit questions while attending the meeting via live webcast. You will need the 16-digit number included on your Notice of Availability or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting. Shares held in your name as the stockholder of record may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/CBRE2026 during the meeting.

If your common stock is held in your name, there are three ways for you to vote by proxy:

•
If you received a paper copy of the proxy materials by mail, mail the completed proxy card in the enclosed return envelope;
•
Call 1-800-690-6903; or
•
Log on to the internet at www.proxyvote.com and follow the instructions at that site. The website address for internet voting is also provided on your Notice of Availability.

Telephone and internet proxy voting will close at 10:59 p.m. (Central Time) on May 20, 2026, unless you are voting common stock held in our 401(k) plan, in which case the deadline for voting is 10:59 p.m. (Central Time) on May 18, 2026. Proxies submitted by mail must be received prior to the meeting. Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your common stock:

•
FOR all of the nominees for director named in this Proxy Statement;
•
FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026; and
•
FOR the advisory approval of our named executive officer compensation for 2025.
•
AGAINST the stockholder proposal regarding special stockholder meetings.

If your common stock is held in the name of your broker, bank or other nominee, then you should receive separate instructions from the holder of your common stock describing how to vote your common stock.

Even if you plan to attend the Annual Meeting via live webcast, we recommend that you vote your common stock in advance as described above so that your vote will be counted if you later decide not to participate in the virtual Annual Meeting.

Stockholders entitled to vote

You may vote if you owned shares of our common stock as of March 23, 2026, which is the record date for the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of common stock that you owned on that date. As of March 23, 2026, we had 293,140,748 shares of common stock outstanding.

Matters to be presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, then proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, then proxies can vote your shares at the adjournment or postponement as well.

CBRE 2026 PROXY STATEMENT	ANNUAL MEETING INFORMATION — VOTING INSTRUCTIONS AND INFORMATION	101

Vote tabulation

Broadridge Financial Solutions, Inc., an independent third party, will tabulate the votes, and our Assistant Secretary will act as the inspector of the election.

Confidential voting

Your proxy card, ballot, and voting records will not be disclosed to us unless applicable law requires disclosure, you request disclosure, or your vote is cast in a contested election (which last exception is not applicable for the 2026 Annual Meeting). If you write comments on your proxy card, then your comments will be provided to us, but how you voted will remain confidential.

If you do not vote/effect of broker non-votes

If you are a stockholder of record, then your shares will not be voted if you do not provide your proxy, unless you attend the live webcast and vote online during the Annual Meeting.

If (i) you are the beneficial owner of shares held in the name of a broker, trustee, or other nominee, (ii) you do not provide that broker, trustee, or other nominee with voting instructions, (iii) such person does not have discretionary authority to vote on such proposal, and (iv) you do not attend the live webcast and vote online during the Annual Meeting, then a “broker non-vote” will occur. Under NYSE rules, brokers, trustees, or other nominees may generally vote on routine matters but cannot vote on non-routine matters. Our Proposal 2 (ratify the appointment of our independent registered public accounting firm for 2026) is the only proposal in this Proxy Statement that is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares. For all other proposals, broker non-votes are not considered “present,” and as such, broker non-votes will not affect the outcome of any such other proposals.

Vote levels required to pass an item of business

•
Quorum. Holders of a majority in voting power of the stock entitled to vote at the Annual Meeting must be present or represented by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by broker non-votes, as described above, and votes to “ABSTAIN” are counted as present and entitled to vote for purposes of determining a meeting quorum. No business may be conducted at the Annual Meeting if a quorum is not present. Stockholders attending the Annual Meeting through the live webcast will be considered present for the purposes of determining a meeting quorum.
•
Proposal 1—Elect Directors. Our by-laws require a “majority vote” requirement in uncontested director elections. Under this requirement, in order for a nominee to be elected in an uncontested election, the nominee must receive the affirmative vote of a majority of the votes cast on his or her election (i.e., votes cast “FOR” a nominee must exceed votes cast as “AGAINST”). In contested elections (i.e., elections involving director nominees submitted by our stockholders in accordance with our by-laws) directors are elected by a plurality of the votes cast. The “majority vote” requirement will apply at our Annual Meeting because our director nominee slate is “uncontested.” In addition, for the purposes of tabulating the results of director elections, shares that are not voted, votes to “ABSTAIN” and broker non-votes are not considered votes cast and so will not affect the election outcome. Under our by-laws, votes cast as “withheld” in uncontested elections are treated the same as votes cast “AGAINST” director nominees, whereas votes to “ABSTAIN” do not affect the election outcome. In order to minimize investor confusion, we have omitted the “withheld” voting option this year, and stockholders wishing to cast a negative vote for a director nominee should vote “AGAINST” such nominee.
•
All Other Proposals. Approval of the other proposals that do not relate to director elections (Proposal 1) requires the affirmative vote (i.e., a “FOR” vote) of a majority of the shares present or represented and entitled to vote thereon. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” these items, and a broker non-vote will have no effect in determining whether these items are approved. Our Proposal 2 (ratify the appointment of our independent registered public accounting firm for 2026) is the only proposal on which your broker is entitled to vote your shares if no instructions are received from you.

CBRE 2026 PROXY STATEMENT	ANNUAL MEETING INFORMATION — VOTING INSTRUCTIONS AND INFORMATION	102

Shares in the 401(k) plan

If you hold common stock in our 401(k) plan as of March 23, 2026, then the enclosed proxy card also serves as your voting instruction to Fidelity Management Trust Company, the trustee of our 401(k) plan, provided that you furnish your voting instructions over the internet or by telephone, or that the enclosed proxy card is signed, returned and received, by 10:59 p.m. (Central Time) on May 18, 2026. If your voting instructions are not received by such deadline, then Fidelity Management Trust Company will not vote the shares attributable to your 401(k) plan account.

The Board’s voting recommendations

•
FOR election of our Board-nominated slate of directors (see Proposal 1);
•
FOR the ratification of the appointment of KPMG LLP, an independent registered public accounting firm, to be the auditors of our annual financial statements for the fiscal year ending December 31, 2026 (see Proposal 2); and
•
FOR the advisory approval of our named executive officer compensation for 2025 (see Proposal 3).
•
AGAINST the stockholder proposal regarding special stockholder meetings (see Proposal 4).

Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the Board.

Revoking your proxy

You can revoke your proxy if your common stock is held in your name by:

•
Filing written notice of revocation before our Annual Meeting with our Chief Legal & Administrative Officer and Corporate Secretary, Chad J. Doellinger, at the address shown on the front of this Proxy Statement;
•
Signing a proxy bearing a later date and delivering it before our Annual Meeting; or
•
Attending the live webcast and voting online during the Annual Meeting.

If your common stock is held in the name of your broker, bank, or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your proxy.

Cost of proxy solicitation

We will bear the expense of soliciting proxies. In addition to mailing the notices and providing these proxy materials, our Board may solicit proxies on our behalf, and we will bear the expense of preparing, printing, and mailing this Proxy Statement and the proxies we solicit. Proxies may be solicited by mail, telephone, personal contact, and electronic means and may also be solicited by directors and officers in person, by the internet, by telephone, or by facsimile transmission, without additional remuneration.

We will also request brokerage firms, banks, nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by the internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.

CBRE 2026 PROXY STATEMENT	ANNUAL MEETING INFORMATION — STOCKHOLDER RECOMMENDATIONS OF DIRECTOR CANDIDATES	103

Stockholder Recommendations of Director Candidates

If you are a stockholder who would like to recommend a candidate for our Governance Committee to consider for possible inclusion in our 2027 proxy statement, you must send notice to Chad J. Doellinger, Chief Legal & Administrative Officer and Corporate Secretary, CBRE Group, Inc., 2121 North Pearl Street, Suite 300, Dallas, Texas 75201, by registered, certified, or express mail, and provide him with a brief biographical sketch of the recommended candidate, a document indicating the recommended candidate’s willingness to serve if elected, and evidence of your stock ownership. The Governance Committee or its chair will then consider the recommended director candidate in accordance with the criteria for director selection described under “Proposal 1—Elect Directors—Director Nomination Criteria.”

Stockholder Proposals and Board Nominees

If you would like to include a proposal for stockholder consideration in our 2027 proxy statement or bring business before our annual meeting of stockholders in 2027, you must send notice to: Chad J. Doellinger, Chief Legal & Administrative Officer and Corporate Secretary, CBRE Group, Inc., 2121 North Pearl Street, Suite 300, Dallas, Texas 75201, by registered, certified, or express mail and provide the required information and follow the other procedural requirements described below.

Stockholder Proposals for Inclusion in the 2027 Proxy Statement. Stockholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in our proxy materials to be distributed in connection with our 2027 annual meeting of stockholders must submit their proposals in accordance with that rule so that they are received by the Secretary at the address above no later than the close of business on December 4, 2026. If the date of our 2027 annual meeting is more than 30 days before or after May 21, 2027, then the deadline to timely receive such material shall be a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.

Stockholder Director Nominations for Inclusion in the 2027 Proxy Statement. Our by-laws permit any stockholder, or group of up to 20 stockholders, who has beneficially owned 3% or more of our outstanding common stock continuously for at least three years to submit director nominations to be included in our proxy materials.

The maximum number of director nominees included in our proxy under this process (known as “proxy access”) will be the greater of (i) 20% of the total number of directors serving in office at the deadline for nominations (rounded down to the nearest whole number) and (ii) two director nominees. The notice required to nominate a director for the 2027 annual meeting through this proxy access process must be delivered to (or mailed to and received at) the address above no later than February 20, 2027 and no earlier than January 21, 2027, unless our 2027 annual meeting of stockholders is to be held more than 30 days before, or more than 70 days after, May 21, 2027, in which case the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2027 annual meeting and not later than the close of business on the later of the 90th day prior to the 2027 annual meeting or the 10th day after public announcement of the date of the 2027 annual meeting is first made.

The notice must include the information required by our by-laws with respect to each proxy access director nomination that eligible stockholder or stockholders intend to present at the 2027 annual meeting and must otherwise be in compliance with our by-laws.

Other Stockholder Proposals or Nominations for Presentation at the 2027 Annual Meeting. If a stockholder wishes to bring business to a meeting for consideration other than a matter brought pursuant to SEC Rule 14a-8, the stockholder must give our Corporate Secretary written notice of the stockholder’s intent to do so and provide the information required by the provision of our by-laws dealing with stockholder proposals.

CBRE 2026 PROXY STATEMENT	ANNUAL MEETING INFORMATION — ELIMINATING PAPER AND DUPLICATIVE MATERIALS	104

In addition, our by-laws allow stockholders to nominate one or more persons for election as directors outside of the proxy access process described above (although doing so relieves the company of the obligation to include a director nominee in the proxy statement prepared for the relevant stockholders meeting). The notice of a proposal or director nomination must be delivered to (or mailed to and received at) the address above no later than February 20, 2027 and no earlier than January 21, 2027, unless our 2027 annual meeting of stockholders is to be held more than 30 days before, or more than 70 days after, May 21, 2027, in which case the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2027 annual meeting and not later than the close of business on the later of the 90th day prior to the 2027 annual meeting or the 10th day after public announcement of the date of the 2027 annual meeting is first made.

In the event that the number of directors to be elected at the annual meeting is increased and no public announcement naming all of the nominees or specifying the size of the increased Board has been made by February 10, 2027, then notice of a stockholder’s nomination to fill the new position or positions may be delivered to (or mailed to and received at) the address set forth above no later than the close of business on the 10th day after public announcement of such increase is first made.

The requirements for such stockholder’s notice are set forth in our by-laws, which are posted in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. To comply with SEC Rule 14a-19, the universal proxy rule, if a stockholder intends to solicit proxies in support of any director nominees other than those nominated by our Board or pursuant to the proxy access process, then such stockholder must provide notice to our Secretary that sets forth all the information required by SEC Rule 14a-19 and our by-laws by the advance notice deadlines set forth above. We will submit all candidates nominated by a stockholder pursuant to the procedures and requirements outlined in this section to the Governance Committee for its review, and this submission may include an analysis of the candidate from our management. Any stockholder making a nomination in accordance with the foregoing process will be notified of the Governance Committee’s decision. The information contained on or accessible through our corporate website is not part of or incorporated by reference into this Proxy Statement.

Eliminating Paper and Duplicative Materials

Internet availability—Under rules adopted by the SEC, we provide access to our proxy materials over the internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the Notice) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

Important Notice: Our 2026 Proxy Statement and Annual Report for the fiscal year ended December 31, 2025 are available free of charge on the Investor Relations page on our website at www.cbre.com. We will provide by mail, without charge, a copy of our Annual Report on Form 10-K at your request. Please direct all inquiries to our Investor Relations Department at CBRE Group, Inc., 2121 North Pearl Street, Suite 300, Dallas, Texas 75201, or by email at investorrelations@cbre.com.

Householding—Householding permits us to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If we household materials for future meetings, then only one copy of our Annual Report and Proxy Statement will be sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks, or other nominees) will household proxy materials for the Annual Meeting.

If you wish to receive a separate copy of the Annual Report and Proxy Statement or of future annual reports and proxy statements, then you may contact our Investor Relations Department by:

MAIL: At CBRE Group, Inc., Attention: Investor Relations, 2121 North Pearl Street, Suite 300, Dallas, Texas 75201,

TELEPHONE: Call (214) 863-3100, or

EMAIL: Send requests by e-mail to investorrelations@cbre.com.

If we did not household your proxy materials for the 2026 Annual Meeting but you would like us to do so in the future, please contact our Investor Relations Department by mail, telephone, or email as listed above.

CBRE 2026 PROXY STATEMENT	ANNUAL MEETING INFORMATION — INCORPORATION BY REFERENCE	105

Incorporation by Reference

The Audit Committee Report, the Compensation Committee Report and the disclosure contained herein under the heading “Pay Versus Performance” shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein. In addition, we are not including any information contained on or available through our corporate website or any other website that we may maintain as part of, or incorporating such information by reference into, this Proxy Statement.

Transfer Agent Information

Broadridge Corporate Issuer Solutions, Inc., or Broadridge, is the transfer agent for the common stock of CBRE Group, Inc. Broadridge can be reached at (855) 627-5086 or via email at shareholder@broadridge.com. You should contact Broadridge if you are a registered stockholder and have a question about your account, if your stock certificate has been lost or stolen, or if you would like to report a change in your name or address. Broadridge Corporate Issuer Solutions, Inc. can be contacted as follows:

Regular, Registered or Overnight Mail Broadridge Corporate Issuer Solutions, Inc. Attention: Interactive Workflow System 1155 Long Island Avenue Edgewood, New York 11717	Telephone Inquiries (855) 627-5086, or TTY for hearing impaired: (855) 627-5080 Foreign Shareowners: (720) 378-5662, or TTY Foreign Shareowners: (720) 399-2074 Website: www.shareholder.broadridge.com

CBRE 2026 PROXY STATEMENT	ANNEX A — RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES	A-1

Annex A

Reconciliation of Certain Non-GAAP Financial Measures

We use non-GAAP financial measures within this Proxy Statement. We provide below reconciliations to their corresponding financial measure computed in accordance with United States generally accepted accounting principles (U.S. GAAP). As described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, our Board and management use non-GAAP financial measures to evaluate our operating performance and for other discretionary purposes. The company believes these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected costs and charges that may obscure the underlying performance of our business and related trends. However, non-GAAP financial measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with U.S. GAAP.

1. Definitions

Core Adjusted Net Income and Core EPS exclude the effect of select items from GAAP net income and GAAP earnings per diluted share. Adjustments during the periods presented included non-cash amortization expense related to intangible assets attributable to acquisitions, interest expense related to indirect tax audits and settlements, write-off of financing costs on extinguished debt, impact of adjustments on non-controlling interest, integration and other costs related to acquisitions, carried interest incentive compensation expense to align with the timing of associated revenue, charges related to indirect tax audits and settlements, net results related to the wind-down of certain businesses, impact of fair value adjustments related to unconsolidated equity investments, business and finance transformation, non-cash pension buy-out settlement loss, costs associated with efficiency and cost-reduction initiatives, costs incurred related to legal entity restructuring, net fair value adjustments on strategic non-core investments, provision associated with Telford’s fire safety remediation efforts, and the tax impact of adjusted items and strategic non-core investments.

Core EBITDA represents earnings before the portion attributable to non-controlling interests, depreciation and amortization, asset impairments, net interest expense, write-off of financing costs on extinguished debt, income taxes, further adjusted for integration and other costs related to acquisitions, carried interest incentive compensation expense to align with the timing of associated revenue, charges related to indirect tax audits and settlements, net results related to the wind-down of certain businesses, impact of fair value adjustments related to unconsolidated equity investments, business and finance transformation, non-cash pension buy-out settlement loss, costs associated with efficiency and cost-reduction initiatives, costs incurred related to legal entity restructuring, net fair value adjustments on strategic non-core investments, and provision associated with Telford’s fire safety remediation efforts.

CBRE 2026 PROXY STATEMENT	ANNEX A — RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES	A-2

2. Core EPS

A reconciliation of net income computed in accordance with U.S. GAAP to Core adjusted net income, and to Core EPS, in each case for the fiscal years ended December 31, 2025 and 2024 is set forth below (dollars in millions, except share and per share data):

	Year Ended December 31,

	2025	2024

Net income attributable to CBRE Group, Inc.	$1,157	$968

Adjustments:

Non-cash amortization expense related to intangible assets attributable to acquisitions	226	199

Interest expense related to indirect tax audits and settlements	4	16

Write-off of financing costs on extinguished debt	2	—

Impact of adjustments on non-controlling interest	—	(18)

Integration and other costs related to acquisitions	303	93

Carried interest incentive compensation expense to align with the timing of associated revenue	10	8

Charges related to indirect tax audits and settlements	(1)	76

Net results related to the wind-down of certain businesses	74	—

Impact of fair value non-cash adjustments related to unconsolidated equity investments	2	9

Business and finance transformation	101	—

Non-cash pension buy-out settlement loss	147	—

Costs associated with efficiency and cost-reduction initiatives	—	259

Costs incurred related to legal entity restructuring	—	2

Net fair value adjustments on strategic non-core investments	(1)	117

Provision associated with Telford’s fire safety remediation efforts	132	33

Tax impact of adjusted items and strategic non-core investments	(236)	(191)

Core adjusted net income	$1,920	$1,571

Core EPS	$6.38	$5.10

Weighted average shares outstanding for diluted income per share	300,751,541	308,033,612

CBRE 2026 PROXY STATEMENT	ANNEX A — RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES	A-3

3. Core EBITDA

A reconciliation of net income computed in accordance with U.S. GAAP to Core EBITDA for the fiscal years ended December 31, 2025 and 2024 is set forth below (dollars in millions):

	Year Ended December 31,

	2025	2024

Net income attributable to CBRE Group, Inc.	$1,157	$968

Net income attributable to non-controlling interests	120	68

Net income	1,277	1,036

Adjustments:

Depreciation and amortization	729	674

Interest expense, net of interest income	216	215

Write-off of financing costs on extinguished debt	2	—

Provision for income taxes	317	182

Integration and other costs related to acquisitions	303	93

Carried interest incentive compensation expense to align with the timing of associated revenue	10	8

Charges related to indirect tax audits and settlements	(1)	76

Net results related to the wind-down of certain businesses	74	—

Impact of fair value non-cash adjustments related to unconsolidated equity investments	2	9

Business and finance transformation	101	—

Non-cash pension buy-out settlement loss	147	—

Costs associated with efficiency and cost-reduction initiatives	—	259

Costs incurred related to legal entity restructuring	—	2

Net fair value adjustments on strategic non-core investments	(1)	117

Provision associated with Telford’s fire safety remediation efforts	132	33

Core EBITDA	$3,308	$2,704

CBRE 2100 McKinney Avenue, Suite 1250 Dellas, Texas 75201

SCAN TO
VIEW MATERIALS & VOTE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88542-P46757

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CBRE GROUP, INC.

1. Elect Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Brandon B. Boze	☐	☐	☐
1b. Vincent Clancy	☐	☐	☐
1c. Beth F. Cobert	☐	☐	☐
1d. Reginald H. Gilyard	☐	☐	☐
1e. Shira D. Goodman	☐	☐	☐
1f. Gerardo I. Lopez	☐	☐	☐
1g. Guy A. Metcalfe	☐	☐	☐
1h. Gunjan Soni	☐	☐	☐
1i. Robert E. Sulentic	☐	☐	☐
1j. Sanjiv Yajnik	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2026.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation for 2025.	☐	☐	☐
The Board of Directors recommends you vote AGAINST the following proposal:	**For**	**Against**	**Abstain**
4. Stockholder proposal regarding our stockholders' ability to call special stockholder meetings.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SCAN TO CBRE GROUP, INC.VIEW MATERIALS & VOTEw C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. (Central Time) on May 20, 2026, unless you are voting shares held in CBRE Group, Inc.'s401(k) plan, in which case the deadline is 10:59 p.m. (Central Time) on May 18, 2026 (the "401(k) cut-off time"). Have your proxy card in hand when you access the website and follow the instructionsto obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CBRE2026 You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. (Central Time) on May 20, 2026 or the 401(k) cut-off time, as applicable. Have your proxy card in hand when youcall and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided orreturn it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submittedby mail must be received prior to the meeting date. V88542-P46757 CBRE GROUP, INC. The Board of Directors recommends you vote FOR the following proposal: 1.Elect Directors Nominees:ForAgainstAbstain 1a.Brandon B. Boze!!!The Board of Directors recommends you vote FOR the following proposals: ForAgainstAbstain1b.Vincent Clancy!!!2.Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2026. !!! 1c.Beth F. Cobert!!!3.Advisory vote to approve named executive officercompensation for 2025. !!! 1d.Reginald H. Gilyard!!!The Board of Directors recommends you vote AGAINST the following proposal: ForAgainstAbstain1e.Shira D. Goodman!!!4.Stockholder proposal regarding our stockholders' ability to call special stockholder meetings. !!! 1f.Gerardo I. Lopez!!!NOTE: To transact any other business properly introduced at the Annual Meeting. 1g.Guy A. Metcalfe!!! 1h.Gunjan Soni!!! 1i.Robert E. Sulentic!!! 1j.Sanjiv Yajnik!!! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com V88543-P46757 CBRE GROUP, INC. Annual Meeting of Stockholders May 21, 2026 11:00 a.m. (Central Time) This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Robert E. Sulentic and Emma E. Giamartino, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CBRE GROUP, INC. that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. (Central Time) on May 21, 2026 at www.virtualshareholdermeeting.com/CBRE2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Continued and to be signed on reverse side